                                       RESTATED
                               STOCK PURCHASE AGREEMENT

                                     BY AND AMONG

                                INTERIM SERVICES INC.,

                             CATAMARAN ACQUISITION CORP.

                                         AND

                        CORNERSTONE EQUITY INVESTORS IV, L.P.


                            DATED AS OF SEPTEMBER 26, 1997

                                   TABLE OF CONTENTS

                                                                        Page
                                                                        ----

1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.  SALE AND PURCHASE OF COMMON STOCK. . . . . . . . . . . . . . . . . . 10
    2.1   Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . 10
    2.2   Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.3   Suspended Transfer . . . . . . . . . . . . . . . . . . . . . . 10
    2.4   Payment of the Cash Purchase Price . . . . . . . . . . . . . . 12
    2.5   Scheduled Closing Date . . . . . . . . . . . . . . . . . . . . 12
    2.6   Time and Place of Closing, Simultaneity. . . . . . . . . . . . 12
    2.7   Seller's Obligations at Closing. . . . . . . . . . . . . . . . 12
    2.8   Buyer's Obligations at Closing . . . . . . . . . . . . . . . . 13
    2.9   Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . 14
    2.10  Further Assurances of Seller . . . . . . . . . . . . . . . . . 15
    2.11  Further Assurances of the Buyer Group. . . . . . . . . . . . . 15
    2.12  Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . 15


3.  REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . 15
    3.1   Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    3.2   Organization, Standing and Qualification; Subsidiaries . . . . 16
    3.3   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 16
    3.4   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.5   No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.6   Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    3.7   Financial Statements . . . . . . . . . . . . . . . . . . . . . 18
    3.8   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    3.9   Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    3.10  Leased Property. . . . . . . . . . . . . . . . . . . . . . . . 19
    3.11  Intellectual Property. . . . . . . . . . . . . . . . . . . . . 20
    3.12  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    3.13  Licensure. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    3.14  Certificates of Need . . . . . . . . . . . . . . . . . . . . . 22
    3.15  Medicare and Medicaid. . . . . . . . . . . . . . . . . . . . . 22
    3.16  Medicare/Medicaid Notices. . . . . . . . . . . . . . . . . . . 22
    3.17  Governmental Filings . . . . . . . . . . . . . . . . . . . . . 23
    3.18  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    3.19  Certain Changes or Events. . . . . . . . . . . . . . . . . . . 24
    3.20  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    3.21  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 25
    3.22  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.23  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.24  Books and Records. . . . . . . . . . . . . . . . . . . . . . . 26
    3.25  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.26  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    3.27  Environmental Matters. . . . . . . . . . . . . . . . . . . . . 26
    3.28  Franchisees. . . . . . . . . . . . . . . . . . . . . . . . . . 27
    3.29  Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . 27

    3.30  Sufficiency of Healthcare Assets . . . . . . . . . . . . . . . 27


4.  REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . 27
    4.1   Organization and Standing. . . . . . . . . . . . . . . . . . . 27
    4.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    4.3   No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . 28
    4.4   Investment Intent. . . . . . . . . . . . . . . . . . . . . . . 28
    4.5   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    4.6   Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . 28


5.  BUYER'S DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . 28
    5.1   Investigation. . . . . . . . . . . . . . . . . . . . . . . . . 28
    5.2   Franchise Matters. . . . . . . . . . . . . . . . . . . . . . . 28
    5.3   No Additional Representations. . . . . . . . . . . . . . . . . 29


6.  COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.1   Cause Conditions to be Satisfied . . . . . . . . . . . . . . . 29
    6.2   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.3   Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 29
    6.4   HSR Act Filing . . . . . . . . . . . . . . . . . . . . . . . . 29
    6.5   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . 30
    6.6   Employment Agreements. . . . . . . . . . . . . . . . . . . . . 30
    6.7   Notices to Third Parties . . . . . . . . . . . . . . . . . . . 30
    6.8   Access to Books and Records. . . . . . . . . . . . . . . . . . 30
    6.9   Franchisee Options . . . . . . . . . . . . . . . . . . . . . . 30


7.  COVENANTS OF SELLER. . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.1   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 31
    7.2   Cause Conditions to Be Satisfied . . . . . . . . . . . . . . . 31
    7.3   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    7.4   Access to Information. . . . . . . . . . . . . . . . . . . . . 32
    7.5   HSR Act Filing . . . . . . . . . . . . . . . . . . . . . . . . 32
    7.6   Licenses and Permits . . . . . . . . . . . . . . . . . . . . . 32
    7.7   Notices to Third Parties . . . . . . . . . . . . . . . . . . . 32
    7.8   Shared Facilities and Assets . . . . . . . . . . . . . . . . . 32
    7.9   Management Employment Agreements . . . . . . . . . . . . . . . 33


8.  CONDITIONS TO BUYER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . 33
    8.1   Representations, Warranties and Covenants. . . . . . . . . . . 33
    8.2   Conveyance . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    8.3   Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . 33
    8.4   No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 33
    8.5   No Material Adverse Change . . . . . . . . . . . . . . . . . . 33
    8.6   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    8.7   Resignations . . . . . . . . . . . . . . . . . . . . . . . . . 34
    8.8   Material Consents. . . . . . . . . . . . . . . . . . . . . . . 34
    8.9   Documents with Lenders . . . . . . . . . . . . . . . . . . . . 34

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    8.10  Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . 34


9.  CONDITIONS TO SELLER'S OBLIGATIONS . . . . . . . . . . . . . . . . . 34
    9.1   Representations, Warranties and Covenants. . . . . . . . . . . 34
    9.2   Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . 34
    9.3   No Injunction. . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.4   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    9.5   Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . 35


10. INDEMNIFICATION AND SURVIVAL . . . . . . . . . . . . . . . . . . . . 35
    10.1  Indemnification by Seller. . . . . . . . . . . . . . . . . . . 35
    10.2  Indemnification by Buyer . . . . . . . . . . . . . . . . . . . 35
    10.3  Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . 36
    10.4  Special Indemnity. . . . . . . . . . . . . . . . . . . . . . . 36
    10.5  Notice of Claims . . . . . . . . . . . . . . . . . . . . . . . 38
    10.6  Defense of Third Party Claims. . . . . . . . . . . . . . . . . 38
    10.7  No Consequential or Lost Profit Damages. . . . . . . . . . . . 39


11. TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    11.2  Procedure Upon Termination . . . . . . . . . . . . . . . . . . 40
    11.3  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 40
    11.4  Effect of Suspended Transfer . . . . . . . . . . . . . . . . . 40
    11.5  Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . 40


12. COVENANTS NOT TO COMPETE . . . . . . . . . . . . . . . . . . . . . . 41
    12.1  Seller's Covenants . . . . . . . . . . . . . . . . . . . . . . 41
    12.2  Buyer Group's Covenants. . . . . . . . . . . . . . . . . . . . 42
    12.3  Reasonableness of Restrictions . . . . . . . . . . . . . . . . 43


13. EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 43
    13.1  Current and Continued Employees. . . . . . . . . . . . . . . . 43
    13.2  Positions Offered to Current Employees . . . . . . . . . . . . 44
    13.3  Terms of Employment. . . . . . . . . . . . . . . . . . . . . . 44
    13.4  Recognition of Seniority . . . . . . . . . . . . . . . . . . . 44
    13.5  Employee Information Sharing . . . . . . . . . . . . . . . . . 45


14. POST-CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . 45
    14.1  Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    14.2  Renewal of Guaranteed Items. . . . . . . . . . . . . . . . . . 45
    14.3  Financial and Accounting Records . . . . . . . . . . . . . . . 45
    14.4  INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . 45
    14.5  Intercompany Agreements. . . . . . . . . . . . . . . . . . . . 45
    14.6  Tax Election . . . . . . . . . . . . . . . . . . . . . . . . . 46
    14.7  National Advertising Contracts . . . . . . . . . . . . . . . . 46
    14.8  Interim Healthcare System. . . . . . . . . . . . . . . . . . . 46

    14.9  Regulatory Changes . . . . . . . . . . . . . . . . . . . . . . 46


15. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    15.1  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    15.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    15.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    15.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 49
    15.5  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 49
    15.6  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 49
    15.7  Successors and Assigns . . . . . . . . . . . . . . . . . . . . 49
    15.8  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 49
    15.9  Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . . . 49

                                       EXHIBITS


Number                 Title
------                 -----


2.3(b)                 IHNY Note
2.9(a)                 Employee Procedures Agreement
2.9(b)                 Tax Procedures Agreement
2.9(c)                 Insurance Procedures Agreement
2.9(e)                 Transitional Services Agreement
2.9(g)                 IHNY Management Agreement
2.9(h)                 IHNY Transitional Consultative Agreement
14.7                   Assignment and Assumption of Healthcare National
                       Advertising

                                      SCHEDULES


Number                 Title
------                 -----


1.38                   Healthcare Assets and Excluded Assets
1.39                   Interim Healthcare System
1.44                   Healthcare Liabilities and Excluded Liabilities
2.9(d)                 Intellectual Property License
3.1                    Ownership
3.2(b)                 Incorporation and Foreign Qualification
3.2(c)                 Investments/Dividends
3.3(a)                 Capitalization
3.3(b)                 Obligations of Transferred Entities
3.5                    Conflicts
3.6                    Liens
3.7                    Financial Statements
3.8(a)                 Contracts
3.8(b)                 Contract Status
3.9                    Healthcare Permits
3.10                   Leased Property
3.11(a)(i)             Owned Healthcare Intellectual Property
3.11(a)(ii)            Licensed Healthcare Intellectual Property
3.11(a)(iii)           Shared Healthcare Intellectual Property
3.11(b)                Healthcare Intellectual Property Proceedings
3.11(c)                Healthcare Intellectual Property Licenses to Third
                       Parties
3.11(d)                Healthcare Intellectual Property Assets Status
3.11(e)                Healthcare Intellectual Property Issues
3.11(g)                Healthcare Intellectual Property Third Party Issues
3.12                   Taxes
3.13                   Healthcare Licensure Exceptions
3.14                   Certificates of Need States
3.15(a)                Provider Numbers
3.15(b)                Medicaid Offices
3.16(a)                Medicare and Medicaid Matters
3.16(b)                Medicare and Medicaid Issues
3.16(c)                Franchise Operations - Investigations
3.17                   Governmental Filings - Healthcare
3.18                   Compliance
3.19                   Certain Changes or Events
3.20                   Litigation
3.21(a)                Employee Benefit Plans
3.21(a)(i)             ERISA Matters
3.21(a)(ii)            Termination Benefits


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3.21(b)                Management Employment Agreements
3.22                   Labor Matters
3.23                   Insurance
3.25                   Bank Accounts
3.27(a)                Environmental Matters
3.27(b)                Environmental Proceedings
3.28                   Franchisee Matters
8.7                    Resigning Officers and Directors
10.4                   Therapy Student Receivable Reserves
13.1                   Current Employees

                                       RESTATED
                               STOCK PURCHASE AGREEMENT


          THIS RESTATED STOCK PURCHASE AGREEMENT ("Agreement"), made and entered into as of September 26, 1997 by and among Interim Services Inc., a Delaware corporation ("Seller") and Catamaran Acquisition Corp., a Delaware corporation ("Buyer"), and Cornerstone Equity Investors IV, L.P. ("Cornerstone"), a Delaware limited partnership, restates that certain agreement ("Original Agreement") entered into by and among the foregoing parties as of June 29, 1997, as amended by the First Amendment thereto, dated as of September 26, 1997.

                                       RECITALS

          (i) The Healthcare Business (as herein defined) is currently conducted by Seller, directly and through certain of its wholly-owned subsidiaries, including IHI, IHNY and the Transferred Subsidiaries (as herein defined).

          (ii) Seller desires to sell the Healthcare Business to Buyer and Buyer desires to purchase the Healthcare Business from Seller.

          (iii) Prior to the Closing, Seller will have completed the transfer of all of the assets of the Healthcare Business held directly by it to the Transferred Companies, including all of the outstanding common stock of the Transferred Subsidiaries, and the sale of the Healthcare Business to Buyer will be effected by means of a sale by Seller and purchase by Buyer of all of the outstanding capital stock of the Transferred Companies pursuant to the terms and conditions of this Agreement (all capitalized terms as defined herein).

          (iv) Cornerstone is a party to this Agreement solely for purposes of the obligations set forth in Section 11.5.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                      AGREEMENT

          1. DEFINITIONS. For purposes of this Agreement, including the Exhibits and Schedules hereto, the defined terms set forth in this Section 1 shall have the meanings set forth herein. All Section numbers, and Exhibit and Schedule references, used in this Agreement refer to Sections of this Agreement, and Exhibits and Schedules attached hereto or delivered simultaneously herewith, unless otherwise specifically described.

               1.1 "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of Law.

               1.2 "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments hereto and thereto, all of which are hereby incorporated herein by reference.

               1.3   "Ancillary Agreements" means the agreements described in
     Section 2.9.

               1.4 "Business Day" means a day that is not a Saturday, Sunday nor a day on which banks are permitted to be closed in New York City.

               1.5 "Business Employees" means the employees of the Transferred Entities but excludes such employees whose principal function is that of a provider of healthcare services.

               1.6 "Buyer" means Catamaran Acquisition Corp., a Delaware corporation.

               1.7 "Buyer Group" means, collectively, Buyer and its direct and indirect subsidiaries and, at any time after the respective Closings, the Transferred Entities.

               1.8 "Buyer Indemnitees" means Buyer, the other members of the Buyer Group and their respective officers, directors, employees and agents.

               1.9   "Buyer's Claim" has the meaning set forth in Section 10.3.

               1.10 "Closing" means the actions described in Sections 2.4 through 2.9 to be taken by Buyer and Seller and their respective affiliates in connection with the acquisition of the Healthcare Business by Buyer pursuant to this Agreement.

               1.11  "Closing Date" means the date on which the Closing occurs.

               1.12 "Code" means the Internal Revenue Code of 1986, as amended.

               1.13 "Confidentiality Agreement" means that confidentiality agreement entered into by Buyer and Alex. Brown & Sons Incorporated, as agent for Seller, dated April 10, 1997, which is hereby incorporated into this Agreement.

               1.14  "Continued Employees" has the meaning specified in
     Section 13.1(b).

               1.15 "Contracts" means the contracts related to the Healthcare Business as described in Section 3.8.

               1.16 "Conveyance" means the transfer and assignment of the Parent Healthcare Assets and the Parent Healthcare Liabilities from the Seller Group to IHI and IHI's assumption thereof to occur prior to the Closing, as set forth in Section 8.2.

               1.17 "Cornerstone" means Cornerstone Equity Investors IV, L.P., a Delaware limited partnership.

               1.18  "Current Employees" has the meaning specified in
     Section 13.1(a).

               1.19 "Damages" means claims, losses, penalties, fines, damages, liabilities and expenses, including without limitation, Specified Damages, settlement costs and any Litigation Expenses. When used in Section 10 of this Agreement, "Damages" excludes incidental, indirect or consequential damages, and damages for lost profits.

               1.20  "DOJ" means the U.S. Department of Justice.

               1.21 "EBITDA" means the net income of IHNY before income taxes, depreciation and amortization, all as determined in accordance with GAAP consistently applied.

               1.22  "Effective Time" means 11:59 p.m. on the Closing Date.

               1.23 "Employee Procedures Agreement" means the Ancillary Agreement referred to in Section 2.9(a).

               1.24 "Environmental Laws" means any and all Laws and governmental standards relating to health, safety, pollution or the environment (including without limitation the handling of substances) applicable to the Healthcare Business and the Transferred Entities that are in effect on or prior to the Closing Date.

               1.25  "Environmental Property" has the meaning set forth in
     Section 3.27.

               1.26  "Ending EBITDA" has the meaning set forth in
     Section 2.3(g).

               1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               1.28  "INHY" Note has the meaning set forth in Section 2.3(b).

               1.29  "Excluded Assets" has the meaning set forth in
     Schedule 1.38.

               1.30  "Excluded Liabilities" has the meaning set forth in
     Schedule 1.44.

               1.31 "Franchise Agreements" means the various franchise and license agreements, and all amendments or modifications thereto, by and between Seller and the Franchisees with respect to the Healthcare Business, as listed in Schedule 3.8(a).

               1.32 "Franchisees" means the franchisees and licensees that are parties to the Franchise Agreements.

               1.33  "FTC" means the U.S. Federal Trade Commission.

               1.34  "GAAP" means generally accepted accounting principles.

               1.35 "Governmental Entity" means any court, tribunal, administrative agency or commission, or other governmental or regulatory authority, domestic or foreign, of competent jurisdiction, including but not limited to agencies, departments, boards, commissions or other instrumentalities of any country or any political subdivisions thereof.

               1.36 "Hazardous Materials" means any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos fibers, or industrial wastes or other hazardous materials, including, without limitation, those defined in any Environmental Law.

               1.37 "HCFA" means the Health Care Financing Administration of the U.S. Department of Health and Human Services.

               1.38 "Healthcare Assets" means all those assets owned by the Transferred Entities that are used in the Healthcare Business and the Parent Healthcare Assets (other than Excluded Assets), as described in
     Schedule 1.38, and as reflected in the Healthcare Financial Statements.

               1.39 "Interim Healthcare System" means the software system as developed as of the Closing Date for use in the Healthcare Business and which is included in the Healthcare Assets, as set forth on Schedule 1.39.

               1.40 "Healthcare Business" means the business conducted by Seller and the Transferred Entities of providing (a) home healthcare services; (b) staffing with physicians; professional and paraprofessional nurses; speech, physical and occupational therapists; medical social workers; nursing aides, assistants and companions; personal care attendants; home health aides; and similar or related health care service workers; (c) home intravenous therapy and related goods and services; (d) durable medical equipment and related goods and services; (e) private duty services of nurses and other skilled and unskilled workers to assist the sick, infirm or aged in facilities and homes; (f) certain other similar services in the healthcare industry; and
     (g) the franchising or licensing of third parties to provide any of the foregoing. The "Healthcare Business" does not include any other business conducted by Seller or any other business conducted by its subsidiaries that are not Transferred Entities.

               1.41 "Healthcare Executives" means James H. Booth, Kathleen A. Gilmartin, Paul H. Haggard and Raphael D. Umansky.

               1.42 "Healthcare Financial Statements" has the meaning set forth in Section 3.7.

               1.43 "Healthcare Intellectual Property Assets" means that subset of the Intellectual Property Assets that Seller uses exclusively in the Healthcare Business, as described in Section 3.11(a).

               1.44 "Healthcare Liabilities" means liabilities of the Healthcare Business, as described in Schedule 1.44.

               1.45 "Healthcare National Advertising Contracts" means those agreements contained (a) in certain Franchise Agreements or (b) in separate contracts entered into between Seller and certain Franchisees with respect to such Franchisees' existing franchises, pursuant to which such Franchisees participate in, and contribute to, Seller's national advertising program.

               1.46 "Healthcare Permits" means the permits, licenses and governmental authorizations used in the Healthcare Business, as currently operated by Seller and the Transferred Entities.

               1.47 "Hertz Matters" means any claims, penalties, litigation, proceedings or judgments asserted against any member of the Buyer Group and that arise under, or relate to, the provision of services under the Medicare or Medicaid programs in Broward, Dade and Monroe Counties, Florida by the Franchisee who operated in such counties for periods ending on February 28, 1997.

               1.48 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               1.49 "IHI" means Interim Healthcare Inc., a Florida corporation and wholly-owned subsidiary of Seller.

               1.50 "IHI Shares" means the outstanding shares of capital stock of IHI, all of which are owned by Seller.

               1.51 "IHNY" means Interim Healthcare of New York Inc., a New York corporation and wholly-owned subsidiary of Seller.

               1.52 "IHNY Management Agreement" means the Ancillary Agreement referred to in Section 2.9(g).

               1.53 "IHNY Purchase Price" means an amount equal to $15,410,000 which represents that portion of the Purchase Price allocable to the IHNY Shares.

               1.54 "IHNY Shares" means the outstanding shares of capital stock of IHNY, all of which are owned by Seller.

               1.55 "IHNY Transitional Consultative Agreement" means the Ancillary Agreement referred to in Section 2.9(h).

               1.56 "Indemnified Party" means a party seeking indemnification pursuant to Section 10.

               1.57 "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 10.

               1.58 "Insurance Procedures Agreement" means the Ancillary Agreement referred to in Section 2.9(c).

               1.59 "Intellectual Property Assets" means all patents, patent applications, trademarks, service marks, trade names, corporate names, logos, slogans, goodwill, copyrights, trade secrets, confidential information, inventions, ideas, know-how, customer and supplier lists, designs, proposals, computer data, documentation and software, financial and accounting data, business and marketing plans and all other of the intellectual property assets used in the Healthcare Business, including but not limited to those described in Section 3.11(a).

               1.60 "Intellectual Property License Agreement" means the Ancillary Agreement referred to in Section 2.9(d).

               1.61 "Knowledge of the Seller Executives" means the actual knowledge of such individuals on the date of this Agreement or on the Closing Date, as applicable.

               1.62 "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, order, judgment or decree.

               1.63  "Leases" has the meaning set forth in Section 3.10.

               1.64 "Liens" means all liens, claims, charges, pledges, security interests, pre-emptive rights, rights of first refusal, encumbrances and restrictions.

               1.65 "Litigation Expenses" means reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations with respect to, or the prosecution or defense of, any Buyer's Claim or Seller's Claim.

               1.66 "Management Employment Agreements" means those employment agreements designated as "Management Employment Agreements" in
     Schedule 3.21(b).

               1.67 "Material Adverse Change" or "Material Adverse Effect" means any change or effect that, individually or in aggregate, is materially adverse to the financial condition, business or results of operations of the Healthcare Business taken as a whole.

               1.68  "Medicaid" means Title XIX of the Social Security Act.

               1.69  "Medicare" means Title XVIII of the Social Security Act.

               1.70 "Medicare/Medicaid Obligations" means any current or future claims by HCFA, the fiscal intermediary of Seller or any Transferred Entity, or by any Medicare or Medicaid program applicable to the Healthcare Business, against any of the Transferred Entities or Seller with respect to the Healthcare Business for amounts due to such Medicare or Medicaid programs in connection with goods or services provided for any periods ending on or prior to the Closing Date.

               1.71  "Multiemployer Plan" has the meaning set forth in
     Section 3(37) of ERISA.

               1.72  "PBGC" means the Pension Benefit Guaranty Corporation.

               1.73  "Notice of Claim" has the meaning set forth in
     Section 10.5.

               1.74 "ordinary course of business" or any phrase of similar import or other limitation means an action that is recurring in nature, and taken in the ordinary course of the normal day-to-day operations of such entity to the extent and only to the extent such action is consistent with the past practices of an entity.

               1.75 "Parent Healthcare Assets" means all those assets owned by the Seller Group, other than the Transferred Entities, and used exclusively and directly in the Healthcare Business, to be assigned to the Transferred Companies prior to the Closing pursuant to the Conveyance.

               1.76 "Parent Healthcare Liabilities" means those certain liabilities of Seller related to the Healthcare Business to be assigned to and assumed by the Transferred Companies prior to the Closing pursuant to the Conveyance.

               1.77  "Personal Property Leases" has the meaning set forth in
     Section 3.10.

               1.78  "Plan" has the meaning set forth in Section 3.21(a).

               1.79 "Purchase Price" means the cash purchase price to be paid for the Transferred Shares pursuant to Section 2.2.

               1.80  "Real Property Leases" has the meaning set forth in
     Section 3.10.

               1.81 "Scheduled Closing Date" means the date scheduled for the Closing.

               1.82 "Securities Act" means The Securities Act of 1933, as amended.

               1.83 "Seller" means Interim Services Inc., a Delaware corporation.

               1.84 "Seller Executives" means Roy G. Krause, Robert E. Livonius, Raymond Marcy and John B. Smith.

               1.85 "Seller Group" means Seller, its wholly-owned subsidiaries other than the Transferred Entities and, prior to the respective Closings, the Transferred Entities.

               1.86 "Seller Indemnitees" means Seller, the other members of the Seller Group and their respective officers, directors, employees and agents.

               1.87 "Seller's Continuing Business" has the meaning set forth in Section 12.2.

               1.88 "Separate Covenant" means the individual covenants against competition, as described in Sections 12.1 and 12.2.

               1.89  "Specified Damages" has the meaning set forth in
     Section 10.4.

               1.90  "Suspended Transfer" has the meaning set forth in
     Section 2.3(a).

               1.91 "Tax" or "Taxes" means any federal, state, local or foreign income tax (including any alternative or add-on minimum tax) or franchise tax based on net income, any sales, use, excise, gross receipts or value added tax, any intangibles tax, or any tax on real or personal property, any profits, capital, premium, occupational, production, severance, ad valorem, occupancy, stamp, transfer, unemployment insurance, social security, disability, workers' compensation, customs, withholding or other tax, duty or similar governmental charge or any deposit required to be made thereof or with respect thereto, including all interest and penalties thereon and additions thereto.

               1.92 "Tax Procedures Agreement" means the Ancillary Agreement referred to in Section 2.9(b).

               1.93 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               1.94 "Taxing Authority" means any Governmental Entity responsible for the imposition of Taxes.

               1.95  "Termination/IHNY" has the meaning set forth in
     Section 2.3(e).

               1.96 "Therapy Students" means those individuals who have signed an agreement with any of the Transferred Entities whereby they receive loans and partial advances of tuition from such Transferred Entity for their education in physical therapy in exchange for their agreement to remain employed by such Transferred Entity for a specified time period following licensure in the United States.

               1.97 "Third Party Claims" means any and all claims, demands, suits, actions or proceedings by any person or entity, other than members of the Buyer Group or the Seller Group, that could give rise to a right of indemnification under Section 10.

               1.98 "Transaction Documents" means this Agreement, the Ancillary Agreements and all other documents executed at the Closing.

               1.99 "Transactions" means the transactions contemplated by this Agreement and the other Transaction Documents, but excluding the Conveyance.

               1.100 "Transferred Companies" means IHI and IHNY.

               1.101 "Transferred Entities" means the Transferred Companies and the Transferred Subsidiaries.

               1.102 "Transferred Shares" means the IHI Shares and the IHNY Shares.

               1.103 "Transferred Subsidiaries" means Interim Occupational Health, Inc., Interim Assisted Care, Inc., Interim Physicians, Inc., and Interim Assisted Care (Hawaii), Inc., each a wholly-owned, direct or indirect, subsidiary of Seller.

               1.104 "Transitional Services Agreement" means the Ancillary Agreement referred to in Section 2.9(e).

               1.105 "Base EBITDA" has the meaning set forth in Section 2.3(g).

               1.106 "Section 3.16 Damages" means Damages resulting from any inaccuracy of the representations or breach of the warranties set forth in
     Section 3.16 but does not include any Identified Section 3.16 Damages.

               1.107 "Hertz Matters Damages" has the meaning set forth in
     Section 10.4(b).

               1.108 "Identified Section 3.16 Damages" means Damages incurred by Buyer or any other Buyer Indemnitee in connection with the matters set forth on Schedule 3.16(b).

               1.109 "Litigation Expenses" means reasonable attorneys' fees of outside counsel and other costs and expenses payable to third parties incident to proceedings or investigations with respect to, or the prosecution or defense of, any Buyer's Claim, Seller's Claim or any other matter with respect to which a party is entitled to receive indemnification pursuant to Section 10.

               1.110 "National Advertising Program" means Seller's national advertising program in which certain Franchisees participate.

               1.111 "Optionees" shall have the meaning set forth in Section
     6.9.

               1.112 "Option Agreement" shall have the meaning set forth in
     Section 6.9.

               1.113 "Teske Damages" shall have the meaning set forth in
     Section 10.4(e).

          2.   SALE AND PURCHASE OF COMMON STOCK.

               2.1 PURCHASE OF SHARES. At the Closing, on the terms and subject to the conditions of this Agreement, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the IHI Shares and the IHNY Shares. The Transferred Shares shall be conveyed free and clear of all Liens (except as described herein).

               2.2 PURCHASE PRICE. In consideration of Seller's sale, assignment, transfer and delivery of the Transferred Shares to Buyer, Buyer shall pay to Seller aggregate consideration in the amount equal to $134,000,000 as follows: $118,590,000 in cash and $15,410,000 in the form of the IHNY Note.

               2.3 SUSPENDED TRANSFER. If all of the conditions to the obligations of Buyer set forth in Section 8 have been fulfilled, but Buyer is unable to complete the purchase of the IHNY Shares because it has not obtained all the necessary consents or approvals of the appropriate Governmental Entities, the Closing with respect to the purchase of the IHNY Shares shall be suspended, as described below and the Closing with respect to the purchase of the IHI Shares shall proceed on the Scheduled Closing Date.

                     (a) At the Closing, Seller shall complete the sale of the IHI Shares to Buyer but shall not convey the IHNY Shares to Buyer, which transfer and assignment shall be suspended (a "Suspended Transfer"). The existence of a Suspended Transfer shall not otherwise affect any of the actions of the parties to be taken at the Closing or their respective obligations under this Agreement, except as specifically provided in this Section 2.3.

                     (b) At the Closing, (i) Buyer shall pay to Seller the full amount of the Purchase Price, less the amount of the IHNY Purchase Price; (ii) Buyer shall assign all of its rights and obligations to purchase the IHNY Shares to IHI; and (iii) IHI shall deliver to Seller a promissory note in the amount of the IHNY Purchase Price, substantially in the form of Exhibit 2.3(b) (the "IHNY Note") and otherwise in form and substance reasonably satisfactory to Buyer and Seller, which shall be guaranteed by Buyer.

                     (c) In the event of a Suspended Transfer, Seller shall continue to operate that portion of the Healthcare Business operated by IHNY and shall retain the licenses necessary to use all Intellectual Property Assets previously used by IHNY, all in accordance with the terms and conditions set forth in the IHNY Transitional Consultative Agreement and the IHNY Management Agreement.

                     (d) Buyer shall continue, and shall cause IHI to continue, to use all reasonable efforts to obtain the consents and approvals required for the purchase by IHI of the IHNY Shares. If Buyer obtains all such consents and approvals within 18 months of the Closing Date, Seller shall convey the IHNY Shares to IHI.

                     (e) In the event IHI fails to obtain the necessary consents and approvals to acquire the IHNY Shares within 18 months of the Closing Date ("Termination/IHNY"), Seller shall cancel and return the IHNY Note to IHI and Buyer's guaranty to Buyer, and all obligations of Seller to convey the IHNY Shares to IHI shall terminate. Upon such termination Buyer and Seller shall, and Buyer shall cause IHI to, cooperate and use their respective reasonable best efforts to sell the IHNY Shares and/or assets to a third party purchaser at the best achievable price.

                     (f) During the period of the Suspended Transfer, but prior to a Termination/IHNY, Seller shall not cause IHNY to declare or pay any dividend or other distribution in respect of the capital stock of IHNY or otherwise transfer or convey any assets of IHNY (including cash), enter into any transaction with IHNY, except on an arm's length basis, permit IHNY to incur any indebtedness (other than trade payables) or permit IHNY to operate other than in the ordinary course of business consistent with its past practices; provided, however, that Seller may (i) cause IHNY to declare and pay dividends or otherwise transfer cash to Seller in an amount equal to the income Taxes payable with respect to the income of IHNY for the period of the Suspended Transfer and (ii) receive an amount of not more than $102,733 per month from IHNY.

                     (g) In the event of a Termination/IHNY, and in the event that the EBITDA for the twelve-month period ending on the date of the Termination/IHNY ("Ending EBITDA") is less than the EBITDA for the month of May, 1997 times 12

     ("Base EBITDA"), Buyer shall pay, or shall cause IHI to pay, to Seller an amount equal to five (5) times the difference between the Base EBITDA and the Ending EBITDA as liquidated damages, not later than 45 days after receipt of written notice from Seller showing the calculation of the amounts due as liquidated damages. In the event that the purchase price received by the Seller in connection with any such third party sale of the IHNY Shares plus the amount paid as liquidated damages hereunder exceeds $15,410,000, Seller shall pay the amount of such excess (up to a maximum amount equal to the amount of liquidated damages) to Buyer, or its assign, within 45 days after completion of any such third party sale.

                     (h) During the period of the Suspended Transfer, certain provisions of this Agreement including but not limited to the provisions of Section 12.1, with respect to noncompetition, shall be waived to the extent necessary to permit Seller to continue operation of the Healthcare Business operated by IHNY until the earlier of (i) the purchase of the IHNY Shares by IHI, (ii) the sale by Seller of the IHNY Shares or the assets of IHNY to a third party, or (iii) the third anniversary of the Closing Date.

                     (i) In the event of the ultimate purchase of the IHNY Shares by IHI, a second Closing shall be held at which such closing documents and opinions of counsel for Buyer and Seller shall be delivered as necessary to effectuate the assignment and purchase of the IHNY Shares. Such second closing shall occur within fifteen (15) Business Days of the receipt of all such consents and approvals.

               2.4 PAYMENT OF THE CASH PURCHASE PRICE. At the Closing, Buyer shall pay to Seller an amount in cash equal to $134,000,000, or, in the event of a Suspended Transfer, such reduced amount as set forth in Section 2.3(b). Such amount shall be paid by wire transfer of immediately available funds to such accounts as shall be specified by Seller in writing and delivered to Buyer at least five days prior to the Closing.

               2.5 SCHEDULED CLOSING DATE. The Scheduled Closing Date shall be the first Friday that is a Business Day occurring at least five (5) Business Days following the fulfillment or waiver of the conditions set forth in Sections 8 and 9, unless Seller and Buyer agree to some other date in an amendment to this Agreement executed and delivered in accordance with
     Section 15.4.

               2.6 TIME AND PLACE OF CLOSING, SIMULTANEITY. The Closing shall take place on the Scheduled Closing Date at 10:00 a.m. U.S. Eastern Time at the offices of Seller, 2050 Spectrum Boulevard, Fort Lauderdale, Florida, U.S.A., or at such other time or location as Seller and Buyer mutually agree. All of the actions to be taken and documents to be executed and delivered at the Closing shall be deemed to be taken, executed and delivered simultaneously, and no such action, execution or delivery shall be effective until all actions to be taken and executions and deliveries to be effected at the Closing are complete, except as otherwise specifically provided for herein.

               2.7 SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver the following to Buyer:

                     (a) all original certificates evidencing the Transferred Shares duly executed in blank or accompanied by stock powers duly executed in blank, provided that, in the event of a Suspended Transfer, the IHNY Shares shall be retained by Seller until such time as the IHNY Purchase Price is paid by Buyer to Seller;

                     (b) a duly-executed closing certificate of Seller dated as of the Closing Date, with respect to the matters set forth in Sections 8.1, 8.2, 8.4 and 8.5;

                     (c) good standing certificates of Seller and the Transferred Entities certifying that Seller and each Transferred Entity are in good standing under the Laws of their respective jurisdictions of incorporation, and, with respect to the Transferred Entities, in each jurisdiction in which they are qualified to do business;

                     (d) duly-executed resignations of such directors and officers of the Transferred Entities as directed in writing by Buyer;

                     (e) an opinion of Bryan Cave LLP, counsel to Seller, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably acceptable to Buyer;

                     (f) all Ancillary Agreements duly executed by Seller or any other appropriate member of the Seller Group, as more fully described in Section 2.9;

                     (g) executed consents required to be delivered as a condition to Closing;

                     (h) the minute books, stock records and corporate seals of the Transferred Entities; and

                     (i) such other documents and instruments as shall be reasonably requested by Buyer to consummate the Transactions.

               2.8 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver the following to Seller:

                     (a) payment of the Purchase Price in accordance with Sections 2.2 and 2.3;

                     (b) a duly-executed closing certificate of Buyer, dated as of the Closing Date, with respect to the matters set forth in Sections 9.1 and 9.3;

                     (c) a good standing certificate of Buyer certifying that Buyer is in good standing in the jurisdiction of its incorporation;

                     (d) an opinion of Kirkland & Ellis, counsel to Buyer, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably acceptable to Seller;

                     (e) all Ancillary Agreements duly executed by Buyer or any other appropriate member of the Buyer Group, as more fully described in
     Section 2.9;

                     (f) an acknowledgment of Buyer of its obligations with respect to the Management Employment Agreements pursuant to Section 6.6; and

                     (g) such other documents and instruments as shall be reasonably requested by Seller to consummate the Transactions.

               2.9 ANCILLARY AGREEMENTS. Each of the following Ancillary Agreements shall be executed and delivered at the Closing or, if such agreements are being executed and delivered simultaneously with this Agreement, such agreements shall become effective at the Closing:

                     (a) Employee Procedures Agreement between Seller and Buyer, substantially in the form of Exhibit 2.9(a);

                     (b) Tax Procedures Agreement between Seller and Buyer, substantially in the form of Exhibit 2.9(b);

                     (c) Insurance Procedures Agreement between Seller and Buyer, substantially in the form of Exhibit 2.9(c);

                     (d) Intellectual Property License Agreement between Seller, the Transferred Companies and Buyer, substantially in the form of
     Schedule 2.9(d);

                     (e) Transitional Services Agreement between Seller and Buyer, substantially in the form of Exhibit 2.9(e);

                     (f) the IHNY Note, in the event of a Suspended
     Transfer;

                     (g) IHNY Management Agreement between Seller and Buyer in the event of a Suspended Transfer, substantially in the form of
     Exhibit 2.9(g); and

                     (h) IHNY Transitional Consultative Agreement between
     Seller and Buyer in the event of a Suspended Transfer, substantially in the form of Exhibit 2.9(h).

               Notwithstanding anything herein to the contrary, the parties acknowledge that the forms of Ancillary Agreements are still subject to negotiation. Accordingly, the parties shall negotiate modifications to the forms of the Ancillary Agreements in good faith, including such modifications required by, or responsive to the comments of, appropriate Governmental Entities. In addition, in the event of any inconsistency between the terms set forth in any of the attached forms of Ancillary Agreements and the terms of this Agreement, the terms of this Agreement shall govern.

               2.10 FURTHER ASSURANCES OF SELLER. At any time and from time to time after the Closing, at the request and expense of Buyer, Seller shall, and shall cause the other members of the Seller Group to, execute and deliver all such deeds, assignments, and other documents, and take or cause to be taken all such other actions, as Buyer reasonably deems necessary or desirable to put Buyer in actual possession or operating control of the Transferred Entities, or to more fully and effectively vest in the Transferred Entities, or to confirm their title to and possession of, all of the Healthcare Assets, the Healthcare Liabilities, the Healthcare Business and the Transferred Shares.

               2.11 FURTHER ASSURANCES OF THE BUYER GROUP. At any time and from time to time after the Closing, at the request and expense of Seller, Buyer shall, and shall cause the other members of the Buyer Group to, execute and deliver, all such documents, and take or cause to be taken all such other actions, as Seller reasonably deems necessary or desirable to more fully and effectively divest Seller of responsibility for the Healthcare Liabilities and incidents of ownership of all of the Healthcare Assets, the Healthcare Liabilities, the Healthcare Business and the Transferred Shares and to vest in the Seller the Excluded Assets and the Excluded Liabilities.

               2.12 SCHEDULES. Buyer and Seller agree that during the period between the date hereof and the Closing Date, the Schedules may be amended to complete certain Schedules, correct any inconsistencies or omissions thereon, and bring down the disclosures thereon to the Closing Date. Notwithstanding the foregoing, no Schedule shall be so amended without the review by and approval of Buyer, which review and approval shall not be arbitrarily withheld.

          3.   REPRESENTATIONS AND WARRANTIES OF SELLER.


     Seller represents and warrants to Buyer as follows:

               3.1 OWNERSHIP. Except as set forth in Schedule 3.1, Seller owns all right, title and interest in and to the Transferred Shares and the issued and outstanding shares of capital stock of the Transferred Subsidiaries beneficially and of record, free and clear of any Liens and is not a party to or bound by any voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions of any kind, nature or description relating to any issued or unissued capital stock or any other security issued or to be issued by the Transferred Entities; and on the Closing Date all right, title and interest in and to the issued and outstanding shares of capital stock of the Transferred Subsidiaries will be owned by IHI, beneficially and of record, free and clear of any Liens and IHI is not a party to or bound by any voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions of any kind, nature or description relating to any issued or unissued capital stock or any other security issued or to be issued by the Transferred Subsidiaries.

               3.2   ORGANIZATION, STANDING AND QUALIFICATION; SUBSIDIARIES.

                     (a) Each of Seller and the Transferred Entities is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be duly qualified and in good standing would not have a Material Adverse Effect.

                     (b) Schedule 3.2(b) sets forth a complete and correct list of all of the Transferred Entities, together with the jurisdiction of incorporation and foreign qualifications of each. Seller owns, directly or indirectly, all of the issued and outstanding capital stock of each such corporation.

                     (c) Except as set forth in Schedule 3.2(c), no Transferred Entity owns or controls, directly or indirectly, any capital stock, or other securities of, or has any ownership interest in, any corporation, partnership or other entity. Schedule 3.2(c) sets forth a list of all dividends declared or paid by any Transferred Entity with respect to the capital stock of such entity since December 27, 1996.

                     (d) Seller has made available to Buyer complete and accurate copies of the organizational documents and bylaws, in each case as amended or restated to the date of this Agreement, of each of the Transferred Entities.

               3.3   CAPITALIZATION.

                     (a) Schedule 3.3(a) sets forth the authorized, issued and outstanding capital stock of each of the Transferred Entities. No such shares of stock are held in treasury or reserved for issuance. All of the outstanding shares of capital stock of each of the Transferred Entities are duly authorized and validly issued, fully paid and nonassessable. The capital stock of each of the Transferred Entities has been issued in compliance with all applicable securities Laws.

                     (b) Except as set forth in Schedule 3.3(b): (i) there are no options, warrants or other rights (including registration rights), agreements or commitments of any character to which any of the Transferred Entities is a party relating to their respective issued or unissued capital stock or obligating any of them to grant, issue or sell any shares of their capital stock or other securities; (ii) there are no obligations, contingent or otherwise, of any of the Transferred Entities to
     (A) repurchase, redeem or otherwise reacquire any shares of their respective capital stock or other securities, or (B) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any person or entity; (iii) none of the Transferred Entities directly or indirectly owns, or has agreed to purchase or otherwise acquire, the capital stock or other securities of, or any interests convertible into or exchangeable or exercisable for, the capital stock or other securities of any corporation, partnership, joint venture or other business association or entity; and
     (iv) there are no voting trusts, proxies or other material agreements or understandings to which Seller or any of the Transferred Entities is a party or by which any of them is bound with respect to the voting of any shares of capital stock of any of the Transferred Entities.

               3.4 AUTHORITY. Seller has all requisite right, power and authority to execute and deliver this Agreement, and will have as of the Closing Date all requisite right, power and authority to execute and deliver each other Transaction Document to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of each Transaction Document to which it is or will be a party and the consummation by it of the Transactions have been duly authorized by all necessary action. Seller has, or will have at the Closing, duly and validly executed and delivered each Transaction Document to which it is or will be a party and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

               3.5 NO CONFLICT. Except as set forth in Schedule 3.5, the execution and delivery of each Transaction Document by Seller and Seller's performance of its obligations thereunder do not and will not (i) conflict with or violate any provision of its organizational documents or bylaws,
     (ii) conflict with or violate any Laws applicable to Seller or the Healthcare Business or by which any of its properties are bound, or
     (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become such a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, permit or other instrument or obligation to which the Seller or any Transferred Entity is a party or by which they or any of their respective properties are bound.

               3.6 TITLE. Except as set forth in Schedule 3.6, Seller and/or the Transferred Entities have, and on the Closing Date the Transferred Entities will have, good and marketable title to the Healthcare Assets including those reflected on the balance sheets contained in the Healthcare Financial Statements (except for assets and properties sold, consumed or otherwise disposed of by them in the ordinary course of business since the date thereof), and such Healthcare Assets are owned free and clear of all Liens, except for (a) Liens for Taxes and assessments not yet due and payable or for Taxes the validity of which are being contested in good faith and that are fully reserved against on the balance sheets contained in the Healthcare Financial Statements, (b) Liens to secure indebtedness reflected on the balance sheet contained in the Healthcare Financial Statements for the period ended December 27, 1996 or indebtedness incurred in the ordinary course of business after the date thereof, (c) mechanic's, materialmen's and other similar Liens that have arisen in the ordinary course of business, and (d) imperfections of title and Liens on any Healthcare Assets which are not material to the Healthcare Business. Following the Conveyance, the Transferred Entities will have good and marketable title to the Parent Healthcare Assets.

               3.7 FINANCIAL STATEMENTS. Schedule 3.7 sets forth: (i) the audited consolidated financial statements for the fiscal years of the Healthcare Business ended on December 30, 1994, December 29, 1995 and December 27, 1996 and (ii) the unaudited consolidated balance sheet, income statement and statement of cash flows, as of and for the period ended
     March 28, 1997 (collectively, the "Healthcare Financial Statements"). The Healthcare Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and results of operations of the Healthcare Business operated by the Seller Group as of and for the periods indicated (subject, in the case of unaudited statements, to normal year end audit adjustments, matters that would be disclosed in the notes thereto and to any other adjustments described therein) and are consistent with the books and records of the Healthcare Business for such periods. The Healthcare Financial Statements have been prepared from the separate records maintained by the Healthcare Business and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Healthcare Business had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from corporate headquarters items applicable to the Healthcare Business as a whole.

               3.8   CONTRACTS.

                     (a) Schedule 3.8(a) lists the following contracts and agreements included in the Healthcare Business ("Contracts"): (i) all written consultant, sales agency and distribution agreements; (ii) all written agreements providing for the services of an independent contractor who is currently retained by the Seller Group in connection with the Healthcare Business and was paid more than $100,000 for services in the year ended December 26, 1996 by the Seller Group; (iii) each written contract, agreement or arrangement under which it is reasonably expected that the Healthcare Business will make expenditures or obtain receipts for the year ending December 31, 1997 in excess of $100,000 (in either case excluding employment agreements); (iv) any agreement for the sale of any asset included in the Healthcare Assets having a net book value in excess of $25,000; (v) Franchise Agreements; and (vi) any written agreement not otherwise included in Schedule 3.8(a) that, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, would be material to the Healthcare Business.

                     (b) Except as set forth in Schedule 3.8(b), the Contracts are valid and binding obligations of the Healthcare Business and are in full force and effect; and no event has occurred that (whether with or without the giving of notice or lapse of time or both) would constitute a breach or default by any Transferred Entity that is a party thereto other than any such breach or default that would not have a Material Adverse Effect.


               3.9 PERMITS. Except as to Healthcare Permits with respect to Medicare or Medicaid and except as set forth in Schedule 3.9, (a) the Transferred Entities have obtained all Healthcare Permits, except with respect to any such Healthcare Permits the absence of which would not have a Material Adverse Effect; and (b) to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, since December 31, 1996 neither Seller nor any Transferred Entity has received any written warning notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (i) any violation of any such Healthcare Permit which violation has not been corrected or otherwise settled, or
     (ii) that the Transferred Entities require any Healthcare Permit for the Healthcare Business not currently held by them. Schedule 3.9 sets forth a list of all home health agency licenses, franchise registrations, or exemptions therefrom, or any other material Healthcare Permits held by the Seller Group.

               3.10 LEASED PROPERTY. Schedule 3.10 sets forth a list of all leases of the Transferred Entities included in the Healthcare Assets with respect to both real property ("Real Property Leases") and material personal property ("Personal Property Leases", and collectively with the Real Property Leases, the "Leases"). For purposes of this Section 3.10 with respect to Personal Property Leases, the term "material" means a lease pursuant to which a member of the Seller Group made expenditures in excess of $50,000 during the year ended December 27, 1996 or is reasonably expected to make such expenditures in the current fiscal year. Except as otherwise set forth in Schedule 3.10, after consultation with the Healthcare Executives: (i) the respective members of the Transferred Entities have a valid leasehold interest in the real property and the personal property subject to the Leases, free and clear of all encumbrances that would materially interfere with the continued use or operation of such property in the manner heretofore used or operated by the Transferred Entities in the conduct of the Healthcare Business; and (ii) there are no existing defaults relating to any of the Leases, nor any events that have occurred that would constitute (whether with or without notice, lapse of time or the occurrence of any other event or combination of events) such a default, other than any such defaults or events that would not have a Material Adverse Effect.

               3.11  INTELLECTUAL PROPERTY.

                     (a) Schedule 3.11(a)(i) sets forth a list of all invention disclosures, patents and patent applications, trade name, trademark and service mark registrations and applications, copyright registrations and applications, material unregistered trademarks, service marks and copyrights and software systems that are owned by Seller and used directly and exclusively in the Healthcare Business. Schedule 3.11(a)(ii) sets forth a list of agreements under which any member of the Seller Group has a license from an unaffiliated person to use a trademark, trade name, service mark, patent or software system that is used by them directly and exclusively in connection with the Healthcare Business.
     Schedule 3.11(a)(iii) sets forth a list of all invention disclosures, patents, patent applications, trade names, trademark and service mark registrations, and applications, copyright registrations and applications, material unregistered trademarks, service marks and copyrights, and software systems that are owned by or licensed to Seller and used in both the Healthcare Business and in one or more of Seller's other businesses.

                     (b) Except as set forth in Schedule 3.11(b), none of the owned Intellectual Property Assets listed in Schedules 3.11 (a)(i) or 3.11(a)(iii) is the subject of any pending action, suit or proceeding and, to the Knowledge of the Seller Executives, after reasonable inquiry, no such action, suit or proceeding is threatened.

                     (c) Except as set forth in Schedule 3.11(c), no unaffiliated person has been granted any license to use, or any covenant not to sue with respect to, any of the Healthcare Intellectual Property Assets by any member of the Seller Group or made any assignment of any Healthcare Intellectual Property Assets.

                     (d) Seller has good title to, or has a valid and enforceable license to use, the Healthcare Intellectual Property Assets free and clear of any Liens. Except as set forth in Schedule 3.11(d), the consummation of the Transactions will not alter or impair any Healthcare Intellectual Property Assets, nor accelerate or increase any obligation of Seller or any Transferred Entity with respect to them. With respect to owned Healthcare Intellectual Property Assets, all annuity, maintenance, renewal and other fees relating thereto are current and such registrations, filings and issuances remain in full force and effect.

                     (e) Except as set forth on Schedule 3.11(e), neither
     Seller nor the Transferred Entities have, in connection with the Healthcare Business, infringed or misappropriated any third party intellectual property rights, nor, to the Knowledge of the Seller Executives, will any infringement or misappropriation occur as a result of the continued operation of the Healthcare Business as currently conducted, nor has Seller or any of the Transferred Entities received any notices regarding any of the foregoing.

                     (f) The Healthcare Intellectual Property Assets constitute all intellectual property rights necessary for the conduct of the Healthcare Business as currently conducted by the Seller Group.

                     (g) Except as set forth on Schedule 3.11(g), none of the members of the Seller Group have received any notices of, nor to the Knowledge of the Seller Executives, after reasonable inquiry, are there any facts which indicate a likelihood of, any infringement or misappropriation by any third party with respect to the Intellectual Property Assets.

               3.12  TAXES.  Except as set forth on Schedule 3.12:

                     (a) Each Transferred Entity has filed all Tax reports and returns that it was required to file with any Taxing Authority and has paid all Taxes that are due, regardless of whether or not shown, on such returns.

                     (b) Any liability of any Transferred Entity for Taxes not yet due and payable is reflected on the Healthcare Financial Statements in conformity with GAAP and the customary practices of the Transferred Entities, except to the extent such Taxes are the responsibility of the Seller Group under the Tax Procedures Agreement.

                     (c) Each Transferred Entity has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor or other third party.

                     (d) No Transferred Entity has any claim pending against it by any Taxing Authority or is involved in any dispute with any Taxing Authority concerning any liability of such Transferred Entity for Taxes, nor has any Transferred Entity received written notice from any Taxing Authority that any such claim is threatened or contemplated.

                     (e) Seller will prior to the Closing Date make available to Buyer accurate copies of the schedules to Seller's federal consolidated Tax Returns for each of the Transferred Entities for the years 1994 through 1996 (except for returns not yet prepared and filed) and, to the extent requested by Buyer in writing, of all assessment reports, examination reports and statements of deficiencies assessed against or agreed to by any of the Transferred Entities for such period.

                     (f) None of the Transferred Entities has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G, other than with respect to the Management Employment Agreements.

                     (g) None of the Transferred Entities (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or
     (ii) has any Liability for the Taxes of any Person (other than any of the members of the Seller Group) under Reg. Section 1.1502-6 (or any similar provision of an applicable Law), as a transferee or successor, by contract, or otherwise.

                     (h) None of the Transferred Entities has an election in effect under Code Section 341(f).

                     (i) None of the Transferred Entities is currently the beneficiary of an extension of time in which to file any Tax Return.

                     (j) There are no Tax Liens on the assets of the Transferred Entities, other than Liens for Taxes and assessments not yet due and payable or for Taxes the validity of which are being contested in good faith and that are fully reserved against on the balance sheets contained in the Healthcare Financial Statements.

                     (k) Since January 27, 1994, no claim has been made in writing by an authority in a jurisdiction where any of the Transferred Entities does not file Tax Returns that any of them is or may be subject to taxation in that jurisdiction, other than claims that have been resolved.

                     (l) None of the Transferred Entities has waived any statute of limitations in respect of Taxes.

               3.13 LICENSURE. Except as set forth on Schedule 3.13, all offices of the Transferred Entities that provide home health services are, where so required, properly licensed and authorized by the appropriate state Governmental Entities to provide home health services, pursuant to applicable Law and are otherwise authorized to operate the Healthcare Business in the manner in which such business is currently operated. Except as set forth on Schedule 3.13, all such licenses are in full force and effect.

               3.14  CERTIFICATES OF NEED.  The appropriate Transferred
     Entities have obtained (or are duly exempt from obtaining) Certificates of Need from the appropriate Governmental Entities for the establishment and operation of the Healthcare Business as presently conducted by the Transferred Entities and as required by applicable Law. Schedule 3.14 sets forth a listing of those States in which the Transferred Entities operate pursuant to Certificates of Need.

               3.15 MEDICARE AND MEDICAID. Certain offices of the Transferred Entities are participating providers of services under Medicare and are eligible for reimbursement under Medicare. Such offices currently maintain certification by HCFA as Medicare certified "Home Health Agencies" for the provider numbers listed in Schedule 3.15(a), which provider numbers are in full force and effect. Certain offices of the Transferred Entities are duly authorized to provide services under Medicaid as listed in
     Schedule 3.15(b) and are eligible for reimbursement thereunder. Palmetto Government Benefits Administrators is Seller's current fiscal intermediary. Prior to May 27, 1997, Aetna Life Insurance Company had been Seller's Medicare intermediary.

               3.16  MEDICARE/MEDICAID NOTICES.


                     (a) Except as set forth in Schedule 3.16(a), (i) none of the Transferred Entities is appealing any notices of program reimbursement, and no notices have been issued regarding any disputes related to any of the Transferred Entities' cost reports from Governmental Entities responsible for administering the Medicare program for Seller's three (3) most recent fiscal years; and (ii) there is no actual or, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, threatened proceeding or investigation related to the Medicare or Medicaid programs, other than routine audits by HCFA or the applicable state agency.

                     (b) Except as set forth on Schedule 3.16(b), with respect to the Healthcare Business, no member of the Seller Group, current or former employees of any member of the Seller Group, or entities or individuals (other than Franchisees) with whom a member of the Seller Group has contracted to provide services have intentionally filed a false claim, or filed a claim without a reasonable basis therefor, with HCFA, its fiscal intermediaries or any state agency, or any other third party payor, or violated the so-called "Medicare fraud and abuse" Laws contained in
     Section 1128(B) of the Social Security Act or any similar Laws addressing fraud and abuse in government funded health care programs.

                     (c) Except as set forth on Schedule 3.16(c), to the Knowledge of the Seller Executives after consultation with the Healthcare Executives, there are no pending investigations by a Governmental Entity with respect to the operations of any Franchisee.

               3.17 GOVERNMENTAL FILINGS. Any and all cost reports, budgets, and other filings required to be filed pursuant to any Law issued by or relating to the Medicare program and any other governmental health care program due as of or before the Closing Date and which may be due as a result of the Closing has or will be timely filed by the Seller Group except where a failure to file would not have a Material Adverse Effect. Except as stated in Schedule 3.17, such cost reports and other filings are complete and in compliance in all material respects with applicable Laws. Except as set forth in Schedule 3.17, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, there are no existing overpayments due and owing to HCFA or any existing material overpayments due and owing to any other third party payor from any member of the Seller Group.

               3.18  COMPLIANCE.  Except as set forth on Schedules 3.9,
     3.11(e), 3.13, 3.15, 3.16, 3.17, 3.18 and 3.20, neither Seller nor any
     Transferred Entity (a) is in default or violation of (i) any Law applicable to the Healthcare Business or by which any of the Healthcare Assets are bound, including applicable franchise Laws, or (ii) any of the Healthcare Permits, except for any such defaults or violations that would not have a Material Adverse Effect, or (b) has received from any Governmental Entity any written notification since December 27, 1996 with respect to possible defaults or violations of Laws by either Seller or any Transferred Entity with respect to the Healthcare Business, except for any such written notices since December 27, 1996 relating to possible defaults or violations that would not have a Material Adverse Effect or relating to matters that have been resolved.

               3.19 CERTAIN CHANGES OR EVENTS. Except as contemplated by the Transactions, the Conveyance or as set forth in Schedule 3.19, since December 27, 1996 none of the Transferred Entities have: (a) incurred any destruction or loss (whether or not covered by insurance) with respect to any Healthcare Assets which causes a financial loss to the Healthcare Business of $25,000 or more; (b) undertaken any material change in accounting methods, principles or practices except as required by GAAP;
     (c) redeemed, repurchased or otherwise reacquired any of their equity securities; (d) made any increase in the benefits under, or established any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or effected any increase in the compensation payable or to become payable to directors, officers or employees of the Healthcare Business, except for any of the foregoing that are within the ordinary course of business, and except with respect to the Management Employment Agreements; (e) entered into any contract other than in the ordinary course of business; (f) abandoned or permitted to lapse any of the Healthcare Intellectual Property Assets that are material to the Healthcare Business;
     (g) permitted, allowed or suffered any of their assets to be subject to any Lien other than any such Liens incurred in the ordinary course of business or Liens related to credit agreements in existence on the date hereof;
     (h) other than with respect to the acquisition of Franchisees' businesses, acquired or made any investment in (by merger, exchange, consolidation, purchase or otherwise) any corporation or partnership or interest in any business organization or entity, outside of the ordinary course of business; (i) forgiven any material indebtedness; (j) made any expenditure for a capital asset involving more than $50,000; (k) made any loan or advance to, or guarantee for the benefit of, any other person or entity, other than in the ordinary course of business; (l) incurred or assumed any liabilities, obligations or indebtedness for borrowed money or guaranteed any such liabilities or indebtedness other than trade accounts payable incurred in the ordinary course of business; (m) sold any assets other than in the ordinary course of business or (n) agreed, whether in writing or otherwise, to do any of the foregoing.

               3.20 LITIGATION. Except as set forth in Schedule 3.20, there is no claim, action, suit, litigation, proceeding, or arbitration, at Law or in equity (collectively, "Actions"), pending or, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, threatened against Seller related to the Healthcare Business, any of the Transferred Entities or arising from any actions by current or former employees of any member of the Seller Group directly related to the matters described in Section 3.16(b) regarding Medicare and Medicaid fraud or abuse that would have a Material Adverse Effect, and to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, there are no facts presently existing that would lead to any such Action.
     Neither Seller nor any of the Transferred Entities is subject to any continuing order of, consent decree, settlement agreement or other similar agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for any such matters that would not have a Material Adverse Effect. Except as set forth in Schedule 3.20, there are no pending or, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, threatened investigations by a Governmental Entity of the Healthcare Business, any of the Healthcare Assets or any of the Transferred Entities, and, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, there are no facts presently existing that would lead to any such investigation.

               3.21  EMPLOYEE BENEFIT PLANS.

                     (a) Schedule 3.21(a) sets forth a list of each written employee welfare benefit plan and employee pension benefit plan (as defined in Section 3(1) or 3(2) of ERISA) covering Business Employees and/or Current Employees and each other material benefit plan or contract covering such employees and each other employee benefit plan with respect to which the Transferred Entities have any liability or reasonable expectation of liability (whether or not any such plan has terminated, is subject to ERISA, is a Multiemployer Plan or covers non-U.S. employees, including any employee benefit plan currently or formerly maintained by any member of the controlled group of companies, within the meaning of Code Section 414, of which any Transferred Entity is or was a member) (collectively the "Plans" and individually a "Plan").

                     (i) Except as set forth in Schedule 3.21(a)(i), none of the Plans is (A) a Multiemployer Plan, (B) an employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in
          Section 413(c) of the Code (and regulations promulgated thereunder),
          (C) an employee pension benefit plan that is subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or
          Section 412 of the Code, or (D) a plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage Law.

                     (ii) Except as set forth in Schedule 3.21(a)(ii), none of the Plans obligates the Transferred Entities to pay separation, severance, termination or similar-type benefits solely as a result of any of the Transactions or the Conveyance or solely as a result of a "change in control," within the meaning of Section 280G of the Code, other than with respect to the Management Employment Agreements.

     Seller has made available to Buyer complete copies of the most recent version of either the summary descriptions of each such plan or the plan document. To the Knowledge of the Seller Executives, after reasonable inquiry, unless otherwise set forth thereon, all of the Plans listed on
     Schedule 3.21(a) have been maintained, funded and administered in compliance with ERISA and the Code (insofar as applicable).

                     (b) Schedule 3.21(b) lists each individual written employment agreement of each employee who is a member of senior management or an executive of the Healthcare Business, which agreement provides for
     (i) total individual base annual compensation in excess of $100,000, or
     (ii) a term in excess of one (1) year.

               3.22 LABOR MATTERS. Schedule 3.22 lists each collective bargaining or other agreement with a labor union, works council or similar organization applicable to employees of the Healthcare Business to which Seller or any Transferred Entity is a party. Except as set forth in
     Schedule 3.22, there are no current or, to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, threatened strikes or work stoppages that pertain to the Healthcare Business. There have been no strikes, threatened strikes or work stoppages by employees of the Healthcare Business in the prior three (3) years.

               3.23 INSURANCE. Schedule 3.23 sets forth a list of all insurance policies with respect to the property, assets and operations of the Healthcare Business. All such insurance policies are in full force and effect in all material respects. Except as set forth in Schedule 3.23, there are no pending claims by Seller or the Transferred Entities relating to the Healthcare Business under such insurance policies as to which the insurers listed thereon have denied liability. All of the Healthcare Assets of an insurable nature are adequately insured under the listed policies to the extent properties and assets of a similar character are customarily insured by corporations engaged in similar industries as Seller.

               3.24 BOOKS AND RECORDS. The minute books and stock transfer records of the Transferred Entities, all of which have been made available to Buyer, are complete and correct in all material respects.

               3.25 BANK ACCOUNTS. Schedule 3.25 sets forth a list of all bank accounts, lock box accounts and certain other special purpose bank accounts maintained by the Transferred Entities, together with the names of all persons who are authorized signatories or have access thereto or control thereover.

               3.26 BROKERS. Other than Alex. Brown & Sons Incorporated, the fees and expenses of which will be paid by Seller, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Seller Group.

               3.27  ENVIRONMENTAL MATTERS.

                     (a) Except as set forth in Schedule 3.27(a), all assets and property leased, operated, or used by the Transferred Entities or Seller directly in the Healthcare Business ("Environmental Property"), all conditions on and uses by them of the Environmental Property as well as the operation of the Healthcare Business comply in all material respects with, and have complied with, all Environmental Laws and do not cause or have not caused any material liability, contingent or otherwise, to be incurred by the Transferred Entities under any Environmental Law.

                     (b) Except as set forth in Schedule 3.27(b), there is not pending, or to the Knowledge of the Seller Executives, after consultation with the Healthcare Executives, threatened, against the Healthcare Business or any of the Transferred Entities any civil, criminal, administrative, or private party action, suit, summons, citation, complaint, claim, notice, demand, judgment, order, proceeding, or hearing based on an Environmental Law.

               3.28 FRANCHISEES. Except as set forth on Schedule 3.28, there are no material disputes, or claims, by the Franchisees with, or against, Seller or the Transferred Entities. The Franchise Agreements do not require the consent of the Franchisees with respect to the Transactions or the Conveyance.

               3.29 UNDISCLOSED LIABILITIES. The Transferred Entities do not have any liability (whether accrued, absolute, contingent or otherwise) that would have a Material Adverse Effect, other than liabilities
     (a) reflected or reserved against in the Healthcare Financial Statements (or in the notes thereto), (b) disclosed in this Agreement, including the Schedules, (c) that are fully covered by enforceable insurance, indemnification, contribution or comparable arrangements, (d) under this Agreement or any other Transaction Document, or (e) liabilities incurred or arising in the ordinary course of business of the Transferred Entities since December 27, 1996. As of the Effective Time, none of the Transferred Entities will have any indebtedness for borrowed money.

               3.30 SUFFICIENCY OF HEALTHCARE ASSETS. As of the Effective Time, the Transferred Entities will own or, pursuant to the Ancillary Agreements, have the right to use, all assets (whether tangible or intangible) necessary to conduct the Healthcare Business as it is currently conducted by the Seller Group, including, but not limited to, all assets necessary to generate the revenues set forth in the Healthcare Financial Statements and all assets relating to acquisitions of businesses with respect to the Healthcare Business since March 28, 1997.

          4.   REPRESENTATIONS AND WARRANTIES OF BUYER.

          Buyer hereby represents and warrants to Seller as follows:

               4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease.

               4.2 AUTHORITY. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to be consummated by Buyer. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action. This Agreement has been validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

               4.3 NO CONFLICT. The execution and delivery of this Agreement by Buyer and the consummation of the Transactions and compliance by Buyer with any of the provisions hereof will not (i) conflict with or violate any provision of its organizational documents or bylaws, (ii) require any consent, approval, authorization or permit of, or filing or registration with, or notification to, any Governmental Entity other than those required under the HSR Act, except as set forth in Schedule 3.5, or (iii) violate any Law applicable to Buyer or by which any of its properties or assets are bound.

               4.4 INVESTMENT INTENT. It is understood that the Transferred Shares are not being registered, for purposes of the Transactions, under the Securities Act, and the Transferred Shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act and that Seller's reliance upon such exemptions is predicated upon Buyer's representations set forth in this Agreement. Buyer is acquiring the Transferred Shares hereunder only for Buyer's own account for investment and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act.

               4.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer.

               4.6 FINANCING. Buyer has on the date hereof commitments for, and on the Closing Date will have, all funds necessary to pay the Purchase Price.

          5.   BUYER'S DUE DILIGENCE.  Buyer hereby acknowledges the following:


               5.1 INVESTIGATION. Buyer has conducted its own investigation and made its own evaluation of the Healthcare Business and the Transferred Entities. The scope of such investigation has been determined by Buyer. Buyer, through certain of its representatives, is familiar with the Healthcare Business.

               5.2 FRANCHISE MATTERS. Buyer has reviewed the Franchise Agreements and acknowledges and agrees that, except as may be set forth in this Agreement, Seller has not made any representation, warranty or covenant with respect to the Franchise Agreements or the Franchisees.

               5.3 NO ADDITIONAL REPRESENTATIONS. The members of the Seller Group are not making any representations or warranties, express or implied, of any nature whatsoever with respect to the Healthcare Business, the Transferred Entities, the Transferred Shares, the Healthcare Assets, or the Healthcare Liabilities, except for the specific representations and warranties in Section 3 and Schedules responsive thereto, and the Ancillary Agreements (in each instance, subject to the stated conditions and limitations thereof).

          6.   COVENANTS OF BUYER.

          Buyer covenants to Seller that, except as otherwise consented to in writing by Seller after the date of this Agreement:

               6.1 CAUSE CONDITIONS TO BE SATISFIED. Buyer will use its reasonable best efforts to cause all of the conditions described in
     Section 9 of this Agreement to be satisfied.


               6.2 CONSENTS. Buyer shall use its reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to consummate and make effective the Transactions, including without limitation cooperating with Seller in discussions with Franchisees, using reasonable efforts to obtain all material consents of any person or entity, whether private or governmental, and secure all necessary governmental licenses and permits applicable to Buyer in connection with the consummation of the Transactions. Buyer and Seller shall cooperate in creating a list of such consents. As soon as practicable after the date hereof, Buyer shall prepare and file, or cause to be prepared and filed, with the appropriate licensing and permitting authorities applications for the issuance to the Buyer Group of all governmental licenses and permits necessary for the operation of the Healthcare Business after the Closing.

               6.3 CONFIDENTIALITY. Any confidential information provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement.

               6.4 HSR ACT FILING. Buyer will timely and promptly make all filings required under the HSR Act. Buyer will furnish to Seller such information and reasonable assistance as Seller may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Entity, including, without limitation, any filings necessary under the HSR Act. Buyer will supply Seller with a copy of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between Buyer or their respective representatives, on the one hand, and the FTC or the Antitrust Division of the DOJ or any other Governmental Entity or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions to the extent that any such correspondence, filing, communication or memorandum is required by Seller to meet its obligations under the HSR Act.

               6.5 EMPLOYEE MATTERS. Buyer shall be responsible for determining whether the Worker Adjustment and Retraining Notification Act of 1988, as amended, applies to the Transactions and for providing any notice of "layoffs" or "plant closings" that might be required pursuant thereto.

               6.6 EMPLOYMENT AGREEMENTS. Buyer shall cause IHI to perform, or shall perform on IHI's behalf, all obligations under the Management Employment Agreements. Notwithstanding the foregoing, it is agreed that Seller shall pay (a) all "Restructuring Bonuses" and (b) all "Prepaid Bonus" amounts, all as, when, and to the extent, any such bonuses become due and payable pursuant to the terms of the respective Management Employment Agreements. Capitalized terms used in the preceding sentence shall have the same meaning set forth in the Management Employment Agreements. It is agreed that the Current Employees who are parties to such agreements shall be third party beneficiaries with respect to the foregoing covenant of Buyer.

               6.7 NOTICES TO THIRD PARTIES. In conjunction with the Seller Group, Buyer shall use reasonable efforts to make all other filings and to give notice to all third parties that may reasonably be required to consummate the Transactions.

               6.8 ACCESS TO BOOKS AND RECORDS. Buyer agrees to (i) hold all of the material books and records of the Transferred Entities existing on the Closing Date and not to destroy or dispose of any thereof for a period of six (6) years from such Closing Date or such longer time as may be required by Law, and thereafter, if it desires to destroy or dispose of such books and records, to offer first in writing at least 60 days prior to such destruction or disposition to transfer them to Seller and
     (ii) following the Closing Date to afford Seller, its accountants and counsel, during normal business hours, upon reasonable request, at any time, reasonable access to such books, records and other data to the extent that such access may be requested in connection with any matter relating to the Healthcare Business or any of the Transferred Entities at no cost to Seller (other than for actual out-of-pocket expenses by the Buyer Group); provided, however, that nothing herein shall limit any of Seller's rights of discovery.

               6.9 FRANCHISEE OPTIONS. Upon receipt from Seller of a complete listing of those Franchisees who are parties to stock option agreements with Seller (the "Optionees") and a copy of the form of stock option agreement, as amended (the "Option Agreement"), Buyer shall cause IHI to monitor the compliance of the Optionees with the requirements of
     Section 3(b) of the Option Agreement and to report to Buyer as to the eligibility of the Optionees, on a quarterly basis, or in response to a request from Seller in connection with the exercise of an option by a given Optionee. Buyer will cause IHI to supply to Seller supporting documentation with respect to any report of noncompliance by an Optionee.

          7.   COVENANTS OF SELLER.

     Seller covenants to Buyer that, except as otherwise consented to in writing by Buyer after the date of this Agreement or with respect to the Transactions:

               7.1 CONDUCT OF BUSINESS. For the period from the date of this Agreement up to and including the Closing Date and except as otherwise contemplated by this Agreement (a) the Healthcare Business will be conducted by Seller and the Transferred Entities only in the ordinary course of business, (b) the Transferred Entities will not enter into, adopt or amend any employee benefit plan, agreement or arrangement, enter into or amend any employment or consulting contracts, or increase the salaries, compensation or benefits of its officers, employees or consultants outside the ordinary course of business, (c) the Transferred Entities shall not incur any liability for borrowed money or encumber any of their assets, except in the ordinary course of business, and except with respect to ongoing obligations under credit agreements outstanding on the date hereof,
     (d) the Transferred Entities will use reasonable efforts to preserve their business organization intact, to keep available the service of their officers and employees and to preserve the goodwill of suppliers, customers and others doing business with them, (e) no change shall be made in the number of shares or terms of the Transferred Entities authorized, issued or outstanding capital stock, nor shall any of them enter into or grant any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock, (f) no dividend or other distribution shall be declared or paid in respect of the capital stock of the Transferred Entities, except any such dividend or distribution in an amount not exceeding the amount of cash in the respective accounts of the Transferred Entities on the Closing Date, in accordance with the terms of this Agreement, (g) neither the Seller nor the Transferred Entities will accelerate any payment of accounts receivable or delay payment of accounts payable or Taxes (including payroll Taxes), in a manner inconsistent with prior practices, and (h) Seller will not perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach by Seller of any contract directly and exclusively related to the Healthcare Business to which it is a party, which breach would have a Material Adverse Effect.

               7.2 CAUSE CONDITIONS TO BE SATISFIED. Seller will use its reasonable efforts to cause all of the conditions described in Section 8 of this Agreement to be satisfied.

               7.3 CONSENTS. Each of Seller and the Transferred Entities shall use reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to consummate and make effective the Transactions, including without limitation cooperating with Buyer in discussions with Franchisees and using reasonable efforts to obtain all material consents of any person or entity, whether private or governmental, required in connection with the consummation of the Transactions. Buyer and Seller shall cooperate in creating a list of such consents.

               7.4 ACCESS TO INFORMATION. For the period from the date of this Agreement up to and including the Closing Date, Seller will give to Buyer and to Buyer's officers, accountants, counsel and other representatives or advisors upon reasonable advance notice full access, during normal business hours, (a) to all the Transferred Entities' books, contracts, commitments, reports, studies, and other records and to the officers and employees of the Transferred Entities and (b) to all of Seller's books, contracts, commitments, reports, studies, and other records related to the Healthcare Business and to the officers of Seller and Seller's employees who are involved in the Healthcare Business (all of which shall become the property of the Buyer Group at the Effective Time, except as otherwise set forth in Section 14.3). Seller will furnish to Buyer during such period all such information concerning the Transferred Entities and the Healthcare Business and Healthcare Assets as Buyer may reasonably request. If requested by Buyer during such period, Seller will make available to Buyer and its accountants the work papers and other information utilized by Seller's accountants in the preparation of the Healthcare Financial Statements and make such accountants reasonably available to Buyer and its accountants.

               7.5 HSR ACT FILING. Seller will timely and promptly make all filings required under the HSR Act. Seller will furnish to Buyer such reasonably necessary information and reasonable assistance as Buyer may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Entity, including, without limitation, any filings necessary under the HSR Act. Seller will supply Buyer with a copy (cleansed of confidential or proprietary sensitive information) of any correspondence, filing or communication (or memorandum setting forth the substance thereof) between the Seller or its representatives, on the one hand, and the FTC or the DOJ or any other Governmental Entity or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the Transactions to the extent that any such correspondence, filing, communication or memorandum is required by Buyer to meet its obligations under the HSR Act.

               7.6 LICENSES AND PERMITS. Seller shall use reasonable efforts to assist Buyer in the preparation of the applications for all licenses and permits necessary for the post-Closing operation of the Healthcare Business, and in the securing of such licenses and permits.

               7.7 NOTICES TO THIRD PARTIES. In conjunction with Buyer, Seller shall use reasonable efforts to make all other filings and to give notice to all third parties that may reasonably be required to consummate the Transactions.

               7.8 SHARED FACILITIES AND ASSETS. Seller and the other members of the Seller Group will retain those facilities and assets used in the operation and management of the Healthcare Business as are shared with Seller's other businesses. For a transitional period following the Closing, such shared facilities and assets will be made available to the Buyer Group, subject to the terms and conditions set forth in the Transitional Services Agreement.

               7.9   MANAGEMENT EMPLOYMENT AGREEMENTS.  Seller shall pay
     (a) all "Restructuring Bonuses" and (b) all "Prepaid Bonus" amounts, all as, when, and to the extent, any such bonuses become due and payable pursuant to the terms of the respective Management Employment Agreements. Capitalized terms used in the preceding sentence shall have the same meaning set forth in the Management Employment Agreements.

          8.   CONDITIONS TO BUYER'S OBLIGATIONS.

     Unless waived by Buyer in writing, all obligations of Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

               8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Seller contained in Section 3 shall be true and correct in all material respects on the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); and except for changes expressly permitted or contemplated herein or in the other Transaction Documents. Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and satisfied all of the conditions required by this Agreement to be performed, complied with or satisfied by it on or prior to the Closing; and Buyer shall have received from Seller a certificate signed by an officer of Seller and dated the Closing Date, with respect to all of the foregoing.

               8.2 CONVEYANCE. The Conveyance of the Parent Healthcare Assets and Parent Healthcare Liabilities shall have occurred.

               8.3 CLOSING DELIVERIES. Seller shall have delivered the documents required pursuant to Section 2.7.

               8.4 NO INJUNCTION. No preliminary or permanent injunction or other order of any court restraining or prohibiting consummation of the Transactions shall be in effect.

               8.5 NO MATERIAL ADVERSE CHANGE. From the date of this Agreement to the Closing Date, there shall not have occurred a Material Adverse Change in the Healthcare Business.

               8.6 HSR ACT. Buyer and Seller shall have filed with the FTC and the DOJ complete and accurate notification and report forms with respect to the Transactions pursuant to the HSR Act and the waiting period required under the HSR Act shall have expired (or received notice of earlier termination) prior to the Closing Date.

               8.7 RESIGNATIONS. Buyer shall have received the written resignations of the officers and directors of the Transferred Entities as listed in Schedule 8.7.


               8.8 MATERIAL CONSENTS. All consents necessary for the consummation of the Transactions shall have been obtained other than any such consents the absence of which would not have a Material Adverse Effect.
               8.9 DOCUMENTS WITH LENDERS. The members of the Buyer Group shall have entered into definitive documents with the parties who have provided the financing commitments described in Section 4.6.

               8.10 ANCILLARY AGREEMENTS. The parties shall have negotiated final forms of and entered into the Ancillary Agreements.

          9.   CONDITIONS TO SELLER'S OBLIGATIONS.

     Unless waived by Seller in writing, all obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

               9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Buyer contained in Section 4 of this Agreement shall be true and correct in all material respects on the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties had been made again at and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); and except for changes permitted or contemplated herein or in the other Transaction Documents Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and satisfied all of the conditions required by this Agreement to be performed, complied with or satisfied by it on or prior to the Closing; and Seller shall have received from Buyer a certificate signed by an officer of Buyer and dated the Closing Date with respect to all of the foregoing.

               9.2 CLOSING DELIVERIES. Buyer shall have delivered the documents and paid the Purchase Price required pursuant to Section 2.8.

               9.3 NO INJUNCTION. No preliminary or permanent injunction or other order of any court restraining or prohibiting consummation of the Transactions shall be in effect.

               9.4 HSR ACT. Buyer and Seller shall have filed with the FTC and the DOJ complete and accurate notification and report forms with respect to the Transactions pursuant to the HSR Act and the waiting period required under the HSR Act, including any extension thereof, shall have expired (or received notice of earlier termination) prior to the Closing Date.

               9.5 ANCILLARY AGREEMENTS. The parties shall have negotiated final forms of and entered into the Ancillary Agreements.

          10.  INDEMNIFICATION AND SURVIVAL.

               10.1  INDEMNIFICATION BY SELLER.

                     (a) Subject to the terms and limitations of this
     Section 10, Seller shall indemnify Buyer Indemnitees against any Damages that are caused by or arise out of (i) any breach by Seller of any of its covenants or agreements under this Agreement or any of the other Transaction Documents, (ii) any inaccuracy in any representation or breach of any warranty of Seller set forth in Section 3, except to the extent provided in Section 10.3(c), or (iii) any of the Excluded Liabilities.

                     (b) The representations and warranties of Seller set forth in Section 3 shall survive the Closing. The representations and warranties set forth in Sections 3.3, 3.4, 3.5, 3.7 and subsequent Sections of Section 3 shall expire and be of no further force and effect eighteen months after the Closing Date, except with respect to (i) claims of Buyer with respect to Section 3.12 which shall expire and be of no further force and effect upon termination of the statute of limitations applicable to Taxes that are the subject of the claims and (ii) claims that Buyer has previously asserted against Seller in writing, setting forth with reasonable specificity the nature of such claims.

               10.2  INDEMNIFICATION BY BUYER.
                     (a) Subject to the terms and limitations of this Section, Buyer shall indemnify Seller Indemnitees against any Damages that are caused by or arise out of (i) any breach by Buyer, or subsequent to the Closing, any Transferred Entity, of any of its covenants or agreements under this Agreement or any of the other Transaction Documents, (ii) any inaccuracy in any representation or breach of any warranty of Buyer set forth in Section 4, (iii) the failure of any Transferred Entity subsequent to the Closing to perform or fulfill its obligations under any contract, agreement or obligation for which any member of the Seller Group is or may be liable, as a guarantor or otherwise, (iv) any of the Healthcare Liabilities, including but not limited to the Medicare/Medicaid Obligations, except for such amounts as the Seller is required to indemnify the Buyer for such Healthcare Liabilities (including Medicare/Medicaid obligations), (v) Buyer's hiring practices and decisions with respect to employees in the Healthcare Business, (vi) except as set forth in
     Section 7.9, any claim concerning any aspect of the employment or termination of employment at or after the Closing of any Continued Employee, (vii) except as set forth in Section 7.9, any claim with respect to Buyer's failure to meet its obligations with respect to the Management Employment Agreements, and (viii) any claims arising out of the operations of the Healthcare Business conducted subsequent to the Closing Date.

                     (b) The representations and warranties of Buyer set forth in Section 4 shall survive the Closing.

               10.3  LIMITATIONS.

                     (a) Buyer Indemnitees may not assert any claim for indemnification under Section 10.1(a)(ii) or 10.1(a)(iii) (a "Buyer's Claim") unless and until: (i) such Buyer's Claim (or a series of related Buyer's Claims) gives rise to Damages (excluding Litigation Expenses for purposes of this threshold only) in excess of $10,000 and (ii) the aggregate amount of such Buyer's Claims shall exceed $2,000,000 and then only with respect to the excess of such aggregate Buyer's Claims over $2,000,000. Notwithstanding the foregoing, in no event shall Seller's liability under and with respect to this Agreement, the other Transaction Documents, the Transactions or any claims associated herewith arising under
     Section 10.1(a)(ii) or 10.1(a)(iii) (whether in contract, tort or otherwise, but not including any claim for willful misconduct or willful fraud) exceed an aggregate amount equal to $25,000,000. The limitations set forth in this Section 10.3(a) shall not apply to the representations contained in Section 3.26 or to any Section 3.16 Damages or Hertz Matters Damages, which shall be governed by Section 10.4 below. Any Gap Amounts (as defined in the Insurance Procedures Agreement) paid by any member of the Buyer Group shall be included for purposes of determining whether Buyer has met the two million dollar ($2,000,000) threshold set forth in this
     Section 10.3(a).

                     (b) The dollar thresholds set forth in this Section 10 have been negotiated for the special purpose of the provision to which they relate, and are not to be taken as evidence of the level of "materiality" for purposes of any statutory or common Law which may be applicable to the Transactions under which a level of materiality might be an issue.

                     (c) The effect of any nonperformance of any provision of Section 7.1 shall be limited to nonfulfillment of the conditions set forth in Section 8, and no member of the Seller Group shall have any liability therefor or in connection therewith in the event Buyer consummates the Transactions.

               10.4 SPECIAL INDEMNITY. The limitations and thresholds set forth in Section 10.3 shall not apply to the following Special Indemnity matters:

                     (a) Seller shall indemnify Buyer Group with respect to Damages resulting from (i) the failure to collect on notes receivable from the Therapy Students, to the extent that such failure to collect exceeds the amount specifically reserved therefore as of the Closing Date on the books and records of the Healthcare Business, as set forth on
     Schedule 10.4(a); (ii) claims by Therapy Students against the Seller Group with respect to obligations of Seller or the Transferred Entities under those certain contracts concerning the education of the Therapy Students; and (iii) claims by HOZN, Eindhoven, the Netherlands, the Hogeschool van Amsterdam, Amsterdam, the Netherlands, and The Hanzehogeschool van Groningen, Groningen, the Netherlands with respect to certain contracts between such schools and Seller or one of the Transferred Entities (collectively, the "Specified Damages"). Seller and Buyer shall each pay 50% of all Specified Damages; provided, however (I) Buyer shall pay the first $100,000 of

     Specified Damages and (II) Seller's liability for Specified Damages shall not exceed $2,000,000. Any payments made by Buyer pursuant to this
     Section 10.4(a) shall be included for purposes of determining the threshold set forth in Section 10.3(a)(ii). Any payments made by Seller pursuant to this Section 10.4(a) shall be included for purposes of calculating the $25,000,000 maximum set forth in Section 10.3(a).

                     (b) Notwithstanding any provision contained herein to the contrary, Seller shall indemnify Buyer Group with respect to
     Section 3.16 Damages and, subject to Section 10.4(c), with respect to Damages incurred as a result of the Hertz Matters ("Hertz Matters Damages"); provided, however, that Buyer shall pay 50% of any such
     Section 3.16 Damages or Hertz Matters Damages up to an aggregate maximum of $500,000, and, provided further that Buyer shall not be liable for
     Section 3.16 Damages or Hertz Matters Damages in excess of $250,000. Any payments made by Buyer pursuant to this Section 10.4(b) shall be included for purposes of determining the thresholds set forth in Section 10.3(a)(i) and (ii). Any payments made by Seller pursuant to this Section 10.4(b) shall not be included for purposes of calculating the $25,000,000 maximum set forth in Section 10.3(a) and such $25,000,000 maximum shall not be applicable to any Section 3.16 Damages or Hertz Matters Damages.

                     (c) Notwithstanding the foregoing, the indemnity set forth in Section 10.4(b) with respect to Hertz Matters Damages shall cover Damages only to the extent such Damages are not recovered by Buyer or any other member of the Buyer Group pursuant to the indemnity provisions set forth in the Contracts listed on Schedule 3.8(a)(i), items 6 through 10, and Buyer agrees to use reasonable efforts to effect such recovery.

                     (d) Notwithstanding any provision contained herein to the contrary, Seller shall indemnify Buyer Group with respect to any Identified Section 3.16 Damages. It is expressly understood and agreed that Seller shall indemnify the Buyer Group from the first dollar of Identified Section 3.16 Damages incurred by any member of the Buyer Group and, accordingly, the deductible and maximum amounts payable set forth in
     Section 10.3(a) shall be inapplicable to Seller's indemnification obligation set forth in this Section 10.4(d).

                     (e) With respect to any Damages resulting from the Greg Teske matter set forth on Schedule 3.20 under the caption "Threatened Litigation" ("Teske Damages"), Seller shall indemnify the Buyer Group from the first dollar of Teske Damages incurred by the Buyer Group up to a maximum amount of one hundred thousand dollars ($100,000). In no event shall Seller be liable for any Teske Damages incurred by the Buyer Group in excess of such one hundred thousand dollar ($100,000) amount; however, any Teske Damages paid by any member of the Buyer Group in excess of such amount shall be included for purposes of determining whether Buyer has met the two million dollar ($2,000,000) threshold set forth in Section 10.3(a).

                     (f) The parties agree that the special indemnities set forth in this Section 10.4 shall be subject to the 18-month survival period set forth in Section 10.1 and shall be the Buyer Group's sole remedy against Seller, the Seller Group or any of their affiliates, with respect to the Specified Damages, the
     Section 3.16 Damages, Hertz Matters Damages, the Identified Section 3.16 Damages and/or any of the other subject matters set forth in this
     Section 10.4.

               10.5 NOTICE OF CLAIMS. Any Indemnified Party that seeks indemnification with respect to a Third Party Claim from the other party (or, in the case of Buyer, to have Damages taken into account for purposes of the dollar thresholds in Section 10.3) must provide written notice to the Indemnifying Party setting forth reasonable detail as to such Third Party Claim (a "Notice of Claim"). It shall be a condition to indemnification hereunder that the Notice of Claim be delivered promptly and be received by the Indemnifying Party prior to the time the Indemnifying Party's ability to contest the Third Party Claim would be materially impaired by such lack of notice or delay. If the Indemnified Party fails to meet the foregoing condition then it shall have waived all rights to indemnification with respect to such Third Party Claim.

               10.6  DEFENSE OF THIRD PARTY CLAIMS.

                     (a) Except as otherwise provided in Section 10.5(d), the Indemnifying Party may undertake the defense of a Third Party Claim by notice to the Indemnified Party not later than 60 calendar days after receipt by the Indemnifying Party of the Notice of Claim. Failure on the part of the Indemnifying Party to so notify the Indemnified Party that it will undertake such defense shall be deemed to be a waiver of the Indemnifying Party's right to undertake such defense.

                     (b) If the Indemnifying Party undertakes the defense of any Third Party Claim, it shall control the investigation and defense thereof, except that the Indemnifying Party shall not require the Indemnified Party without the Indemnified Party's prior written consent, to take or refrain from taking any action in connection with such Third Party Claim, or make any public statement that it reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnified Party, consent to any settlement that requires the Indemnified Party to make any payment that is not fully indemnified under this Agreement (or taken into account under Section 10.3); and subject to the Indemnifying Party's control rights, the Indemnified Party may participate in such investigation and defense, at its own expense.

                     (c) If the Indemnifying Party does not undertake the defense of a Third Party Claim, then except as otherwise provided in
     Section 10.5(d), the Indemnified Party shall control such investigation and defense, except that the Indemnified Party shall not require the Indemnifying Party, without its prior written consent, to take or refrain from taking any action in connection with such Third Party Claim, or make any public statement, which such party reasonably considers to be against its interest, nor shall the Indemnified Party, without the prior written consent of the Indemnifying Party, consent to any settlement; and subject to the Indemnified Party's control rights, the Indemnifying Party may participate in such investigation and defense, at its own expense.

                     (d) If there is a material conflict of interest between Seller and Buyer with respect to a Third Party Claim, then neither party shall be entitled to assume the defense thereof. In such event Buyer and Seller shall each be entitled to conduct its own investigation and defense, but the parties shall cooperate to conduct such investigation and defense as efficiently as possible. If Seller is required to indemnify Buyer with respect to such Third Party Claim, it shall pay the reasonable attorneys' fees and expenses of one individual or firm representing Buyer with respect thereto. If Buyer is required to indemnify Seller with respect to such Third Party Claim, it shall pay the reasonable attorneys' fees and expenses of one individual or firm representing Seller with respect thereto.

                     (e) Buyer and Seller shall make available to each other, their counsel and other representatives, all information and documents reasonably available to them which relate to any Third Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation and defense thereof.

               10.7 NO CONSEQUENTIAL OR LOST PROFIT DAMAGES. No party to this Agreement shall seek or be entitled to indirect or consequential Damages or Damages for lost profits in any claim for indemnification under this
     Section 10, nor, in connection with any Direct Claim, shall it accept payment of any award or judgment for such indemnification to the extent that such award or judgment includes such party's indirect or consequential Damages or Damages for lost profits.

          11.  TERMINATION.

               11.1 GENERAL. This Agreement may be terminated and the Transactions may be abandoned at any time, but not later than the Closing Date, as set forth below:

                     (A) MUTUAL CONSENT. This Agreement may be terminated by the mutual consent of Seller and Buyer.

                     (B) FAILURE OF CONDITIONS. This Agreement may be terminated by Seller upon five (5) days written notice to Buyer in the event that any of the conditions precedent to Seller's obligations set forth in Section 9 with respect to Buyer are not satisfied by December 21, 1997 (other than by reason of the breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and are not waived by Seller at or prior to such date. This Agreement may be terminated by Buyer upon five (5) days written notice to Seller in the event that any of the conditions precedent to Buyer's obligations set forth in Section 8 with respect to Seller or the Transferred Entities are not satisfied by December 21, 1997 (other than by reason of the material breach by such terminating party of any of its representations, warranties, covenants, or agreements set forth herein) and are not waived by Buyer at or prior to such date.

               11.2 PROCEDURE UPON TERMINATION. In the event of the termination and abandonment of this Agreement, written notice thereof shall promptly be given to the other parties hereto and except as provided in
     Section 11.3 this Agreement shall terminate, all further obligations of the parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the Transactions shall be abandoned without further action by any of the parties hereto, except that Section 6.3 (Confidentiality) shall survive such termination or abandonment.

               11.3 EFFECT OF TERMINATION. Any such termination shall be without liability to Seller, the Transferred Entities and Buyer, except to the extent that there shall have occurred any willful or intentional breach of this Agreement or any intentional misrepresentation or breach of warranty, as to each of which all legal remedies of the party adversely affected shall survive and be enforceable. Each party will pay its own expenses as incurred up to and including the date of termination.

               11.4 EFFECT OF SUSPENDED TRANSFER. In no event shall the occurrence of a Suspended Transfer be grounds for termination of this Agreement by either Buyer or Seller.

               11.5 LIQUIDATED DAMAGES. Notwithstanding any provision herein to the contrary, in the event that Buyer fails to have all funds necessary to pay the Purchase Price on the Closing Date and all of the conditions precedent to Buyer's obligations, other than the condition set forth in
     Section 8.9, have been satisfied, either party may terminate this Agreement and Buyer shall pay to Seller liquidated damages in the amount of $3,000,000 in immediately available funds to an account designated in writing by Seller, within thirty (30) days of such termination. Such liquidated damages shall be Seller's sole and exclusive remedy against Buyer, Cornerstone, or any of their respective affiliates with respect to this Agreement, the Transactions and such termination. Cornerstone agrees that in the event that Buyer is liable to pay Seller such liquidated damages it shall provide sufficient capital to Buyer for purposes of paying such liquidated damages.

          12.  COVENANTS NOT TO COMPETE.

               12.1 SELLER'S COVENANTS. In consideration of the consummation of the Transactions, for a period of ten (10) consecutive years from the Closing Date, Seller shall not:


                     (a) Directly or indirectly through any affiliate or other entity, as a principal, partner, agent or otherwise, compete, assist in or provide financial resources to any activity that competes with the Healthcare Business, as such business is currently conducted within the United States and Canada; provided that the running of such time period shall be tolled during any period of time during which it has been successfully established by judicial or otherwise binding determination that Seller has violated this Section 12.1;

                     (b) Use or disclose to anyone except Buyer, whether or not for its benefit or otherwise, any confidential matters used directly and exclusively in the Healthcare Business;

                     (c) Directly or indirectly solicit, encourage to leave employment, or hire any employee of the Healthcare Business or any person who at the time of hire had been an employee of the Healthcare Business within the previous 12 months; and

                     (d) Notwithstanding anything to the contrary set forth in this Section 12.1, (i) Seller and any other member of the Seller Group may enter into a business that is competitive with the Healthcare Business in the event that (A) such business comprises less than 25% of the ongoing operations of an entity that a member of the Seller Group acquires and the net revenues of such competitive business for the fiscal year preceding the closing of any such transaction is less than $5,000,000; (B) if such net revenues equal or exceed $5,000,000, at the time of such closing, the acquiring member of the Seller Group shall divest itself of such business as soon as practicable after the closing of the acquisition of such entity, but in no event later than 24 months from the date of such closing; or
     (C) if subsequently such net revenues equal or exceed $5,000,000 in any fiscal year, the acquiring member of the Seller Group shall divest itself of such business as soon as practicable, but in no event later than 24 months from the end of such fiscal year, and (ii) Seller and any other member of the Seller Group may engage in the provision of permanent placement and outplacement services on an executive, managerial and professional level to hospitals and other healthcare related entities and the staffing of non-healthcare providers to hospitals and other healthcare related entities.

               12.2 BUYER GROUP'S COVENANTS. In consideration of the consummation of the Transactions, for a period of ten (10) consecutive years from the Closing Date, no member of Buyer Group shall:

                     (a) Directly or indirectly through any affiliate or other entity, as a principal, partner, agent or otherwise, compete, assist in or provide financial resources to any activity that competes with the non-Healthcare Business of Seller ("Seller's Continuing Business"), as such business is currently conducted within the United States and Canada; provided that the running of such time period shall be tolled during any period of time during which it has been successfully established by judicial or otherwise binding determination that any member of the Buyer Group has violated this Section 12.2;

                     (b) Use or disclose to anyone except Seller whether or not for its benefit or otherwise, any confidential matters used directly and exclusively in Seller's Continuing Business;

                     (c) Directly or indirectly solicit, encourage to leave employment, or hire any employee of Seller's Continuing Business or any person who at the time of hire had been an employee of Seller's Continuing Business within the previous 12 months;

                     (d) Notwithstanding anything to the contrary set forth in this Section 12.2 (i) Buyer and any other member of the Buyer Group may enter into a business that is competitive with Seller's Continuing Business in the event that (A) such business comprises less than 25% of the ongoing operations of an entity that a member of the Buyer Group acquires and the net revenues of such competitive business for the fiscal year preceding the closing of any such transaction is less than $5,000,000, (B) if such net revenues equal or exceed $5,000,000, the acquiring member of the Buyer Group shall divest itself of such business as soon as practicable after the closing of the acquisition of such entity, but in no event later than 24 months from the date of such closing, or (C) if subsequently such net revenues equal or exceed $5,000,000 in any fiscal year, the acquiring member of the Buyer Group shall divest itself of such business as soon as practicable, but in no event later than 24 months from the end of such fiscal year; and (ii) Buyer and any other member of the Buyer Group may engage in the provision of healthcare support personnel to hospitals and other patient care facilities, provided such personnel have medical training, education, and expertise, and the position to be filled requires medical training, education and expertise; and

                     (e) Notwithstanding anything to the contrary contained in this Section 12.2, none of the foregoing restrictions shall in any way limit the activities of Cornerstone or any of its affiliates, other than the Buyer Group.

               12.3 REASONABLENESS OF RESTRICTIONS. Each of Buyer and Seller acknowledges that the foregoing restrictions are reasonable and necessary to protect the value to the other of the Transactions, and agrees that in the event of any breach thereof the harm to the non-breaching party will be irreparable and without adequate remedy at Law, and therefore that injunctive relief with respect thereto will be appropriate. Such injunctive relief shall not be the non-breaching party's exclusive remedy, and shall be in addition to any other remedies to which it may be entitled, whether in Law or in equity. Buyer, on behalf of itself and the other members of the Buyer Group, and Seller each waives any requirement for the posting of any bond or security as a condition to the granting of any injunction or other equitable relief. The covenants contained in Sections 12.1 and 12.2 shall be deemed to be a series of separate covenants, one for each business line in each city of every state or jurisdiction in which the respective businesses are currently conducted. Each such separate covenant is referred to herein as a "Separate Covenant." If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants. In the event that a court or tribunal of competent jurisdiction otherwise determines that any of the foregoing provisions are unenforceable as stated, the parties intend that such restrictions be modified to permit the maximum enforceable restriction on the respective party's competition with the other party's business.

          13.  EMPLOYEE MATTERS.

               13.1  CURRENT AND CONTINUED EMPLOYEES.

                     (a) On the Closing Date, the following individuals shall cease to be employees of the Seller Group: (i) each employee of Seller who is employed exclusively in the Healthcare Business, (ii) each employee of Seller who performs substantial services for the Healthcare Business and is designated by Seller, and (iii) each employee who replaces any employee described in clauses (i) and (ii). All employees described in clauses (i) and (ii), as of the date hereof are listed in Schedule 13.1.
     Schedule 13.1 identifies each Current Employee who is absent from active employment and indicates the nature of such absence and the anticipated date of return, if any, of such employee's return to active employment.
     All employees described in clauses (i), (ii) and (iii) are referred to as "Current Employees".

                     (b) Each Current Employee who accepts an offer of employment made by a member of the Buyer Group in accordance with
     Section 13.2 shall become an employee of such member of the Buyer Group effective on the Closing Date; and all such Current Employees and all Business Employees shall be referred to as "Continued Employees".

               13.2  POSITIONS OFFERED TO CURRENT EMPLOYEES.

                     (a) Subject to the provisions of this Section 13, as of the Closing Date, Buyer, or another member of the Buyer Group, shall offer employment to all Current Employees; PROVIDED, HOWEVER, that Buyer shall not be obligated to offer employment to any Current Employee who, as of the Closing Date, is absent from active employment due to a long term disability, as identified on Schedule 13.1.

                     (b) With respect to each Current Employee, the position offered by Buyer, or another member of the Buyer Group: (i) shall be for a job that is equivalent (including with respect to his or her level of responsibility and authority) to the Current Employee's job with the Healthcare Business as of the Closing, (ii) shall be at no reduction in base salary, wages, or commission or sales incentive award levels effective as of the Closing, and (iii) shall provide employee benefit plan coverages substantially comparable to those coverages provided to the Current Employee prior to the Closing, in accordance with the provisions of the Employee Procedures Agreement.

                     (c) Seller has not made any representation regarding which, if any, (i) Current Employees will accept offers of employment with the Buyer Group, or (ii) Continued Employees will continue such employment after the Closing. Nothing in this Article 13 or the Employee Procedures Agreement shall be construed to amend or in any way modify any at-will employment policy of Buyer.

               13.3 TERMS OF EMPLOYMENT. As to terms and conditions of employment not specified in this Section 13, and subject to the Employee Procedures Agreement, from and after the Closing the Continued Employees:
     (i) shall be treated in a similar manner as the other employees of the Buyer Group who are similarly situated, (ii) shall be entitled to participate on the same basis as such other employees in all job training, career development and educational programs of the Buyer Group, and
     (iii) shall be entitled to fair and equitable consideration together with such other employees in connection with any management or executive job opportunities or any other promotional opportunities with the Buyer Group.

               13.4 RECOGNITION OF SENIORITY. Buyer shall recognize continuous service with Seller or the Transferred Entities (including predecessor employers to the extent such service has been recognized by Seller) for the purpose of determining seniority as this may be used for the determination of service awards, severance benefits, vacations, sick leave and other terms and conditions of employment related to seniority.

               13.5 EMPLOYEE INFORMATION SHARING. After the Closing, Buyer shall, and shall cause the Transferred Entities to, provide to Seller and Seller shall provide to Buyer, on a continuing basis at no cost to the recipient, such information regarding persons who were employees of the Healthcare Business under the Seller's ownership, as may be reasonably requested.

          14.  POST-CLOSING MATTERS.

               14.1 REPORTS. Buyer shall, and shall cause the Transferred Entities and their respective employees to, prepare on a timely basis, in accordance with the reasonable instructions of Seller, such financial, Tax and other reports and statements relating to the Healthcare Business or the Transferred Entities for periods prior to the Closing as may be requested by Seller.

               14.2 RENEWAL OF GUARANTEED ITEMS. Without the prior written consent of the Treasurer of any Assistant Treasurer of Seller, Buyer shall not, and shall not permit the Transferred Entities or any other member of the Buyer Group to, renew or extend the term of, increase its obligations under, or transfer to a third party, any lease, loan, contract or other obligation for which Seller or any other member of the Seller Group is or may be liable, as guarantor, original tenant, primary obligor, or otherwise, unless all obligations of the Seller Group with respect thereto are thereupon terminated by documentation satisfactory in form and substance to Seller.

               14.3 FINANCIAL AND ACCOUNTING RECORDS. Seller shall maintain all original financial and accounting records relating to the Healthcare Business for a period of six (6) years and shall permit Buyer to have access to and to copy, at Buyer's sole cost and expense, such records during normal business hours for the purpose of preparing financial statements, Tax returns, litigation papers and for other legitimate corporate purposes. Seller shall reasonably cooperate in furnishing or providing access to all such records, provided that it shall be during normal business hours and so as not to cause undue disruption to the business of Seller.

               14.4  INTENTIONALLY OMITTED.

               14.5 INTERCOMPANY AGREEMENTS. Except for the Ancillary Agreements, the other Transaction Documents and any agreements executed in connection with the Conveyance, (a) all contracts, licenses, agreements, commitments or other arrangements between Seller or any other member of the Seller Group and any Transferred Entity, whether written or oral, and whether express or implied, pursuant to which Seller (or any other member of the Seller Group) provides management, administrative, legal, financial, accounting, data processing, insurance, technical support, or other services to the Healthcare Business or such Transferred Entity, or the use of any assets of any member of the Seller Group, or pursuant to which rights, privileges or benefits are accorded to the Healthcare Business or any Transferred Entity as a unit of the Seller Group, shall terminate as of the Closing, and (b) after the Closing, neither Buyer nor the Transferred Entities shall have any rights under any similar contract, license, agreement, commitment or arrangement with Seller (or any other member of the Seller Group).

               14.6 TAX ELECTION. Buyer and Seller covenant and agree that following the Closing they shall make a joint election pursuant to
     Section 338(h)(10) of the Code with respect to the Transferred Shares and the outstanding shares of stock of the Transferred Subsidiaries held as of the Closing Date by IHI and file such forms as necessary to effectuate such an election in accordance with this Section 14.6. The Purchase Price shall be allocated among the Healthcare Assets by Buyer, in accordance with the regulations promulgated under Section 338 of the Code, except as may otherwise be set forth in the Tax Procedures Agreement.

               14.7  NATIONAL ADVERTISING CONTRACTS.

                     (a) All the Healthcare National Advertising Contracts shall be assigned by Seller to IHI and IHI shall assume all such contracts, subject to the terms and conditions to be set forth in an assignment and assumption agreement to be executed between Seller and IHI, substantially in the form of Exhibit 14.7, providing, among other things, that they shall each continue to meet the obligations to their respective Franchisees set forth in the National Advertising Contracts.

               14.8 INTERIM HEALTHCARE SYSTEM. Seller has completed development of the Interim Healthcare System through the initial phase of Release 2.0 as described in Schedule 1.39 and shall further enhance the functionality of Release 2.0 to meet the specifications of IHI set forth in Appendix A to Schedule 1.39 by no later than December 31, 1997. In addition, by no later than December 31, 1997, Seller shall develop a Medicare Front Office Module, as described on Schedule 1.39, to be included in the Interim Healthcare System. Any further development of the Interim Healthcare System shall be performed by Buyer or another member of the Buyer Group.

               14.9 REGULATORY CHANGES. In the event that between the date hereof and the Closing Date, it becomes apparent to the parties that the terms set forth in Section 2.3 of this Agreement or in the IHNY Management Agreement cannot be carried out in the manner contemplated herein or therein as a result of any governmental action pursuant to Laws applicable to the Healthcare Business and/or the Transactions, then the parties shall use their reasonable best efforts to renegotiate any such terms so as to preserve as closely as possible the agreements previously reached between the parties as set forth herein.

          15.  MISCELLANEOUS.

               15.1 PUBLICITY. Seller, Buyer, and the other members of the Seller Group and the Buyer Group agree not to issue any statement or communication to the public or the press regarding the Transactions without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that upon notice to the other party, each party shall be permitted, upon notice to the other, to make such disclosures to the public or such Governmental Entities as its counsel reasonably deems necessary to maintain compliance with applicable Laws.

               15.2 EXPENSES. Seller shall pay all of its expenses relating to this Agreement, including all of the fees and expenses of Bryan Cave LLP in its capacity as counsel to Seller and the Seller Group and the fees of Alex. Brown & Sons Incorporated. Buyer shall pay all of its expenses relating to this Agreement including fees and disbursements of its respective counsel, accountants and financial advisors, whether or not the Transactions are consummated. Any filing fees related to the Conveyance and any fees related to the sale of the Transferred Shares shall be the responsibility of the Seller. Buyer and Seller shall each pay 50% of any filing fee in connection with the HSR Act and any other filing fees related to the Transactions.

               15.3 NOTICES. Except as otherwise provided herein, all notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, shall be sent, delivered or telecopied to:

               (a)   Seller:

                     Interim Services Inc.
                     2050 Spectrum Boulevard
                     Fort Lauderdale, FL 33309
                     Attention:  Raymond Marcy
                     Phone:  (954) 938-7600
                     Fax:  (954) 351-8117

                     with a copy to:

                     Bryan Cave LLP
                     1200 Main, Suite 3500
                     Kansas City, MO 64105
                     Attention:  Lorna Wright Haberkern, Esq.
                     Phone:  (816) 374-3209
                     Fax:  (816) 374-3300

               (b)   Buyer:

                     Catamaran Acquisition Corp.
                     717 Fifth Avenue, Suite 1100
                     New York, New York 10022
                     Attention:  Dana O'Brien
                     Phone:  (212) 753-0901
                     Fax:  (212) 828-6798

                     with a copy to:

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, New York 10022
                     Attention:  Frederick Tanne
                     Phone:  (212) 446-4800
                     Fax:  (212) 446-4900

               (c)   Cornerstone:

                     Cornerstone Equity Investors IV, L.P.
                     717 Fifth Avenue, Suite 1100
                     New York, New York 10022
                     Attention:  Dana O'Brien
                     Phone:  (212) 753-0901
                     Fax:  (212) 828-6798

                     with a copy to:

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, New York 10022
                     Attention:  Frederick Tanne
                     Phone:  (212) 446-4800
                     Fax:  (212) 446-4900


          All such notices, requests, demands or communications shall be sufficient and effective upon personal delivery, or upon confirmation of the receipt of the applicable telecopy or one Business Day after delivery to a reputable overnight carrier for next Business Day delivery, or three (3) days after the date on which the notice is deposited in the United States mail, registered or certified with return receipt requested and proper postage prepaid.

               15.4  ENTIRE AGREEMENT.  This Agreement and the other
     Transaction Documents are intended by the parties to and do constitute the entire agreement of the parties with respect to the Transactions. Except for the Confidentiality Agreement which shall survive the execution and delivery of this Agreement, this Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. Any provision of this Agreement may be waived by the party entitled to the benefit thereof only in the manner set forth in the preceding sentence, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

               15.5 INTERPRETATION. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa.

               15.6 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               15.7 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto, except as specifically set forth in Section 6.6 with respect to the Management Employment Agreements. This Agreement may not be assigned by any party hereto, except that Buyer may assign this Agreement to one of its wholly-owned subsidiaries or to any of its financing sources, provided that Buyer shall remain primarily liable on this Agreement, notwithstanding any such assignment.

               15.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware.

               15.9 EXCLUSIVITY. Seller shall not, and shall not cause or permit any other member of the Seller Group to, (a) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of the Healthcare Business, the Transferred Entities or any substantial portion of the assets of the Healthcare Business (including any such acquisition structured as a merger, consolidation, sale of stock or sale of assets), or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek to do any of the foregoing. The Seller agrees to notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          IN WITNESS WHEREOF, Seller and Buyer have executed or caused this Agreement to be duly executed as of the date first above written.


                              INTERIM SERVICES INC.

                              By:  /s/ Roy G. Krause
                                   -----------------------------------
                                   Roy G. Krause
                                   Executive Vice President



                              CATAMARAN ACQUISITION CORP.

                              By:  /s/ Robert H. Getz
                                   -----------------------------------
                                   Robert H. Getz
                                   Vice President and Secretary



          The undersigned is executing this Agreement solely for purposes of the obligations set forth in Section 11.5, and by such execution hereby represents that Cornerstone has all requisite right, power and authority to execute and deliver this Agreement and to perform its obligations under Section 11.5.


                              CORNERSTONE EQUITY INVESTORS IV, L.P.

                              By:  Cornerstone IV, L.L.C.,
                                   Its General Partner

                              By:  /s/ Robert H. Getz
                                   -----------------------------------
                                   Robert H. Getz
                                   Managing Director

                                                              EXHIBIT 2.3(b)

THIS SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE IS SUBJECT TO A SEPARATE SUBORDINATION AGREEMENT BY AND AMONG THE HOLDER, THE MAKER, CATAMARAN AND NATIONSBANK (AS EACH SUCH TERM IS HEREIN DEFINED)

                     SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE

$15,410,000.00                                                New York, New York
                                                              September 26, 1997

         FOR VALUE RECEIVED, the undersigned, Interim Healthcare Inc., a
Florida corporation (the "MAKER"), hereby promises to pay to Interim Services Inc., a Delaware corporation (the "HOLDER"), in lawful money of the United States, at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309 or such other place as may be designated in writing by the Holder, the principal sum of Fifteen Million Four Hundred Ten Thousand Dollars ($15,410,000.00) (the "PRINCIPAL AMOUNT"), plus all accrued interest thereon, if any, at the interest rate set forth herein. Reference is hereby made to (i) the Stock Purchase Agreement, dated as of June 29, 1997, as amended (the "STOCK PURCHASE AGREEMENT") among the Holder, Catamaran Acquisition Corp., a Delaware corporation ("CATAMARAN") and Cornerstone Equity Investors IV, L.P.; and (ii) the Credit Agreement, dated as of the date hereof, as amended, modified, restated or supplemented from time to time (the "CREDIT AGREEMENT") among Maker, Catamaran, NationsBank, N.A. ("NATIONSBANK"), as agent and issuing lender, and the lenders named therein.

         Any payment by the Maker of any portion of the Principal Amount to the Holder shall be referred to herein as a "PRINCIPAL PAYMENT". The "PRINCIPAL PAYMENT AMOUNT" at any time shall be equal to (a) the amount which Maker can pay to the Holder without causing an Event of Default (as such term is defined in the Credit Agreement) MINUS (b) $350,000, such amount rounded down to the nearest hundred thousand; PROVIDED, that (i) if the Principal Payment Amount at any time is equal to less than $300,000 (except if the remaining unpaid Principal Amount at such time is less than $300,000), then the Maker shall have no obligation to make a Principal Payment at such time or (ii) if the Principal Payment Amount at any time is greater than the remaining unpaid Principal Amount at such time, then the Principal Payment Amount at such time shall be equal to such remaining unpaid Principal Amount. Notwithstanding the foregoing, if after giving effect to the payment of any Principal Payment Amount, the remaining unpaid Principal Amount would be less than or equal to $350,000, then the Maker shall pay to the Holder such remaining unpaid Principal Amount at the same time as the Maker pays such Principal Payment Amount to the Holder.

         On the date the Holder transfers the IHNY Shares (as such term is defined in the Stock Purchase Agreement) to the Maker (the "IHNY CLOSING"), provided there is no Event of Default (as such term is defined in the Credit Agreement)under the Credit Agreement, the Maker shall make a Principal
Payment to the Holder in an amount equal to the Principal Payment Amount as of the IHNY Closing. By the forty-fifth (45th) day after each fiscal quarter of the Maker which ends after the IHNY Closing, provided there is no Event of Default (as such term is defined in the Credit Agreement) under the Credit Agreement, the Maker shall make a Principal Payment to the Holder in an amount equal to the Principal Payment Amount as of the end of such fiscal quarter.
Notwithstanding the foregoing, on the date that is 30 days after the earlier of (i) the final maturity of the indebtedness outstanding under the Credit Agreement or (ii) the payment in full by the Borrower of the Senior Indebtedness (as herein defined) and the termination of the Credit Agreement, the Maker shall make a Principal Payment to the Holder in an amount equal to the then remaining unpaid Principal Amount plus accrued interest thereon, if any.

         Upon the payment in full of the Principal Amount plus accrued interest thereon, if any, Maker shall have no further obligations or liabilities to Holder with respect to this Note and the Holder hereby agrees to cancel and return this Note to Maker.

         Notwithstanding anything contained herein to the contrary, if Maker has not obtained all consents and approvals required for the purchase by Maker of the IHNY Shares by the date that is eighteen (18) months after the date hereof, then Maker shall have no further obligations or liabilities to Holder with respect to this Note and the Holder hereby agrees to cancel and return this Note to Maker.

         No interest will accrue on the unpaid Principal Amount between the date hereof and the date of the IHNY Closing (the "IHNY CLOSING DATE"). After the IHNY Closing Date, interest will accrue on the then unpaid Principal Amount at a per annum rate equal to the rate of interest established from time to time by NationsBank at its head office in Charlotte, North Carolina as its "prime rate", which rate shall be adjusted daily to reflect any adjustments in such "prime rate". Such accrued interest will be paid to the Holder monthly on the first business day of the month, commencing the first month following the IHNY Closing Date.

         Unless prohibited by the terms of the Subordination Agreement, the Maker has the right to prepay the entire Principal Amount or such lesser amount as may then be outstanding, in whole or, from time to time, in part without penalty.

         For purposes of this Note, (i) "SUBORDINATED INDEBTEDNESS" means the obligations of the Maker to the Holder to pay the Principal Amount (but not interest at the prime rate payable in accordance with the sixth paragraph of this Note) under this Note; and (ii) "SENIOR INDEBTEDNESS" means any and all indebtedness (principal, interest, fees and other amounts) of Maker outstanding under the Credit Agreement.

         This Note is subject to the terms and conditions of a Subordination Agreement between Holder, Catamaran and NationsBank (the "SUBORDINATION AGREEMENT") pursuant to which the Subordinated Indebtedness is subordinate and junior in right of payment and all other respects to all Senior Indebtedness. The dissolution of the undersigned will not affect the continuing, irrevocable and binding nature of the Subordination Agreement on the Holder.

         Unless prohibited by the terms of the Subordination Agreement, upon the occurrence of an Event of Default (as hereinafter defined), the Holder, at any time during the continuance of any such Event of Default, may declare to be immediately due and payable the then unpaid Principal Amount plus all accrued and unpaid interest thereon, and will have the right to institute any proceeding with respect to this Note for the enforcement of the payment of the principal of or interest on this Note. As used herein, the term "EVENT OF DEFAULT" means (i) the default by the Maker in the payment of principal hereof when the same becomes due and payable pursuant to the terms hereof or upon acceleration of this Note; (ii) the default by the Maker in the payment of any interest hereon when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Maker, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined) (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in any involuntary case, (c) makes a general assignment for the benefit of its creditors, or (d) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for the relief against the Maker in an involuntary case, or (b) orders the dissolution or liquidation of the Maker, and, in any such case under this clause (iv), the order remains unstayed and in effect for 60 consecutive days. As used herein, the term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal or State law for the relief of debtors.

         Nothing set forth herein regarding the subordination of the Subordinated Indebtedness to the Senior Indebtedness will impair, as between the Holder and the Maker, the obligation of the Maker to pay to the Holder hereof the principal of this Note and any and all accrued interest thereon in accordance with terms hereof, nor will anything herein prevent the Holder as between the Holder and the Maker from exercising all remedies provided by this Note or provided by applicable law upon default hereunder.

         In the event payment required hereunder is due on a Saturday, Sunday or public holiday, such payment will be due on the next succeeding day which is not a Saturday, Sunday or public holiday.

         If the Subordinated Indebtedness is not paid when due and payable and this Note is placed in the hands of an attorney or attorneys for collection or foreclosure, the fees, costs and expenses incurred by Holder in any manner or way with respect thereto will be part of the Subordinated Indebtedness hereunder, payable to Holder on demand.

         The Maker hereby agrees that it will not agree to an amendment to the Credit Agreement that would impose financial covenants with respect to borrowings under the New York Acquisition Sublimit (as defined in the Credit Agreement) that differ from those with respect to any other borrowings under the Credit Agreement. The Maker hereby agrees to deliver to the Holder a copy of each Officer's Compliance Certificate which the Maker delivers to NationsBank pursuant to Section 6.1(c) of the Credit Agreement at or about the same time as Maker delivers any such Certificate to NationsBank.

         This Note is made and delivered in New York, New York and shall be construed and enforced in all respects in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, this Note has been duly executed and delivered by an authorized representative of the Maker on the date first above written.


                        INTERIM HEALTHCARE INC.,
                        a Florida corporation


                        By:
                             -------------------------------------------------
                             Name:
                             Title:


Accepted and Agreed To:

INTERIM SERVICES INC.,
A Delaware corporation


By:
    -------------------------
    Name:
    Title:



Catamaran Acquisition Corp., a Delaware
corporation, hereby guarantees the payment of all of Maker's payment obligations to the Holder pursuant to the terms of this Note.

CATAMARAN ACQUISITION CORP.,
a Delaware corporation


By:
    -------------------------
    Name:
    Title:

                                                               EXHIBIT 2.9(a)

                            EMPLOYEE PROCEDURES AGREEMENT


          AGREEMENT dated September 26, 1997 by and between Interim Services Inc., a Delaware corporation ("Seller"), and Catamaran Acquisition Corp., a Delaware corporation, ("Buyer").

          WHEREAS, Seller and Buyer have entered into a Stock Purchase Agreement dated June 29, 1997, (the "Stock Purchase Agreement") providing for, among other things, the acquisition by Buyer of all the stock in the Transferred Companies, which operate the Healthcare Business;

          WHEREAS, the Continued Employees in the Healthcare Business who are
(i) directly employed in the United States by the Transferred Entities ("U.S. Continued Employees"), or (ii) directly employed outside the United States by the Transferred Entities ("non-U.S. Employees"), shall become employees of Buyer or a subsidiary of Buyer pursuant to the Stock Purchase Agreement;

          WHEREAS, the parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the employee benefits provided to, those employees and former employees of the Healthcare Business; and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.  DEFINITIONS.

     (a)Except as otherwise expressly provided herein, all capitalized terms used herein have the respective meanings assigned to them in the Stock Purchase Agreement.

     (b)The following terms have the meanings set forth below:

        (i)"Affected U.S. Continued Employees" means the subset of U.S. Continued Employees who cease to be affiliated with the Seller Group as a result of either the Closing or the IHNY Closing, whichever is applicable.

        (ii)"Applicable Effective Time" means either the Effective Time or the IHNY Effective Time, as the context dictates.

        (iii)"Effective Time" means the Effective Time with respect to the Closing Date.

        (iv)"IHNY Closing" means the actions taken to complete the purchase of the IHNY Shares.

        (v)"IHNY Closing Date" means the date on which the IHNY Closing occurs.

        (vi)"IHNY Effective Time" means the Effective Time with respect to the IHNY Closing Date.

2.  401(K) PLAN FOR CONTINUED EMPLOYEES.

     (a) As of the Effective Time, Buyer shall cause IHI (as plan sponsor) and the other Transferred Entities to adopt a new 401(k) plan that is intended to be qualified under Code Sections 401(a) and 401(k) and a corresponding trust that is intended to be tax-exempt under Code Section 501(a) (the "Buyer 401(k) Plan"). The Buyer 401(k) Plan shall have similar terms as the Seller's 401(k) Benefit Plan as it exists on the Closing Date (the "Seller 401(k) Plan"), except that it shall not provide for the investment in Seller's stock, nor shall it provide for distributions in any annuity form. As soon as practicable after the Closing Date (but in any event no later than November 30, 1997), Buyer shall cause the Buyer 401(k) Plan and an application for determination on IRS Form 5300 to be filed with the IRS.

     (b) As of the Applicable Effective Time, all Affected U.S. Continued Employees who are participants in the Seller 401(k) Plan on the day immediately preceding the Applicable Effective Time shall cease their active participation therein and shall become participants in the Buyer 401(k) Plan. The Buyer 401(k) Plan shall receive and hold all contributions made on and after the Applicable Effective Time on behalf of the Affected U.S. Continued Employees.

     (c) As soon as practicable after the Applicable Effective Time, Seller shall cause the trustee of the Seller 401(k) Plan to transfer to the trustee of the Buyer 401(k) Plan assets equal in value to the total value of those account balances of both (i) all Affected U.S. Continued Employees under the Seller 401(k) Plan, and (ii) all individuals employed by Seller or any of the Transferred Entities prior to but not as of the Applicable Effective Time who have provided services primarily for the Healthcare Business, as determined by Seller, (the "Prior Healthcare Employees") and the Buyer shall cause the trustee of the Buyer 401(k) Plan to accept such assets. The trustee of the Seller 401(k) Plan shall transfer such assets in cash or in kind, as such trustee and Buyer shall mutually determine and agree, valued as of the date of transfer and all participant loans outstanding under the Seller 4.01(k) Plan shall be transferred to the Buyer 4.01(k) Plan in kind (along with all records necessary for the administration of such loans). Except as may otherwise be provided in the Stock Purchase Agreement, following such transfer, Seller shall have no further liability whatsoever (either under this Agreement or otherwise) with
respect to participants in the Buyer 401(k) Plan.   Seller and the Buyer shall
each use reasonable efforts to effect the account transfers contemplated in this
Section 2(c) as soon as practicable after each Applicable Effective Time; provided that such transfer shall be effected in a manner that complies with Code Section 414(l).

3.  U.S. WELFARE BENEFIT PLANS.

     (a) Subject to the terms of this Section 3, commencing as of the Applicable Effective Time and continuing for a period of at least twelve (12) months thereafter, the Buyer Group shall provide the Affected U.S. Continued Employees with coverage under welfare benefit plans, as defined in Section 3(1) of ERISA (the "Buyer Welfare Plans"), with similar terms, benefits, benefit levels and employee contributions, as is provided to such employees immediately before the Applicable Effective Time under the welfare benefit plans listed on

Schedule 3.21 to the Stock Purchase Agreement and maintained by the Seller Group for the benefit of its U.S. employees (the "Seller Welfare Plans"). The term "Buyer Welfare Plans" as used herein shall include the portion of the Seller Welfare Plans covering the U.S. Continued Employees during the Transition Period (all as described in subsection (b) hereof), and the term "Seller Welfare Plans" as used herein shall exclude such portion of such plans.

     (b) Buyer desires to have the Transferred Entities continue as participating employers in those commercially-insured Seller Welfare Plans set forth on Exhibit A attached hereto and made a part hereof ("Transition Plans") for the period commencing at the Effective Time and continuing through December 31, 1997 (the "Transition Period"), such that such Seller Welfare Plans shall provide benefits for the U.S. Continued Employees during the Transition Period. As an accommodation to Buyer, Seller shall notify the insurance carrier of all Transition Plans of the sale by Seller of the Healthcare Business to Buyer and of Buyer's desire to retain coverage for a Transition Period in this manner. Seller shall permit the Transferred Entities to continue to participate in the Transition Plans for the Transition Period; provided, however, that the Transferred Entities continued participation in the Transition Plans shall be contingent upon the insurance carriers permitting such participation and, provided further, that such arrangements shall not result in any liability whatsoever to any member of the Seller Group for the payment of benefits under any Transition Plan. Buyer shall remain fully responsible for providing all welfare benefits required hereunder (whether or not through the Transition Plans) and Seller's efforts and cooperation in establishing or attempting to establish this arrangement as described herein shall not shift any of such responsibility to Seller or any member of the Seller Group. Buyer shall be responsible for all costs and expenses (including but not limited to premiums and administrative costs) associated with participation of the Transferred Entities in the Transition Plans during the Transition Period and any period during which unreported expenses incurred by Buyer Group's employees are processed under the Seller Welfare Plans.

     (c) The parties acknowledge that Interim Assisted Care (Hawaii), Inc. ("IAC"), one of the Transferred Entities, currently is the sponsor of the group health plan maintained for its employees in Hawaii ("Hawaii Plan"). Buyer agrees and acknowledges that, after the Closing, IAC shall remain the sponsor of the Hawaii Plan and all assets, liabilities, responsibilities and authority relating thereto shall remain with IAC. As of the Effective Time, the Seller Group shall cease to have any direct or indirect liability or responsibility for, or any other connection whatsoever with, the Hawaii Plan.

     (d) Effective as of the Effective Time, Buyer shall take such actions as may be necessary to adopt, maintain and operate a health care spending account plan, dependent care spending account plan and Code Section 125 flexible benefits (cafeteria) plan, each of which shall be similar to such plans maintained by Seller immediately before the Effective Time. Effective as of the Applicable Effective Time, Buyer shall recognize the Affected U.S. Continued Employees' and the Prior Healthcare Employees' contribution elections, account balances and reimbursement experience from Seller's health care spending account and dependent care spending account plans for the calendar year in which the Applicable Effective Time occurs. Seller shall provide Buyer with all documentation, records and information Buyer may request in order to recognize such experience; and Seller shall transfer to Buyer an amount, in cash, representing the Affected U.S. Continued Employees' contributions to the health care spending account and dependent care spending account plans, net of reimbursements, for the calendar year in which the Applicable Effective Time occurs.

     (e) With respect to coverage of the U.S. Continued Employees under the Buyer Welfare Plans, (i) each U.S. Continued Employee's credited service with the Seller Group shall be credited against any waiting period applicable to eligibility for enrollment of new employees under the Buyer's group health plans; (ii) limitations on benefits due to pre-existing conditions shall be waived for any Affected U.S. Continued Employee enrolled in any Seller group health plan as of the Applicable Effective Time (or at any later time that his employment changes from the Seller to the Buyer) to the extent such U.S. Continued Employee is not subject to any such limitation on benefits under the relevant Seller plan; and (iii) any out-of-pocket annual maximums and deductibles paid by any Affected U.S. Continued Employee in the calendar year during which the Applicable Effective Time occurs under the Seller's group health plans shall be credited under the Buyer's health plans for such calendar year. In the case of any Affected U.S. Continued Employee who remains subject to any pre-existing condition limitation under the Seller's group health plans as of the day before the Applicable Effective Time (or at any later time his employment changes from the Seller to the Buyer, if later), benefits under the Buyer's group health plan shall be reduced or limited to the same extent that any such reduction or limitation would have occurred under the Seller's group health plans if such U.S. Continued Employee had continued coverage under the Seller's group health plan.

     (f) The Seller Welfare Plans shall not be liable for payments of benefits with respect to Affected U.S. Continued Employees, except as otherwise provided by this Section 3(f). The Seller Welfare Plans shall be liable for the payment of benefits to eligible Affected U.S. Continued Employees and their eligible dependents for claims related to services performed or supplies furnished or deaths occurring prior to the Applicable Effective Time, regardless of whether any such claim had actually been filed prior to the Applicable Effective Time, in accordance with the terms of the applicable Seller Welfare Plan.

     (g) The Buyer Welfare Plans shall be liable for the payment of benefits to eligible Affected U.S. Continued Employees and their eligible dependents for claims related to services performed, supplies furnished or deaths occurring on or after the Applicable Effective Time, notwithstanding the fact that any such claim may be related to a claim that was paid or is eligible for payment under the terms of any Seller Welfare Plan in accordance with Section 3(b) above. In addition, with respect to Affected U.S. Continued Employees, Buyer shall offer and be liable for any continuation health coverage (including any penalties, excise taxes or interest resulting from the failure to provide COBRA continuation coverage) required by section 4980B of the Internal Revenue Code due to qualifying events which occur on or before the Applicable Effective Time.

     (h) The parties acknowledge and agree that all U.S. Continued Employees and their covered dependents shall incur no termination of coverage, and Seller shall have no obligation to take any action (including but not limited to providing any certificate of creditable coverage) under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") as a result of this Transaction. The Seller shall cause its records as to the length and dates of each U.S. Continued Employee's (and covered dependents') creditable coverage (within the meaning of HIPAA) to be transferred to the Buyer. The Buyer shall be fully responsible for providing a timely certificate of creditable coverage (within the meaning of HIPPA) to each U.S. Continued Employee (and covered dependents), with such certificate to include and aggregate each such employee's (and covered dependents') period of creditable coverage under both the Seller's and the Buyer's group health plans.

4.  NO ASSUMPTION OF SELLER GROUP U.S. EMPLOYEE BENEFIT PLANS.

     (a) Except as otherwise provided in this Agreement, Buyer shall not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee benefit plan (as defined by section 3(3) of ERISA) maintained by the Seller Group for U.S. employees, former employees, retirees or their beneficiaries.

     (b) Effective as of the Effective Time, IHI, the current sponsor of the CHHP Pension Plan ("CHHP Plan"), shall transfer sponsorship of the CHHP Plan to Seller, and Seller shall assume sponsorship thereof; and Buyer shall cause IHI to deliver to Seller all correspondence, notices and other documents received in connection with said plan to be transferred immediately to Seller.

5. SELLER GROUP DEFERRED COMPENSATION PROGRAM. Pursuant to the terms of Seller's Deferred Compensation Plan, upon the Applicable Effective Time, participating Affected Continued U.S. Employees shall cease their participation therein, and Seller shall pay or commence payment to all Affected U.S. Continued Employees of any vested compensation that was deferred prior to the Applicable Effective Time and that was not paid on or before the Applicable Effective Time, in accordance with the terms and conditions of the plan.

6. VACATION. With respect to Affected U.S. Continued Employees, Buyer shall continue to apply the vacation, sick leave and leave of absence policies of the Healthcare Businesses that are in effect the day before the Applicable Effective Time for at least the remainder of the calendar year in which the Applicable Effective Time occurs; so that each U.S. Continued Employee shall be entitled to use any vacation time, sick leave days or leave of absence, or receive any vacation pay, to which he or she would otherwise be entitled for that calendar year under the vacation, sick leave and leave policies applicable the day before the Applicable Effective Time.

7. SEPARATION PAY. The Buyer Group shall defend, indemnify and hold all members of the Seller Group harmless from and against any claims or liability (including, but not limited to, COBRA, severance benefits, separation pay or similar entitlements under applicable law or otherwise) arising from the discharge or constructive discharge of any employee of any Transferred Entity which occurs in connection with or after the Applicable Effective Time.

8. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally or mailed first-class, postage prepaid, registered or certified mail, addressed as follows:

If to Seller or any member of the Seller Group:

                    Interim Services Inc.
                    2050 Spectrum Boulevard
                    Fort Lauderdale, FL 33309
                    Attention: John B. Smith
                    Phone (954) 938-7600
                    Fax (954) 938-7780

With a copy to:

                    Bryan Cave LLP
                    1200 Main, Suite 3500
                    Kansas City, MO 64105
                    Attn:  Lorna Wright Haberkern, Esq.
                    Phone:    (816) 374-3209
                    Fax: (816) 374-3300

If to Buyer:

                    Catamaran Acquisition Corp.
                    717 Fifth Avenue, Suite 1100
                    New York, New York 10022
                    Attention: Dana O'Brien
                    Phone: (212) 753-0901
                    Fax: (212) 828-6798

With a copy to:

                    Kirkland & Ellis
                    Citicorp Center
                    153 East 53rd Street
                    New York, New York 10022
                    Attention: Frederick Tanne
                    Phone: (212) 446-4800
                    Fax: (212) 446-4900

Seller or any member of the Seller Group may change the address to which such communications are to be directed to it by giving written notice to Buyer in the manner provided in this Section. Buyer or any member of the Buyer Group may change the address to which such communications are to be directed to it by giving written notice to Seller in the manner provided in this Section.

9.  PROVISIONS APPLICABLE TO NON-U.S. CONTINUED EMPLOYEES.

     (a) As of the Effective Time, each Non-U.S. Continued Employee who is provided with coverage as an active employee under any pension, retirement, medical, dental, disability, severance, life insurance, accident insurance or other retirement or welfare benefit plan, program or policy which is maintained by any member of the Seller Group or which is required by applicable law or regulation in the jurisdictions(s) in which the employee works or resides (i) shall cease to be provided with those coverages, and (ii) shall be provided by the Buyer with employee benefit plan coverages which are, in the reasonable judgment of the Buyer, substantially equivalent to the plan program or policy which is being replaced.

     (b) The Seller Group shall not be liable for medical, dental, disability, life insurance or accident insurance benefits with respect to Non-U.S. Continued Employees, except as provided by the next sentence or as required by applicable law. The Seller Group shall be liable for the payment of such benefits with respect to eligible Non-U.S. Continued Employees, for claims related to services performed, supplies furnished or deaths or disabilities occurring prior to the Effective Time, regardless of whether any such claim had actually then been filed by the Effective Time, in accordance with the terms of the applicable plan, program or policy.

     (c) With respect to each Non-U.S. Continued Employee, Buyer shall continue to apply the vacation, sick leave and leave of absence policies, which are applicable as of the Effective Time, for at least the remainder of the calendar year in which the Closing occurs; so that each Non-U.S. Continued Employee, shall be entitled to use any vacation time, sick leave days or leave of absence, or receive any vacation pay, to which he or she would otherwise be entitled for that calendar year under the vacation, sick leave and leave policies applicable the day before the Effective Time.

     (d) The Buyer Group shall defend, indemnify and hold all members of the Seller Group harmless from and against any claims or liability (including, but not limited to, severance benefits, separation pay or similar entitlements under applicable law or otherwise) arising from the discharge or constructive discharge of any employee of any Transferred Entity which occurs after the Applicable Effective Time.

     9.  MISCELLANEOUS.

     (a) At the request of either party hereto made any time after Applicable Effective Time, the other party shall provide, or cause to be provided, to the requesting party information in their possession that the requesting party deems necessary for it to complete any governmental filing (including, but not limited to, any Internal Revenue Service ("IRS") filing, including IRS W-2 Forms), with respect to each individual who was employed by both parties during the year that includes the Applicable Effective Time.


     (b) This Agreement shall not be assignable by any party hereto without the consent of the other, except that IHI may assign its rights hereunder, in whole or in part, as collateral security to any person providing financing to IHI. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The obligations under this Agreement are conditional upon each respective Closing, the occurrence of which is subject to various conditions set forth in the Stock Purchase Agreement. This Agreement shall become operative if and when each such Closing occurs and shall be null and void with respect to the obligations relating to the Closing and/or the IHNY Closing if the Closing and/or the IHNY Closing, respectively, does not occur for any reason. Nothing contained in this Agreement shall constitute a representation or promise that either party hereto or any related person, will proceed with either Closing, or obligate any party hereto or any related person, to do so.

     (c) This Agreement may be amended, superseded or canceled, and any of the terms hereof may be waived only by a written instrument specifically referring to this Agreement and specifically stating that it amends, supersedes or cancels this Agreement or waives any of its terms, executed by both parties (or, in the case of a waiver, by the party waiving compliance). The failure of either party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later time to enforce such provision. No waiver by either party of any breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of such breach, or waiver of any breach of any other term.

     (d) Nothing in this Agreement shall be deemed to constitute a contract between either of the parties hereto and their respective employees or to be consideration or inducement for the employment of any employee with either of the parties, nor do the parties intend that there shall be any other third-party beneficiary of this Agreement. .

     (e) Nothing in this Agreement shall give any employee the right to be retained in the service of any of the parties hereto or to interfere with the parties' rights to discharge or terminate the service of any employee without regard to the effect such discharge or termination may have on any rights under any employee benefit plan.

     (f) Except as otherwise expressly provided in this Agreement, no provision of this Agreement shall be interpreted or construed in a manner that would prevent either party hereto, in its sole discretion, from discontinuing, suspending or amending any employee benefit plan, severance pay plan or any other plan or program covering employees, in accordance with applicable law.

     (g) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

     (h) This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by any party hereto or any related person that is not set forth in this Agreement, the Stock Purchase Agreement or the other Transaction Documents.

     (i) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                  INTERIM SERVICES INC.

                                                  By:
                                                       --------------------
                                                       Roy G. Krause
                                                       Executive Vice President


                                                  CATAMARAN ACQUISITION CORP.

                                                  By:
                                                       --------------------
                                                       Dana J. O'Brien
                                                       Vice President

                                                                EXHIBIT 2.9(b)

                                INTERIM SERVICES, INC.
                               TAX PROCEDURES AGREEMENT


         THIS AGREEMENT (the "Agreement") is entered into as of September
26, 1997 by and among Interim Services, Inc., a Delaware corporation ("Seller"), on its own behalf and on behalf of the other members of the Seller Group (as defined in Section 1), and Catamaran Acquisition Corp., a Delaware corporation ("Buyer"), on its own behalf and on behalf of the other members of the Buyer Group (as defined in Section 1).


                                     WITNESSETH:


         WHEREAS, Seller and Buyer have entered into the Stock Purchase Agreement dated June 29, 1997 (the "Stock Purchase Agreement") providing for the sale to Buyer of the Healthcare Business; and

         WHEREAS, Section 2.9 of the Stock Purchase Agreement requires the execution and delivery of this Agreement at the Closing; and

         WHEREAS, Seller and Buyer intend that this Agreement shall govern the Tax matters relevant and necessary for the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

         Section 1.     DEFINITIONS

         As used in this Agreement, the following terms have the meanings set forth in this Agreement. Any capitalized terms not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement. All Article and section numbers used in this Agreement refer to Articles and sections of this Agreement, unless otherwise specifically indicated.

         "BUYER GROUP" means, collectively, Buyer and its direct and indirect subsidiaries and, at any time after the respective Closings, the Transferred Entities.

         "CLOSING DATE" means the date that includes the Effective Time.

         "DAMAGES" has the meaning specified in the Stock Purchase Agreement with respect to Section 10 thereof.

         "CONSOLIDATED STATE TAX" means, with respect to each State, any income or franchise Tax payable to any State in which any of the Transferred Entities is or may be liable for such Tax on a consolidated, combined or unitary basis with Seller or any member of the Seller Group.

         "FEDERAL TAX" means any United States Federal net income, environmental, excise, alternative or add-on minimum Tax.

         "IHNY CLOSING DATE" means the date on which the IHNY shares are acquired by Buyer in the event of a Suspended Transfer.

         "INCOME TAXES" means any Tax imposed on or measured by income.

          "OTHER TAXES" means any Tax other than an Income Tax.

         "PARTY" means each of Seller, each member of Seller Group, Buyer and each member of Buyer Group and "Parties" means such entities collectively.

         "POST-CLOSING TAX PERIOD" means any Tax period beginning after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date.

         "PRE-CLOSING INCOME TAX LIABILITY" means any liability arising or resulting from Income Taxes imposed on Seller, the Transferred Entities, the Healthcare Business (including, without limitation, the Healthcare Assets and Healthcare Liabilities) and each corporation included in the Seller Consolidated Group (or any consolidated group of which the Transferred Entities were members) for any Pre-Closing Tax Period or Stub Period.

         "SELLER CONSOLIDATED GROUP" means, with respect to any Taxable Period, the corporations which are members of the affiliated group of corporations of which Seller is the common Parent (within the meaning of Section 1504 of the Code).

         "SELLER GROUP" means Seller, its wholly-owned subsidiaries other than the Transferred Entities and, prior to the respective Closings, the Transferred Entities.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of June 29, 1997, entered into by and among Seller, Buyer and Cornerstone Equity Investors IV, L.P. providing for the sale to Buyer of the Healthcare Business.

         "STUB PERIOD" means the period from December 28, 1996 through and including the Closing Date.

         "STRADDLE PERIOD" means any Tax period that begins on or prior to and ends after the Closing Date.

         "SUBSIDIARY" shall mean any corporation, partnership, joint venture or other entity in which an entity or person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

         "SUSPENSE PERIOD" means, in the event of a Suspended Transfer, the period commencing the day after the Closing Date and ending on the IHNY Closing Date.

         "TAX" OR "TAXES" means any federal, state, local, or foreign income tax (including any alternative or add-on minimum tax) or franchise tax, any sales, use, excise, gross receipts or value added tax, any intangibles tax, any tax resulting from membership in a Tax Group or departure from a Tax Group, any tax on real or personal property, any profits, capital, premium occupational, production, severance, ad valorem, occupancy, stamp, transfer, unemployment insurance, social security, disability, workers' compensation, customs, withholding, or other tax, duty or similar governmental charge or any deposit required to be made with respect thereto, including all interest and penalties thereon and additions thereto.

         "TAX ARBITRATOR" means Deloitte & Touche.

         "TAX GROUP" means any group of entities that pays, or is required to pay, Tax on a consolidated, combined, unitary or similar basis.

         "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TAX SHARING AGREEMENT" shall mean any written agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits, including any agreement with respect to a consolidated, combined or unitary Tax Return which Tax Return includes any of the Transferred Entities.

         "TRANSFERRED COMPANIES" means IHI and IHNY.

         "TRANSFERRED ENTITIES" means the Transferred Companies and the Transferred Subsidiaries.

         "TRANSFERRED SUBSIDIARIES" means Interim Occupational Health, Inc., Interim Assisted Care, Inc., Interim Physicians, Inc., and Interim Assisted Care (Hawaii), Inc., each a wholly-owned subsidiary of Seller.

         Section 2.     SELLER GROUP TAX LIABILITY

              (a) INCOME TAX LIABILITY. Except as provided in Section 5(c), Seller and each member of the Seller Group jointly and severally indemnify Buyer and each member of the Buyer Group (each a "Buyer Indemnitee") against and hold them harmless from (i) any Pre-Closing Income Tax Liability and (ii) all liability for fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any proceeding before any Taxing Authority or any judicial authority with respect to any amount indemnifiable under this
Section 2(a).

              (b) OTHER TAXES. Except as set forth in Section 5(b), Seller shall be responsible for all Other Taxes of the Transferred Entities and the Healthcare Business attributable to any Pre-Closing Tax Period and any Stub Period, but only to the extent that such Other Taxes exceed the Tax reserves and current Tax provisions set forth as current liabilities in respect of such Other Taxes on the March 28, 1997 balance sheet of the Healthcare Business (the "March '97 Balance Sheet").

              (c) RETURN PREPARATION. Except as provided in Section 5(c), Seller shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis and in accordance with Seller Group's past custom and practice
(i) all Tax Returns with respect to the Transferred Entities and the Healthcare Business for all Pre-Closing Tax Periods and (ii) all Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Seller is prepared which includes the operations of the Transferred Entities; PROVIDED that, with respect to any Tax Returns described in clause (ii) of this
Section 2(c), Seller shall permit Buyer Group to review and comment on the portions of each such Tax Return relating to the Transferred Entities. Seller shall pay all Taxes shown on such Tax Returns.

              (d) Seller shall pay to Buyer its liability for any Stub Period Taxes, determined in accordance with sections 2(a) and 2(b), shown on any Straddle Period Tax Return prepared by Buyer in accordance with Section 3 not later than ten (10) days before such Tax Return is due; provided in accordance with section 3(c), Buyer has delivered to Seller a copy of such Tax Return and calculation of Seller's liability for any Stub Period Taxes at least thirty (30) days before such Tax Return is due.

              (e) Seller shall pay to Buyer an amount equal to the incremental Income Taxes paid by the Buyer or any of the Transferred Entities as a result of the disallowance of any deduction under Section 280G of the Code of any payments that any of them is required to make under any contract, plan or arrangement entered into by any of the Transferred Entities before the Effective Time.

         Section 3.     BUYER GROUP TAX LIABILITY

         (a) INCOME TAX LIABILITY. Except as provided in Section 5(c), Buyer and each member of the Buyer Group jointly and severally indemnify Seller and each member of the Seller Group (each a "Seller Indemnitee") against and hold them harmless from, any liability resulting from (i) Income Taxes imposed on the Transferred Entities and the Healthcare Business (including, without limitation, the Healthcare Assets and Healthcare Liabilities) for any Post-Closing Tax Period and (ii) all liability for fees, costs and expenses (including reasonable attorneys' fees) arising out of or incident to any proceeding before any Taxing Authority or any judicial authority with respect to any amount indemnifiable under this Section 3(a).

         (b) OTHER TAXES. Except as set forth in Section 5(b), the Buyer Group shall be responsible for all Other Taxes of the Transferred Entities and the Healthcare Business attributable to (i) any Post-Closing Tax Period or (ii) any other tax period to the extent Seller is not responsible for such Taxes pursuant to section 2(b) of this Agreement.

         (c)  RETURN PREPARATION.  Except as provided in Section 5(c), the
Buyer Group shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns with respect to the Transferred Entities and the Healthcare Business (including, without limitation, the Healthcare Assets and Healthcare Liabilities) for any Post-Closing Tax Period and any Straddle Period; PROVIDED that Buyer Group shall not prepare any Tax Returns with respect to periods for which a consolidated, unitary or combined Income Tax Return of Seller Group which include the operations of the Transferred Entities as provided in Section 2(c) above. In the case of any Tax Return which includes a Straddle Period and for which Seller is responsible for a portion of such Tax, pursuant to Section 2 of this Agreement, Buyer shall provide Seller with a copy of such Tax Return and the basis for the calculation of Seller's portion of any such Tax due thereon at least thirty (30) days before such Tax Return is due. If Seller objects to Buyer's calculation of Seller's portion of such Tax, Seller shall within ten (10) days of receipt of such Tax Return notify Buyer of such objection. The parties shall attempt to resolve such dispute prior to the due date of such Tax Return and if unable to resolve such dispute prior to the due date of such Tax Return, the dispute shall be referred to the Tax Arbitrator, who shall determine Seller's portion of such Tax. Notwithstanding the foregoing, the Tax Return shall be filed by such Tax Return's due date.

         Section 4.     BUYER'S COVENANTS

         (a) With respect to any Pre-Closing Tax Period or Stub Period, Buyer Group covenants that it will not, nor will it permit any of the Transferred Entities to, make or change any Tax election, amend any Tax Return, take any Tax position on any Tax Return or take any new action (including a change in the pricing of related party sales, services, royalties or other payments or allocations subject to Section 482 of the Code) that results in an increased Tax liability (including any increase resulting from a reduction of any Tax credits) in respect of any Pre-Closing Tax Period or Stub Period for which the Seller Group retains liability under Section 2 of this Agreement, except as contemplated by this Agreement or with the express written consent of Seller.

         (b) Buyer agrees that no member of the Seller Group shall be liable for any Damages resulting from any action referred to in Section 4(a) and each member of the Buyer Group, jointly and severally, agrees to indemnify and hold the Seller Indemnitees harmless against any such Damages. Notwithstanding anything contained herein to the contrary, Seller and Buyer hereby agree that the monetary remedy provided by this Section 4(b) shall be the exclusive remedy of the Seller Indemnitees in the event of any breach by any member of the Buyer Group of Section 4(a). Any claim of any member of the Seller Group (other than Seller) under this Section 4 may be made and enforced by Seller on behalf of such member of the Seller Group.

         Section 5.     STRADDLE PERIODS/TRANSFER TAXES/IHNY TAXES

         (a) STRADDLE PERIODS. To the extent permitted by applicable law or administrative practice, the taxable period of each Transferred Entity shall end on and include the Closing Date, and Seller and Buyer shall take any and all actions required under applicable law and administrative practice to effectuate such a result. For purposes of determining liability for Taxes, such Straddle Period shall be treated as two taxable periods, one of which ends on and includes the Closing Date (the Stub Period), and one of which begins on the date following the Closing Date. For purposes of this Agreement, in the case of any Taxes imposed on a periodic basis and payable with respect to a Straddle Period, the portion of such Tax relating to the Stub Period (x) in the case of any Taxes not based upon or related to income or receipts, shall equal an amount which bears the same proportion to the Tax for the entire Taxable Period as the Stub Period bears to the entire Taxable Period and (y) in the case of any Tax based upon or related to income or receipts, be deemed to be the amount which would be payable if the books of the Transferred Entities were closed as of the end of the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Taxable Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Transferred Entities.

         (b) TRANSFER TAXES. As set forth in the Stock Purchase Agreement, Seller and Buyer shall each pay fifty percent (50%) of any excise, sales, use, stamp, stock transfer, documentary, filling, recordation and other similar Taxes imposed directly or indirectly on the Transactions and Seller shall file any Tax Returns required to be filed in connection with such Taxes.

         (c) IHNY TAXES. Notwithstanding any other provision of this Agreement, until such time as Buyer acquires the IHNY Shares pursuant to Section
2.3 of the Stock Purchase Agreement, Buyer Group shall not be liable for any Taxes of IHNY or the filing of any Tax Returns of IHNY and Seller shall, or shall cause IHNY, to timely file all Tax Returns of IHNY and to pay all Taxes of IHNY. If, subsequent to a Suspended Transfer, the IHNY Shares are acquired by Buyer pursuant to Section 2.3 of the Stock Purchase Agreement, the terms of this Agreement shall control with respect to the Taxes of IHNY; provided, however, in respect of the allocation of any IHNY Taxes between the parties, the Closing Date shall be the IHNY Closing Date. If the IHNY Shares are acquired by a third party pursuant to Section 2.4 of the Stock Purchase Agreement, unless otherwise agreed by Buyer and Seller at the time of such transfer, Buyer Group shall not be liable for any Taxes of IHNY.

         Section 6.     SELLER'S COVENANTS

         (a)  With respect to any Post-Closing Period or Straddle Period,
Seller covenants that it will not, nor will it permit any member of Seller Group to, make or change any Tax election, amend any Tax Return, take any Tax position on any Tax Return or take any new action (including a change in the pricing of related party sales, services, royalties, or other payments or allocations subject to Section 482 of the Code) that results in an increased Tax liability (including any increase resulting from a reduction of any Tax credits) in respect of any

Post-Closing Tax Period or Straddle Period for which the Buyer Group has liability under Section 3 of this Agreement, except as contemplated by this Agreement or with the express written consent of Buyer.

         (b) Seller agrees that no member of the Buyer Group shall be liable for any Damages resulting from any action referred to in Section 6(a) and each member of the Seller Group, jointly and severally, agrees to indemnify and hold the Buyer Indemnitees harmless against any such Damages. Notwithstanding anything contained herein to the contrary, Seller and Buyer hereby agree that the monetary remedy provided by this Section 6(b) shall be the exclusive remedy of the Buyer Indemnitees in the event of any breach by any member of the Seller Group of Section 6(a). Any claim of any member of the Buyer Group (other than Buyer) under this Section 6 may be made and enforced by Buyer on behalf of such member of the Buyer Group.

         Section 7.     COOPERATION ON TAX MATTERS; 338(h)(10) ELECTION

         (a) Seller and Buyer shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Transferred Entities and the Healthcare Business as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment for which Seller or Buyer retains liability under this Agreement and for the performance by Seller and Buyer of their respective obligations under this Agreement.
Seller and Buyer shall keep all such information and documents received by them confidential unless otherwise required by law.

         (b) Seller and Buyer agree to retain or cause to be retained all books and records pertinent to the Transferred Entities and the Healthcare Business until the applicable period for assessment of Taxes under applicable law (giving effect to any and all extensions or waivers) had expired, and to abide by and cause the Transferred Entities and each member of the Seller Group and each member of the Buyer Group to abide by all record retention agreements entered into with any Taxing Authority. Seller and Buyer agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested, Seller and Buyer shall allow the requesting party to take possession of such books and records.

         (c) Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings for any Tax purposes and each of Buyer and Seller shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Agreement.

         (d) Buyer and Seller shall (and cause their respective affiliates to) timely sign and deliver such certificates or forms as may be necessary or appropriate to (i) establish an exemption from (or otherwise reduce) value-added Taxes, Taxes described in Section 5(b) of this Agreement or similar Taxes and
(ii) claim a Tax refund.

         (e) Seller and Buyer shall jointly make an election under Section 338(h)(10) of the Code, and any corresponding elections permitted or required under state, local or foreign law (collectively, the Section "338(h)(10) Election") with respect to the Transferred Entities.

         (f) Within sixty (60) days after the Closing Date, Buyer shall determine the "modified aggregate deemed sales price" as defined in Treas. Reg.
Section 1.338(h)(10)-1 (the "MADSAP") and prepare the allocation of the MADSAP in accordance with the requirements of Section 338 of the Code and the Treasury Regulations thereunder. Seller agrees to be bound by the Buyer's determination and allocation provided it is reasonable. Seller shall notify Buyer within thirty (30) days of receiving Buyer's proposed determination and allocation of any objection thereto. The parties shall attempt to resolve the matter for a period of thirty (30) days. If the parties are unable to reach an agreement, the dispute shall be referred to the Tax Arbitrator, who shall determine whether and to what extent Buyer's determination and allocation was unreasonable.

         (g) Seller shall pay all Taxes (including any liability of the Transferred Entities for Tax resulting from the application to it of Treas. Reg.
Section 1.338(h)(10)-1(f)(5)) attributable to the making of the 338(h)(10) Election.

         Section 8.     INDEMNIFICATION PROCEDURES

         (a) All amounts paid under this Agreement shall be characterized for Tax purposes as an adjustment to the purchase price.

         (b) Any claim for indemnification for Damages as a result of a breach of this Agreement shall be made pursuant to and in accordance with the procedures and provisions of Section 10 of the Stock Purchase Agreement, which provisions shall apply thereto; provided, however, the limitations contained in
Section 10.3 of the Stock Purchase Agreement shall not apply with respect to the Parties' claims for indemnification for any Tax liability contained in this Agreement.

         (c) No Party hereto shall have any liability for the payment of any Damages attributable to or resulting from any action taken by the other party, or its affiliates, in contravention of such party's covenants hereunder.

         (d) Additional Tax Procedures. The following provisions are in addition to and supplement the indemnification procedures of Sections 10.5 and
10.6 of the Stock Purchase Agreement with respect to Tax matters. These provisions are not intended to broaden the scope of the indemnification contained in this Agreement or the Stock Purchase Agreement.

              (i) NOTICE OF CLAIMS. If any Tax authority or other third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification (a "Third Party Claim") against the other Party (the "Indemnifying Party") under Sections 2 and 3 of this Agreement, then the Indemnified Party shall promptly provide written notice to the Indemnifying Party setting forth reasonable detail as to such Third

Party Claim (a "Notice of Claim"). It shall be a condition to indemnification hereunder that the Notice of Claim be delivered promptly and be received by the Indemnifying Party prior to the time the Indemnifying Party's ability to contest the Third Party Claim would be materially impaired by such lack of notice or delay. If the Indemnified Party fails to meet the foregoing condition then it shall have waived all rights to indemnification with respect to such Third Party Claim.

              (ii) DEFENSE OF THIRD PARTY CLAIMS.

                    (A) Except as otherwise provided in Section 8(d)(ii)(D), the Indemnifying Party may undertake the defense of a Third Party Claim by notice to the Indemnified Party not later than the earlier of (i) 60 calendar days after receipt by the Indemnifying Party of the Notice of Claim or (ii) 10 calendar days prior to the first required date of response to a Third Party Claim. Failure on the part of the Indemnifying Party to so notify the Indemnified Party that it will undertake such defense shall be deemed to be a waiver of the Indemnifying Party's right to undertake such defense.

                   (B) If the Indemnifying Party undertakes the defense of any Third Party Claim, it shall control the investigation and defense thereof, except that the Indemnifying Party shall not require the Indemnified Party without the Indemnified Party's prior written consent, to take or refrain from taking any action in connection with such Third Party Claim, or make any public statement that it reasonably considers to be against its interest, nor shall the Indemnifying Party, without the prior written consent of the Indemnified Party, consent to any settlement that requires the Indemnified Party to make any payment that is not fully indemnified under this Agreement; and subject to the Indemnifying Party's control rights, the Indemnified Party may participate in such investigation and defense, at its own expense, including, but not limited to, the right to attend (with counsel) all proceedings connected with such Third Party Claim and receive copies of any correspondence received or sent in connection with such Third Party Claim.

                   (C) If the Indemnifying Party does not undertake the defense of a Third Party Claim, then except as otherwise provided in Section 8(d)(ii)(D), the Indemnified Party shall control such investigation and defense and may consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), except that the Indemnified Party shall not require the Indemnifying Party without the Indemnifying Party's prior written consent, to take or refrain from taking any action in connection with such Third Party Claim, or make any public statement that it reasonably considers to be against its interest; and subject to the Indemnified Party's control rights, the Indemnifying Party may participate in such investigation and defense, at its own expense.

                   (D) If there is a material conflict of interest between Seller and Buyer with respect to a Third Party Claim, then neither party shall be entitled to assume the entire defense thereof. In such event Buyer and Seller shall each be entitled to conduct its own investigation and defense, but the parties shall cooperate to conduct such investigation and defense as efficiently as possible. If Seller is required to indemnify Buyer with respect to such Third Party Claim, it shall pay the reasonable attorneys' fees and expenses of one individual or firm representing Buyer with respect thereto. If Buyer is required to indemnify Seller with respect to such Third Party Claim, it shall pay the reasonable attorneys' fees and expenses of one individual or firm representing Seller with respect thereto.

                   (E) Buyer and Seller shall make available to each other, their counsel and other representatives, all information and documents reasonably available to them which relate to any Third Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation and defense thereof.

         Section 9.     REFUNDS

         (a) SELLER GROUP. To the extent requested by Seller and at the sole expense of Seller, Buyer shall as promptly as practicable claim any refunds relating to Taxes for which the Seller Group is responsible under Section 2.
If, after the Effective Time, any member of the Buyer Group receives any refund relating to Taxes for which the Seller Group is responsible under Section 2, Buyer shall promptly transfer, or cause to be transferred, the amount of such refund (net of any reasonable expenses incurred by any member of the Buyer Group in obtaining such refund, including Income Tax liability directly arising from the receipt of such refund, if any) to Seller.

         (b) BUYER GROUP. Subject to Section 5(c), the Buyer Group shall be entitled to receive and retain any refunds of Tax relating to the Transferred Entities and the Healthcare Business with respect to any Post-Closing Tax Period.

         Section 10.    REPRESENTATIONS AND OBLIGATIONS; SURVIVAL.

         (a) Notwithstanding anything to the contrary in this Agreement, and notwithstanding anything to the contrary in the Stock Purchase Agreement, the representations, covenants and obligations of the parties set forth in this Agreement shall be unconditional and absolute and shall remain in effect until the expiration of the applicable statute of limitations.

         (b) TERMINATION OF TAX SHARING AGREEMENTS. Neither Buyer Group nor any Transferred Entity shall have any liability with respect to any agreement or arrangement with respect to the allocation or sharing of Taxes that may have been entered into by Seller or any of its affiliates with any of the Transferred Entities. Seller shall indemnify and hold Buyer Group and any of the Transferred Entities harmless with respect to any obligation under any such agreements.

         Section 11.    GENERAL

         (a) AMENDMENT. This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument specifically referring to this Agreement and specifically stating that it amends, modifies, supersedes or cancels this Agreement or waives any of its terms, executed by all parties (or, in the cause of a waiver, by the party waiving compliance). The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such parties' right at a later time to enforce the same. No waiver by any part of any breach of any term contained in this Agreement in any one or more instances shall be deemed to be or construed as a further or continuing waiver of such breach, or a waiver of any breach of any other term.

         (b) INTERPRETATION. The Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

         (d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

         (e) ASSIGNMENT. This Agreement shall not be assignable by any party hereto without the consent of both Buyer (or its designated agent) and Seller, except as set forth in this Subsection (e). Each party may, at its sole option, assign its rights and delegate its duties under this Agreement to any Subsidiary of such party, whether or not in existence on the date hereof. Buyer may assign this Agreement to any lender as required by any collateral or security agreement of Buyer or Buyer Group, whether or not in existence on the date hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including the Transferred Entities), but no assignment by any part of any of its obligations under this Agreement shall operate to discharge that party from its obligations.

         (f) MERGER. This Agreement shall be construed as if all provisions of the Stock Purchase Agreement not explicitly excluded are included in the Agreement, and the Stock Purchase Agreement shall be construed as if all provisions of the Agreement are included in the Stock Purchase Agreement. Consistent with the foregoing, the provisions of the Agreement and the Stock Purchase Agreement shall be interpreted to constitute a single integrated agreement without duplicative provisions, and, in the event that any provision of the Stock Purchase Agreement conflicts with any provision of this Agreement with respect to Taxes, this Agreement shall be controlling.

         (g) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and sent, delivered, or telecopied to:

                                  Seller:


                                  Interim Services Inc.
                                  2050 Spectrum Boulevard
                                  Fort Lauderdale, FL  33309
                                  Attention:  Raymond Marcy
                                  Phone:  (954) 938-7600
                                  Fax:  (954) 351-8117


                                  with a copy to:



                                  Bryan Cave LLP
                                  1200 Main, Suite 3500
                                  Kansas City, MO 64105
                                  Attention:  Lorna Wright Haberkern, Esq.
                                  Phone:  (816) 374-3209
                                  Fax:  (816) 374-3300


                                  Buyer:


                                  Catamaran Acquisition Corp.
                                  717 Fifth Avenue, Suite 1100
                                  New York, New York  1100
                                  Attention:  Dana O'Brien
                                  Phone:  (212) 753-0901
                                  Fax:  (212) 828-6798


                                  with a copy to:


                                  Kirkland & Ellis
                                  Citicorp Center
                                  153 East 53rd Street
                                  Attention:  Fredrick Tanne
                                  Phone:  (212) 446-4800
                                  Fax:  (212) 446-4900

          All such notices, requests, demands or communications shall be sufficient and effective upon personal delivery, or upon confirmation of the receipt of the applicable telecopy or one Business Day after delivery to a reputable overnight carrier for next Business Day delivery, or three (3) days after the date on which the notice is deposited in the United States mail, registered or certified with return receipt requested and proper postage prepaid.

          IN WITNESS WHEREOF, Seller and Buyer have executed or caused this Agreement to be duly executed as of the date first above written.




                              INTERIM SERVICES, INC.

                              By:
                                     -----------------------------------
                                     Roy G. Krause
                                     Executive Vice President





                              CATAMARAN ACQUISITION CORP.

                              By:
                                     -----------------------------------
                                     Dana J. O'Brien
                                     Vice President

                                                           EXHIBIT 2.9(c)

                            INSURANCE PROCEDURES AGREEMENT


INSURANCE PROCEDURES AGREEMENT dated September 26, 1997 by and between Interim Services Inc. ("Seller") and Catamaran Acquisition Corp. ("Buyer"). All capitalized terms used in this Agreement and not otherwise defined have the respective meanings given such terms in the Stock Purchase Agreement dated June 29, 1997 between Seller and Buyer (the "Purchase Agreement").

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to acquire the Healthcare Business from Seller;

WHEREAS, the Healthcare Business has heretofore been covered under those insurance programs maintained by Seller set forth on Schedule A to this Agreement; and

WHEREAS, the parties hereto wish to set forth the terms and conditions under which the Healthcare Business will continue to be covered under such insurance programs for periods ending on or prior to Effective Time;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.   DEFINITIONS

     (a) "Deductibles" means amounts paid by any member of the Seller Group under deductibles, self-insured retention, retrospectively rated insurance plans and/or reinsurance programs, including but not limited to adjustments to workers' compensation allocations or any other similar arrangement.

     (b) "Seller Insurance Programs" means insurance policies and programs maintained prior to the Effective Time for the Healthcare Business by Seller, excluding Stand-Alone Programs.

     (c) "Stand-Alone Programs" means the insurance policies and programs so designated on Schedule A and any corresponding coverage for prior periods.

2.   TERMINATION OF COVERAGE AS OF THE EFFECTIVE TIME.

     (a) All insurance coverage for the Healthcare Business under Seller Insurance Programs shall terminate as of the Effective Time with respect to insurable events that occur following the Effective Time.

     (b) Business interruption, blanket crime, director and officer, employment practices, fiduciary liability insurance coverages, and any other policies issued on a "claims made" basis, for the Healthcare Business under Seller Insurance Programs shall terminate at the Effective Time with respect to claims made after the Effective Time. Any insurance proceeds under such coverage for claims made prior to the Effective Time shall be retained by the Seller Group. Notwithstanding the foregoing, in the event that employment practices claims made after the Effective Time in connection with events that occurred prior to the Effective Time exceed $450,000, then the amount of any such excess up to a maximum of $700,000 (the "Gap Amount") paid by any member of the Buyer Group will be included for purposes of determining whether Buyer has met the $2,000,000 threshold set forth in Section 10.3(a).

     (c ) Notwithstanding anything to the contrary set forth herein, Seller shall purchase, if available, "prior acts" coverage for such of the officers of the Seller Group who are employed by the Transferred Entities immediately following the Effective Time. Such coverage shall have the same deductible and limits as in effect under the primary policy covering such persons on the Effective Time, and shall remain in effect for a period of three (3) years following the Effective Time

     (d) Seller shall, on behalf of the Transferred Entities, cancel all insurance policies and self insurance arrangements under Seller Insurance Programs covering such Transferred Entities, effective as of the Effective Time with respect to insurable events or occurrences following the Effective Time, except as to any jurisdictions where applicable local law may prohibit such cancellation. In the event that applicable law prevents cancellation of such policies (i) Buyer shall pay any premiums due for periods following the Effective Time, shall be solely responsible for any Deductibles and shall receive the benefits thereunder, and (ii) such coverage shall be canceled as soon as permissible by local law.

     (e) Buyer may continue coverage under the Stand-Alone Programs with respect to insurable events following the Effective Time on such terms as may be agreed upon between Buyer or the Transferred Entities and any third-party insurer, but no member of the Seller Group shall have any liability or obligation with respect thereto. At the request of Buyer, Seller shall cooperate with Buyer in making arrangements with such third-party insurers under the Stand-Alone Programs to continue coverage following the Effective Time at Buyer's expense.

3.   HEALTHCARE BUSINESS COVERAGE PRIOR TO THE EFFECTIVE TIME.

     (a) Except as otherwise provided in this Agreement, the Healthcare Business shall be covered under the Seller Insurance Programs and the Stand-Alone Programs, subject to the terms, conditions and limits thereof and the provisions of applicable law, for insurable events that have occurred prior to the Effective Time, and, with respect to "claims made" policies or programs, claims that are properly made prior to the Effective Time.

     (b) Seller shall be responsible for the payment of all Deductibles and shall be solely entitled to all insurance proceeds with respect to insurable events arising out of or relating to the Healthcare Business and which occur prior to the Effective Time, except for Deductibles or policy proceeds for claims which are covered under "claims made" policies and for which "claims" are not "made" prior to the Effective Time, as finally determined by the respective insurers, and as to which all such Deductibles or policy proceeds, if any, shall be paid by or be for the benefit of the Buyer.

4.   NOTICE OF CLAIMS.

     (a) Buyer shall, and shall cause the other members of the Buyer Group to, give prompt notice to Seller of all claims made by or against the Healthcare Business that are covered by the Seller Insurance Programs pursuant to Section 3 of this Agreement. Upon notice of any such claim, Seller shall notify the appropriate insurance carrier and, in conjunction with such insurance carrier, shall have the right to direct the investigation, negotiation and, if applicable, defense of such claim and, with the consent of Buyer (not to be unreasonably withheld) to settle or otherwise dispose of such claim without the consent or approval of Buyer or any other member of the Buyer Group. The parties shall cooperate with each other with respect to the exchange of records and other information necessary for the reporting, investigation, negotiation and, if applicable, defense of each such claim. Buyer shall, and shall cause each other member of the Buyer Group to, at its or their expense, make its employees available as may be necessary in connection with the investigation or defense of each such claim.

     (b) Seller shall, and shall cause the other members of the Seller Group to, give prompt notice to Buyer of all claims which come to the attention of the Seller Group made by or against the Healthcare Business that relate to events occurring after the Effective Time.

5.   THIRD PARTY CLAIMS.

If the Healthcare Business suffers any loss or damage that is covered by Seller Insurance Programs and that is caused by or arises out of any acts or omissions of a third party and for which Buyer or a member of the Buyer Group receives from Seller's insurers any insurance proceeds (as described in Section 3), then Buyer Group shall pay, or shall cause the Transferred Entities to pay over to Seller any and all such insurance proceeds, and Seller and its insurers shall retain, and Buyer or such member of the Buyer Group shall assign to Seller and its insurers, all rights of recovery against such third party with respect to such claim to the extent such rights of recovery arising from such claim relate to periods covered by such Seller Insurance Programs.

6.   FRANCHISEE INSURANCE.

Buyer acknowledges that (a) Seller has provided insurance coverage under the Seller Insurance Programs to Franchisees at rates comparable to those at which Seller has provided insurance coverage to members of the Seller Group ("Franchisee Insurance"); and (b) Franchisee Insurance shall terminate at the Effective Time and all Franchisees have been so notified. In connection with the Franchisee Insurance, a final audit of any premiums and/or deductibles due to Seller with respect to Franchisee Insurance for periods prior to the Effective Time shall be conducted by Seller. Buyer shall cause IHI to use its reasonable best efforts to assist Seller to collect any premiums and or deductibles that may be due to Seller from Franchisees as indicated by such final audit (it being understood that IHI shall not incur any expenses in connection therewith).

7.   BUYER AS AGENT.

Buyer shall be the sole agent for the Buyer Group and the Transferred Entities in all matters relating to this Agreement, including the resolution of any disputes relating to this Agreement between any member of the Buyer Group or the Transferred Entities and Seller, any other member of the Seller Group or the appropriate insurance carrier. No member of the Buyer Group or the Transferred Entities shall have any authority to represent itself in any such matter or to terminate such agency without the prior written consent of Seller and Buyer.

8.   PREMIUM ADJUSTMENTS.

     (a) Except as otherwise provided in this Agreement, neither Buyer nor any other member of the Buyer Group shall be liable to Seller or any other member of the Seller Group for any premium, charge or assessment with respect to coverage under the Seller Insurance Programs for periods prior to and ending on the Effective Time, nor shall Buyer or any other member of the Buyer Group be entitled to any credit or refund with respect to such coverage. Any liability for any premium, charge or assessment owed by a Transferred Entity directly to any insurance carrier or any right of a Transferred Entity to any credit or refund with respect thereto from an insurance carrier for periods prior to and ending on the Effective Time shall survive the Closing and shall be settled between the Seller and such insurance carrier. Any such premiums, credits or referrals received by the Buyer Group shall be immediately paid over to the Seller.

     (b) Except as otherwise provided in this Agreement, neither Seller nor any other member of the Seller Group shall be liable to Buyer or any other member of the Buyer's Group for any premium, charge or assessment with respect to coverage of the Healthcare Business for periods after the Effective Time, nor shall Seller or any other member of the Seller Group be entitled to any credit or refund with respect to such coverage. Any liability for any premium, charge or assessment owed by a Transferred Entity directly to any insurance carrier or any right of a Transferred Entity to any credit or refund with respect thereto from an insurance carrier shall survive the Closing and shall be settled between the Transferred Entity and such insurance carrier.

     (c) Buyer shall, or shall cause other members of the Buyer Group to, pay all premiums, charges and assessments payable to any insurer or other third party with respect to coverage under the Stand-Alone Programs and Buyer and/or other members of the Buyer Group shall be entitled to any credit or refund from any such insurer or third party. Neither Seller nor any other member of the Seller Group shall be liable to Buyer or any other member of the Buyer Group for any premium, charge or assessment for which the Healthcare Business might otherwise be liable after the Effective Time with respect to coverage under the Stand-Alone Programs, nor shall Seller or any other member of the Seller Group be entitled to any credit or refund from Buyer or any other member of the Buyer Group with respect to such coverage.

9.   SURETY BONDS.

The parties hereto acknowledge that Seller or other members of the Seller Group are obligated to indemnify the sureties under certain performance bonds and other surety instruments ("Bonds") that secure obligations of the Healthcare Business. As promptly as practicable after the Closing, Seller shall cancel all Bonds that are cancelable. Within three months following the Closing, Buyer shall use its commercially reasonable best efforts to obtain, or cause other members of the Buyer Group to obtain, replacements for those Bonds which are not cancelable. Upon obtaining each such replacement Bond, Buyer shall promptly notify Seller and arrange for Seller and all other members of the Seller Group to be released from the Bonds that have been replaced. During the period between the Closing and the date Buyer or any member of the Buyer Group obtains a replacement Bond and release, Buyer shall, or shall cause any member of the Buyer Group to, pay Seller all premiums and other fees charged by the surety to Seller or other members of the Seller Group with respect to the prior Bond for such period. In addition, Buyer shall, and shall cause any member of the Buyer Group to, jointly and severally, indemnify Seller and other members of the Seller Group, and hold each of them harmless, against any and all liabilities, costs, losses or damages (including reasonable attorneys' fees) suffered by Seller and any other member of the Seller Group as a result of any act or omission by Buyer or any member of the Buyer Group after the Closing which requires the surety under a Bond to perform according to its terms.

10.  EFFECTIVENESS.

The obligations of the parties hereto under this Agreement are conditional upon the Closing, the occurrence of which is subject to various conditions set forth in the Purchase Agreement. This Agreement shall become operative if and when the Closing occurs and shall be null and void if the Closing does not occur for any reason. Nothing contained in this Agreement shall constitute a representation or promise that any such party hereto or any related person will proceed with the Closing, or obligate any party or any related person to do so.

11.  NOTICES.

All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and delivered personally or mailed first-class, postage prepaid, registered or certified mail, addressed as follows:

If to Seller or any member of the Seller Group:

Interim Services Inc.
2050 Spectrum Boulevard
Fort Lauderdale, FL 33309
Attention: John B. Smith
Phone (954) 938-7600
Fax (954) 938-7780

With a copy to:     Bryan Cave LLP
                    1200 Main, Suite 3500
                    Kansas City, MO 64105
                    Attn:  Lorna Wright Haberkern, Esq.
                    Phone:    (816) 374-3209
                    Fax: (816) 374-3300

If to Buyer:        Catamaran Acquisition Corp.
                    717 Fifth Avenue, Suite 1100
                    New York, New York 10022
                    Attention: Dana O'Brien
                    Phone: (212) 753-0901
                    Fax: (212) 828-6798

With a copy to:     Kirkland & Ellis
                    Citicorp Center
                    153 East 53rd Street
                    New York, New York 10022
                    Attention: Frederick Tanne
                    Phone: (212) 446-4800
                    Fax: (212) 446-4900

Seller or any member of the Seller Group may change the address to which such communications are to be directed to it by giving written notice to Buyer in the manner provided in this Section. Buyer or any member of the Buyer Group may change the address to which such communications are to be directed to it by giving written notice to Seller in the manner provided in this Section.

12.  GENERAL.

     (a) This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by any party hereto or any related person that is not set forth in this Agreement, the Purchase Agreement or the other Transaction Documents.

     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws provisions thereof that would otherwise require the application of the law of any other jurisdiction.

     (c) This Agreement shall not be assignable by any party hereto without the consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) This Agreement may be amended, superseded or canceled, and any of the provisions hereof may be waived, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement or waives a provision hereof, executed by or on behalf of all parties (or, in the case of a waiver, by or on behalf of the party waiving compliance). Failure of any party to insist upon strict compliance with any of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such compliance in the future, or upon compliance with other terms hereof.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.


IN WITNESS WHEREOF, the parties hereto have executed this instrument on the date first written above.


INTERIM SERVICES INC.



By:
    -------------------------
    Roy G. Krause
    Executive Vice President



CATAMARAN ACQUISITION CORP.


By:
    -------------------------
    Dana  J. O'Brien
    Chairman

                                                              EXHIBIT 2.9(e)

                           TRANSITIONAL SERVICES AGREEMENT

     TRANSITIONAL SERVICES AGREEMENT dated September 26, 1997 by and between Interim Services Inc., a Delaware corporation ("Seller") and Interim Healthcare Inc., a Florida corporation ("IHI").

                                     WITNESSETH:

     WHEREAS, Seller and Catamaran Acquisition Corp., a Delaware Corporation, ("Buyer") have entered into the Stock Purchase Agreement dated June 29, 1997 (the "Purchase Agreement") providing for the sale of the Healthcare Business (as defined in the Purchase Agreement) to Buyer, including, among other things, the sale of all of the issued and outstanding common stock of IHI, a wholly owned subsidiary of Seller (the "Transaction");

     WHEREAS, in connection with the Transaction, Buyer and Seller wish to enter into an arrangement whereby Seller will provide certain services to IHI for a transitional period after the closing of the Transaction in accordance with the terms and conditions of this Transitional Services Agreement ("Services Agreement");

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Services Agreement, the following terms have the meanings set forth in this Section 1. Any capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement. All Article and Section numbers used herein refer to Articles and Sections of this Services Agreement, unless otherwise specified.

     "Atrium Building" means the building located at 2000 Commercial Boulevard, Fort Lauderdale, Florida 33309.

     (b) "Computer Systems" means those computer systems and telecommunications resources, including the use of designated hardware and software, to be provided to IHI pursuant to this Services Agreement, as described on the Schedule of Services.

     (c) "Service Charge" means the amount per month to be charged to IHI for each of the Services provided pursuant to this Services Agreement as set forth on the Schedule of Services.

     (d) "Corporate Service Center" means Seller's corporate headquarters located at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309.

     (e)"Schedule of Services" means the Schedule of Services attached hereto and made a part hereof as Exhibit A that sets forth each of the transitional services to be provided to IHI pursuant to this Services Agreement.

     2. PROVISION OF SERVICES.

        (a) In connection with the operation of the Healthcare Business as continued by IHI after the Closing (the "Continued Business"), IHI shall engage Seller to perform and provide, and Seller shall perform and provide to IHI, the services described on the Schedule of Services (the "Services"). The Services shall be of substantially the same type and quality and at substantially the same relative levels of effort and response time as those that Seller has provided to the Healthcare Business at comparable times and periods during the twelve months immediately preceding the Closing Date. Seller shall make available to IHI the same protection and back-up systems as are available to Seller's own businesses.

     (b) In any instance in which provision of a Service to IHI requires consent of a third party, Seller shall provide such Service only upon receipt of such third party consent. Seller and IHI agree to cooperate in obtaining, and to use reasonable best efforts to obtain, any such consents. Seller shall have no liability whatsoever to IHI in the event that a Service is not provided or is discontinued during the Term due to the absence of any such third party consent.

     (c) By no later than ninety (90) days prior to each anniversary of the Closing Date during the Term (as defined in Section 3), representatives of IHI and Seller shall meet to develop a written forecast of the Services that IHI will request of Seller during the upcoming year.

     (d) Notwithstanding the foregoing, (i) Seller shall not be required to incur any capital expenses in providing Services to IHI, other than expenses related to routine maintenance of systems necessary for the provision of comparable services to Seller for its own businesses, and (ii) nothing herein shall be construed as a representation or warranty by Seller that the Services will be suitable or adequate for the conduct of the Continued Business by IHI.

     3. TERM OF AGREEMENT.

        The term of this Services Agreement (the "Term") shall commence as of the Effective Time and, unless terminated earlier pursuant to Section 7, shall expire twenty-four months thereafter. Buyer may submit a written request to extend the Term with respect to any or all of the Services for an additional one
(1) year period, provided that IHI also requests such an extension for its use of the Allocated Space and Allocated Equipment (as defined in Section 4 below). Any such request must be submitted in writing to Seller by no later than six (6) months prior to the end of the Term and shall be subject to Seller's consent, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be granted if the requested extension interferes in any material way with the growth or expansion needs of Seller (as determined in Seller's sole discretion). Seller shall respond to Buyer's request by no later than forty-five (45) days after receipt thereof.

     (b) Notwithstanding the foregoing, IHI may request an additional one year period with respect to access to the information systems referenced as Items IA
(1), (2), (7), (10), IB and IC in the Schedule of Services, regardless of whether IHI remains in the Allocated Space during such one year period. Seller shall use reasonable best efforts to approve such extension, provided; however, that in no event shall such approval be granted if: (a) the requested access interferes in any material way with any system or program enhancement of Seller, or (b) necessary consents of any third party regarding such access have not been received by Seller. The Service Charge for such extension shall be as mutually agreed to by IHI and Seller upon such request, provided that in no event shall such Service Charge exceed 1/10 of 1% of the revenues of the Healthcare Business for the applicable month.

     (c) In the event that IHI wishes to terminate this Services Agreement after eighteen (18) months, written notice must be provided to Seller at least one hundred and twenty (120) days prior to such termination and IHI shall pay to Seller fifty percent (50%) of the Allocated Space Charge due for the balance of the Term. In the event of a termination by IHI of this Services Agreement prior to eighteen months after the date hereof, IHI shall pay to Seller one hundred percent of the Allocated Space Charge due for the balance of the Term.

     4. USE OF FACILITY.

        (a) During the Term, IHI shall have the use of approximately 29,043 square feet of office space (inclusive of common areas) located at the Corporate Service Center as set forth in Schedule 2, which space shall be dedicated to the Healthcare Business (the "Allocated Space"). The Allocated Space shall include a lobby area, conference room and the use of all office furnishings and office equipment customarily used by the Healthcare Business Continued Employees on the Closing Date (the "Allocated Equipment")

        (b) All costs incurred by Seller in configuring and separating the Allocated Space from the balance of the square footage at the Corporate Service Center shall be reimbursed to Seller by IHI on a dollar-for-dollar basis, provided that Seller shall bear the cost of (i) relocating all employees of IHI from their current workplace at the Corporate Service Center to their new workplace within the Allocated Space, and (ii) furnishing all such workplaces with the appropriate Allocated Equipment.

        (c) IHI shall have the right to approve all final plans for any such areas within the Allocated Space site configuration and separation prior to commencement of any construction; provided that any such approval is not unreasonably withheld or delayed. IHI and Seller shall cooperate and use their respective reasonable best efforts to see that the site configuration and separation is achieved as efficiently and cost effectively as possible.

        (d) IHI shall take good care of the Allocated Space and the Allocated Equipment and shall return same to Seller at the end of the Term in substantially the same condition as when received by IHI, ordinary wear and tear excepted.

        (e) Buyer shall pay to Seller $17.25 per square foot, aggregating approximately $41,749.31 per month, plus sales tax, if applicable, (the "Allocated Space Charge") during the first year of the Term. With respect to the second year of the Term and any additional year of the Term pursuant to
Section 3(b), the Allocated Space Charge shall increase by an amount equal to the increase over the prior year in the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average. The Allocated Space Charge shall be payable monthly in advance on the first day of each month. In the event that the Term commences on a day other than the first day of the month, the Allocated Space Charge shall be prorated on a per diem basis for the first and last months of the Term.

        (f) Seller shall have the right to enter the Allocated Space at reasonable times during normal business hours for the purpose of inspecting, maintaining or making repairs so long as such entry shall occur during reasonable times and with reasonable advance notice to IHI. Notwithstanding the foregoing, IHI and Seller acknowledge and agree that employees of both parties may from time to time pass through their respective areas at the Corporate Service Center in the ordinary course of business.

        (g) IHI shall not make any alterations or additions or improvements (collectively, "Improvements") to the Allocated Space without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. All Improvements shall be made at the sole cost and expense of IHI. Notwithstanding the foregoing, Seller's consent to Improvements may be conditioned, in Seller's sole discretion, upon the written agreement of IHI to remove the Improvements at the end of the Term (or any earlier termination thereof) and to restore the Allocated Space to its original condition at IHI's sole cost and expense. Seller shall provide any such conditioned consent to IHI in writing.

        (h) IHI may not assign or sublet all or any portion of the Allocated Space without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion.

        (i) IHI may affix and maintain signage on the exterior and interior of the Allocated Space, subject to the prior consent and approval of Seller (not to be unreasonably withheld), applicable Governmental Entities and any applicable rules of the office park in which the Corporate Service Center is located.

        (j) If all or any portion of the Allocated Space should become untenantable due to fire or other casualty, Allocated Space Charges shall abate for the period and to the extent that IHI is unable to occupy the Allocated Space and Seller may, at its sole option restore the Allocated Space to its prior condition within a reasonable amount of time thereafter or terminate this Services Agreement, in which case Buyer shall have no further rights or obligations with respect to the Allocated Space.

     5. USE OF COMPUTER SYSTEMS/HOPS PURCHASE OPTION.

        (a) During the Term, IHI shall have access to and use of the Computer Systems in the ordinary course of business and for legitimate business purposes only, subject to the following limitations:

              (i)the Computer Systems may only be used by employees of IHI or other individuals authorized by IHI and approved in advance by Seller (collectively, "Authorized Users");

              (ii)IHI and Authorized Users must comply with all software licenses, copyrights and state and federal laws pertaining to the Computer Systems. IHI shall be responsible for any violations of such licenses, copyrights or laws by an Authorized User;

              (iii)Authorized Users may not install software onto their individual computer or onto the network without the prior written consent of Seller; and

              (iv)without the prior written consent of Seller, the Computer Systems may not be used for the transmission or storage of commercial or personal advertisements, solicitations, promotions, destructive programs (virus and/or self-replicating code) or political use.

              (v)IHI shall be provided with reasonable access to the hard copy files and computer drives of the Seller's legal department in order to obtain and copy such documents for use in connection with the Healthcare Business. After expiration or termination of this Agreement, IHI shall have the right to maintain copies of such documents (both in print and computer format) in the form that they existed as of the date of such expiration or termination, and shall have the right to use or adapt such documents without restriction for use in the Healthcare Business.

        (b) Upon expiration of the Term or any extension thereof, IHI may elect to purchase from Seller the Healthcare On-Premise System ("HOPS"), inclusive of the source code, as such system exists in its then current stage of development, for a purchase price of fifty thousand dollars ($50,000). Seller makes no representation or warranty with respect to any enhancements of HOPS or with respect to the stage of development HOPS will have reached at the time of any such purchase.

     6. UNEMPLOYMENT CLAIMS PROCESSING. Seller shall provide processing services with respect to unemployment claims by IHI employees up to and including January 31, 1998 through the third party vendor currently providing such services to Seller. IHI will be solely responsible for the payment of any Taxes and the filing of any Tax returns or other documents required in connection with any such unemployment claims.

     7. CONTINUED BENEFIT COVERAGE. Employees of IHI shall continue to be covered under those welfare benefit plans of Seller listed on Exhibit B through January 1, 1998 ("Continued

Benefits Coverage"); provided, however, that such Continued Benefits Coverage shall be available only if Seller's insurance providers agree to such continuation. IHI shall pay the actual cost of the premiums charged for the Continued Benefits Coverage.

     8. CHARGES FOR SERVICES. The Service Charge for each of the Services is set forth on the Schedule of Services. In the event that IHI requests any special information systems development projects or other additional services, charges for such projects or services shall be separately negotiated and, once determined, shall be set forth on an amendment to the Schedule of Services.

     9. BILLING AND PAYMENT OF SERVICE CHARGES. Seller shall provide invoices to IHI on or before the fifteenth (15th) day of every calendar month with respect to Services provided during the previous month, which shall be payable to Seller within thirty (30) days after the date of such invoice. Such invoices shall itemize in sufficient detail the Service Charges billed. A per diem adjustment shall be made for any Service rendered for less than a full month on the basis of the actual number of calendar days during which such Service was provided. Payments made after thirty (30) days from the date of an invoice shall bear interest at the rate of 10% per annum.

     10.PARTIAL AND COMPLETE TERMINATION OF SERVICES.

        (a)IHI may terminate any or all Services set forth on the Schedule of Services by written notice delivered to Seller specifying which Service or Services are to be terminated and the requested date of termination ("Termination Date"); such Termination Date shall be at least sixty (60) days after the date of receipt by Seller of such notice of termination.

        (b) This Services Agreement may be terminated in its entirety at any time as follows:

             (i)  by mutual written agreement of Seller and IHI;

             (ii) by IHI pursuant to Section 3(c);

             (iii)at the written election of Seller in the event of a material default by IHI of its obligations hereunder, which material default shall not have been cured within thirty (30) days after receipt of written notice thereof to IHI, or in the event of a breach of a payment obligation, which default shall not have been cured within five (5) business days after written notice thereof has been received by IHI; or

             (iv) at the written election of IHI, in the event of a material default by Seller of its obligations hereunder, which material default shall not have been cured within thirty (30) days after written notice thereof has been given to Seller.

        (c) No termination of this Services Agreement, in whole or in part, shall discharge, affect or otherwise modify in any manner the rights and obligations of Seller and IHI that have accrued or have been incurred prior to such termination, including, without limitation, the obligation of IHI to pay Seller any and all amounts payable hereunder in respect of Services theretofore provided.

     11.FORCE MAJUERE.

        (a) Seller shall not be liable for any failure or delay to perform its obligations hereunder to the extent that such failure or delay is due to circumstances beyond its control, including without limitation acts of God, acts of a public enemy, fires, floods and other natural disasters, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, hurricanes, explosions, damage to its facilities, labor disputes, acts of any governmental body, (whether civil or military, foreign or domestic), including without limitation eminent domain and condemnation proceedings, all perils of the seas and other waters, failure or delay of third parties or governmental bodies from whom a party is obtaining or must obtain rights of way, easements, franchises, permits, utilities, machinery, materials, equipment, transportation, independent contracting, or supplies to grant or deliver the same, or inability to obtain labor, materials, equipment or transportation (each a "Force Majeure Event").

        (b) Seller shall promptly notify IHI of any Force Majeure Event as soon as practicable. If Seller's performance is prevented, delayed or restricted by reason of a Force Majeure Event, then it shall be excused from performance for the period and to the extent of such Force Majeure Event, and IHI's payment obligations in connection therewith shall be suspended during such time period. During the period of such Force Majeure Event, Seller shall not be deemed to be in default under this Services Agreement and IHI shall be permitted to obtain Services from third parties, if available, on a temporary basis for the duration of the period for which Services hereunder are suspended. The Term shall not be extended by the period of any Force Majeure Event.

        (c) Seller (i) shall take all actions reasonable under the circumstances to mitigate the effect of any Force Majeure Event (including the hiring of temporary personnel and/or equipment, if such persons and/or equipment are available upon commercially reasonable rates and terms); however, Seller shall not be required to settle any strikes or other labor disputes, and (ii) any diminution in Services resulting from a Force Majeure Event shall be borne proportionately by IHI and Seller based upon their respective levels of use of Services prior to the Force Majeure Event.

     12.PERMITTED DELAYS. Seller shall not be liable for failure to perform any of its obligations hereunder if any such failure is the result of IHI's failure to promptly provide information or responses to inquiries reasonably necessary for Seller to perform the Services.

     13.INSURANCE; INDEMNIFICATION

        (a)During the Term, IHI shall, at its sole cost and expense, effect and maintain comprehensive general liability insurance on the Healthcare Business in an amount not less than ten million dollars ($10,000,000) combined aggregate limit for bodily injury and property damage, including but not limited to premises liability, fire and water damage liability, blanket contractual liability, and personal injury liability. All such insurance policies shall provide for waiver of subrogation against Seller. Seller shall be designated as an additional insured under all insurance required under this Services Agreement and no such insurance shall be canceled or materially modified upon less than thirty (30) days prior written notice to Seller. Certificates of Insurance evidencing all such insurance shall be provided to Seller.

        (b) IHI shall defend, indemnify and hold Seller, its directors, officers, employees and agents harmless from and against any liability, loss, cost, expense, penalty, fine or damage of any nature whatsoever, including, but not limited to reasonable attorneys' fees, costs and expenses incurred by Seller incident to the preparation for or defense of any claim, investigation or proceeding for injury to persons (including employees, agents and invitees of IHI and Seller) or damage to property, (i) arising out of, resulting from or related to the performance by Seller of any of the Services hereunder, (ii) arising from or relating to IHI's possession, use or the occupancy of the Allocated Space, or (iii) any other matters related to this Services Agreement, except to the extent such liability, loss, cost or damage arises from the willful misconduct or gross negligence of Seller.

        (c) IHI hereby releases Seller, its directors, officers, employees and agents from any liability to IHI (or any person claiming by or through IHI, by way of subrogation or otherwise) for any loss or damage of any nature whatsoever incurred or suffered by IHI arising out of Seller's performance or non-performance of Services, except to the extent any such loss or damage results from the willful misconduct or gross negligence of Seller. In no event shall Seller be liable to IHI or any third party for any special, incidental or consequential damages including, without limitation, lost profits or injury to the goodwill of IHI in connection with this Services Agreement.

     14.STATUS. Seller shall perform all of the Services hereunder as an independent contractor and nothing contained herein shall be construed as constituting Seller as an agent or legal representative of IHI.

     15.NOTICES. Except as otherwise provided herein, any notice or other communication required or given under this Services Agreement shall be given in the same manner as provided in the Purchase Agreement.

     16.ASSIGNMENT. This Services Agreement shall be binding upon and inure to the benefit of the successors of each party hereto, but shall not be assignable by either party without the prior written consent of the other party, except that IHI may assign its rights hereunder, in whole or in part, as collateral security to any person providing financing to IHI.

     17.THIRD PERSONS. This Services Agreement is not intended to, and shall not, create any rights in or confer any rights upon person other than the parties hereto.

     18.GOVERNING LAW. This Services Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding any provisions thereof, which would otherwise require the application of the law of any other jurisdiction.

     19.AMENDMENT. Neither this Services Agreement nor any term hereof shall be amended or modified in any manner except by an instrument in writing which refers to this Services Agreement and is executed by each of the parties hereto.

     20.COUNTERPARTS. This Services Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21.COMPLETE AGREEMENT. This Services Agreement, the Purchase Agreement and the other agreements referred to in the Purchase Agreement set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party relating thereto.

     22.EFFECTIVENESS. The obligations of Seller and IHI under this Services Agreement are conditional upon the Closing, the occurrence of which is subject to various conditions set forth in the Purchase Agreement. This Services Agreement shall become operative if and when the Closing occurs and shall be null and voice if the Closing does not occur for any reason. Nothing in this Services Agreement shall constitute a representation or promise that any party hereto shall proceed with the Closing or obligate any part to do so.

     IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed by their respective authorized officers as of the date first above written.

                                             Interim Services Inc.



                                             By:
                                                --------------------------------
                                             Name: Roy G. Krause
                                             Title: Executive Vice President

                                             Interim Healthcare Inc.



                                             By:
                                                --------------------------------
                                             Name: James H. Booth
                                             Title:  President

                                                             EXHIBIT 2.9(g)

                              IHNY MANAGEMENT AGREEMENT


         This MANAGEMENT AGREEMENT (the "Agreement") is effective as of the 26th day of September, 1997 (the "Effective Date"), by and among Interim Healthcare of New York Inc. ("IHNY"), Interim Healthcare Inc. ("IHI") and Interim Services Inc. ("Services").

                                     WITNESSETH:

         WHEREAS, Catamaran Acquisition Corp. ("Catamaran") and Services have entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Catamaran will purchase the stock of IHI and IHNY; and

         WHEREAS, Catamaran intends to assign its right to purchase the stock of IHNY to IHI; and

         WHEREAS, IHNY, a wholly owned subsidiary of Services, has several licenses in New York to operate home care services agencies and operates at the locations described in SCHEDULE A to this Agreement; and

         WHEREAS, pursuant to N.Y. Comp. Codes R. & Regs. Tit. 10, Section 765-1.13, IHI is in the process of submitting an application to the New York State Department of Health, to acquire Services' interest in IHNY; and

         WHEREAS, IHI (which will be a wholly owned subsidiary of Catamaran following the consummation of the transactions contemplated by the Purchase Agreement) is capable of providing management services in the home care services industry and agrees to provide management services to IHNY pending the Public Health Council's approval of IHI's application to operate IHNY.

         NOW, THEREFORE, in consideration of the covenants and promises contained herein and in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.   DUTIES AND LIMITATIONS.

              a. IHNY hereby appoints IHI as its exclusive manager and, subject to Section 1(b) below, grants IHI all the power and authority necessary to carry out, in the manner deemed best by IHI and IHNY, the management of IHNY. Each party will be and act as an independent contractor and not as the agent, employee or partner of, or joint venture partner with, the other party for any purpose, and neither party, by virtue of this Agreement, shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party.

              b. Notwithstanding Section 1(a) above or any other provisions of this Agreement, IHI's obligations as the exclusive manager of IHNY shall be subject to the following limitations:

                   (i) The Board of Directors of IHNY shall retain ongoing responsibility for IHNY's compliance with all statutory and regulatory requirements.

                   (ii) The responsibilities of the Board of Directors of IHNY are in no way lessened by entering into this Agreement. The Board of Directors of IHNY retains full legal authority over the operation of IHNY. Any powers not delegated specifically to IHI through the provisions of this Agreement shall remain with the Board of Directors of IHNY.

                   (iii) Notwithstanding any other provision of this Agreement, THE BOARD OF DIRECTORS OF IHNY RETAINS: (A) DIRECT INDEPENDENT AUTHORITY TO HIRE OR FIRE THE ADMINISTRATOR OR MANAGER OF IHNY; (B) INDEPENDENT CONTROL OF IHNY'S BOOKS AND RECORDS;
         (C) AUTHORITY OVER THE DISPOSITION OF IHNY'S ASSETS; (D) AUTHORITY TO INCUR LIABILITIES ON BEHALF OF IHNY NOT NORMALLY ASSOCIATED WITH THE DAY-TO-DAY OPERATION OF IHNY; AND (E) AUTHORITY FOR THE INDEPENDENT ADOPTION, AMENDMENT, IMPLEMENTATION AND ENFORCEMENT OF POLICIES AND PROCEDURES REGARDING THE OPERATION OF IHNY AND/OR AFFECTING THE DELIVERY OF HEALTH CARE SERVICES IN ORDER TO ENSURE THE PROVISION OF QUALITY HOME CARE SERVICES AND THAT IHNY IS OPERATED IN COMPLIANCE WITH ALL APPLICABLE STATUTES AND REGULATIONS. For purposes of this
         Section 1(b)(iii)(A)-(D), "IHNY" shall be deemed to include IHNY and/or any of its licensed agencies.

              c. IHI's specific duties as the exclusive manager of IHNY are as follows:

                   (i) Conduct sales, marketing, advertising, and promotion activities;

                   (ii) Administer matters regarding customer service and other public relations matters;

                   (iii) Evaluate the costs associated with the treatment of patients requiring home care services;

                   (iv) Review data (e.g., incidence, prevalence, cost, and outcomes data) associated with the treatment of patients requiring home care services;

                   (v) Advise and assist IHNY regarding third party payment issues;

                   (vi) Assist in the development, implementation, and assurance of compliance with protocols for patients requiring home care services;

                   (vii) Participate in training, continuing education, and other programs designed to disseminate new information regarding home care services;

                   (viii) Furnish, train, manage, supervise, and discipline sufficient personnel who will provide various administrative services, including secretarial support services and billing and collecting services;

                   (ix) Monitor staff workloads and productivity and provide leadership and recommendations to IHNY's administrative and professional staff concerning staff matters;

                   (x) Maintain complete and accurate records concerning the current licensure status of any IHNY staff member who is required by law to be licensed;

                   (xi) Maintain ongoing communication between IHI and IHNY;

                   (xii) Monitor workflows and communication to assist IHNY in ensuring that cases are complete, care is initiated properly, and appropriate communication documentation occurs;

                   (xiii)  Monitor the quality of services provided by IHNY;


                   (xiv) Review and assist IHNY in developing policies and procedures to assist IHNY in ensuring compliance with all pertinent federal, state, and local laws, regulations, and rules, applicable to all aspects of IHNY, including applicable home care services agency standards;

                   (xv) Oversee contractual and inter-agency relationships with other providers;

                   (xvi) Provide accounting and related financial support services (which shall be performed in the name of and on behalf of IHNY), including budgeting; financial record keeping; financial management, consultation, and advice; accounts receivable and accounts payable processing;

                   (xvii) Provide all equipment (including computer hardware and software), furnishings, products, and supplies necessary for IHNY to conduct its business;

                   (xviii) Provide all services related to the maintenance of patient medical records and financial records, including record retrieval services of patients receiving home care services; assist IHNY in ensuring that IHNY's professional personnel make appropriate entries in the patient's medical record regarding services provided to the patient by such personnel; and assist IHNY in ensuring that the strict confidentiality of all patients' medical records is maintained;

                   (xix) Arrange for the provision by a duly licensed insurance company of all necessary insurance coverage for IHNY to conduct its business;

                   (xx) Establish, implement, administer, and manage the preparation and issuance of bills (which are prepared in the name of and on behalf of IHNY) to patients and the collection of accounts and monies owed to IHNY;

                   (xxi) Provide and maintain a management information system, including all equipment and computer hardware and software related thereto; and

                   (xxii) Provide periodic reports, as IHI or IHNY considers appropriate, as to the status and conditions of IHNY's operations.

         2. COMPENSATION. As compensation for IHI's services and all of its obligations under this Agreement, IHNY will accrue and pay to IHI a monthly service charge in accordance with the attached Schedule B, and IHNY shall pay such invoices within fifteen (15) days after receipt thereof. IHI shall submit invoices to IHNY for these expenses showing the costs incurred by IHI in reasonable detail on the last day of each calendar month. Such payments shall be due and payable without regard to IHNY's receipt of payment for home care services from patients and third party payers.

         3. SUBMISSION TO THE NEW YORK STATE DEPARTMENT OF HEALTH. The parties shall submit this Agreement to the New York State Department of Health for approval.

         4.   TERM AND TERMINATION.

              a. This Agreement shall commence as of the date of approval by the New York State Department of Health and shall continue until the earlier of (i) receipt of all regulatory approvals reasonably necessary under New York law with respect to IHI's acquisition of IHNY (the "New York Regulatory Approvals") and the subsequent closing of such acquisition, as set forth in the Purchase Agreement, or (ii) the completion of an orderly transition of IHI's obligations under this Agreement to Services, in the event of a final denial of the New York Regulatory Approvals, which transition shall occur as promptly as reasonably possible, however in no event to exceed sixty (60) days from receipt of such denial.

              b. The parties acknowledge that, notwithstanding Section 4(a) above, IHNY may terminate this Agreement "For Cause" (which is defined below) and discharge IHI and its employees at IHNY upon sixty (60) days prior written notice. In such an event, IHNY shall notify the New York State Department of Health in writing at the time buyer is notified, and IHNY shall provide a plan for the operation of IHNY, subsequent to the termination and discharge, to be submitted with the notification to the New York State Department of Health.

              c. For purposes of this Agreement, "For Cause" for the basis of early termination shall mean:

                   (i) In the event IHI becomes insolvent or a party to any bankruptcy or receivership proceeding or any similar action affecting the business affairs or property of IHI; or

                   (ii) In the event IHI materially fails to perform or comply with the terms and conditions of this Agreement and continues to not perform or comply with the terms and conditions of this Agreement and continues to not perform or comply after notice of such failure to perform and a sixty (60) day period to cure has expired.

         5.   INDEMNIFICATION.

              a. IHNY shall indemnify each of IHI and Services and each of IHI and Services' respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of IHNY") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of IHNY may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by IHNY, or any of its directors, officers, employees, agents and affiliates, other than Services, except (i) in the case of IHI, to the extent that the matter which is the basis of the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by IHI, or any of its directors, officers, employees, agents and affiliates (other than IHNY) and
    (ii) in the case of Services, to the extent that the matter which is the basis of the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by Services, or any of its directors, officers, employees, agents and affiliates (other than IHNY). IHNY will pay the expenses incurred by any such Indemnitee of IHNY in connection with any proceeding in advance of the final disposition, provided that IHNY receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of IHNY did not satisfy the standards set forth herein.

              b. IHI shall indemnify each of IHNY and Services and each of IHNY and Services' respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of IHI") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of IHI may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by IHI, or any of its directors, officers, employees, agents and affiliates, provided the action, or inaction, giving rise to the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by IHI, or any of its directors, officers, employees, agents and affiliates. IHI will pay the expenses incurred by any such Indemnitee of IHI in connection with any proceeding in advance of the final disposition, provided that IHI receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of IHI did not satisfy the standards set forth herein.

              c. Services shall indemnify each of IHI and IHNY and each of IHI and IHNY's respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of Services") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of Services may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by Services, or any of its directors, officers, employees, agents and affiliates, other than IHNY, provided the action, or inaction, giving rise to the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by Services, or any of its directors, officers, employees, agents and affiliates, excluding IHNY. Services will pay the expenses incurred by any such Indemnitee of Services in connection with any proceeding in advance of the final disposition, provided that Services receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of Services did not satisfy the standards set forth herein.

              d. Notwithstanding the foregoing, in the event that Services and/ or IHNY receives any liquidated damages pursuant to Section 2.3 (g) of the Purchase Agreement, any amounts payable by IHI pursuant to this Section 5 shall be reduced dollar-for-dollar to the extent that any such liquidated damages are attributable to the basis for which indemnification by IHI hereunder is due. This Section 5 is intended to provide indemnification among the parties hereto with respect to their respective obligations under this Agreement and not with respect to any relationships that exist between the parties as a result of the Purchase Agreement.

         6. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing (including TELEX and telegraphic communication) and shall be deemed to have been duly given when received if delivered personally, telecommunicated, sent by overnight or second-day courier service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to the following addresses (or to such other addresses as any party may hereafter designate in writing to the other parties):

                   Interim Services Inc.
                   2050 Spectrum Boulevard
                   Fort Lauderdale, FL 33309-3008
                   Att:  John B. Smith, Esq.
                   Fax No.:  (954) 938-7780

                   Interim Healthcare of New York Inc.
                   2050 Spectrum Boulevard
                   Fort Lauderdale, FL 33309-3008
                   Att:  Raphael D. Umansky, Esq.
                   Fax No.:  (954) 938-7780

                   Interim Healthcare Inc.
                   2050 Spectrum Boulevard
                   Fort Lauderdale, Florida 33309-3008
                   Att:  Raphael D. Umansky, Esq.
                   Fax No.:  (954) 938-7780

         7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         8. ASSIGNMENT. IHI may not assign its respective rights and obligations without the prior written approval of: (i) IHNY, except to an affiliated company, which shall have adequate personnel and experience to perform IHI's duties with the same level of competence as IHI; and (ii) the New York State Department of Health. Notwithstanding the foregoing, IHI may assign its rights, but not its obligations, hereunder as collateral security to any person providing financing to IHI.

         9. SEVERABILITY. In the event that any provision or part of any provision of this Agreement shall be determined to be invalid or unenforceable, such determination shall not affect the remaining parts or provisions of this Agreement which shall continue in full force and effect.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the laws which might otherwise be applicable under the principles of conflict of laws.

         11. ENTIRE AGREEMENT. Except for the IHNY Transitional Consultative Agreement between the parties hereto, which shall be superseded by this Agreement upon its effectiveness, this Agreement constitutes the entire agreement by and among the parties related to the subject matter of this Agreement and no modification shall be effective unless made by a supplemental agreement in writing executed by the parties and, as necessary, approved in writing by the New York State Department of Health.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers as of the date first above written.


                             INTERIM HEALTHCARE OF NEW YORK INC.

                             By:
                                  -----------------------------------
                                  Roy G. Krause
                                  Executive Vice President


                             INTERIM HEALTHCARE INC.

                             By:
                                  -----------------------------------
                                  James H. Booth
                                  President


                             INTERIM SERVICES INC.

                             By:
                                  -----------------------------------
                                  Roy G. Krause
                                  Executive Vice President

                                                                EXHIBIT 2.9(h)


                       IHNY TRANSITIONAL CONSULTATIVE AGREEMENT


         This INTERIM CONSULTATIVE AGREEMENT (the "Agreement") is effective as of the 26th day of September, 1997 (the "Effective Date"), by and among Interim Healthcare of New York Inc. ("IHNY"), Interim Healthcare Inc. ("IHI"), and Interim Services Inc. ("Services").

                                     WITNESSETH:

         WHEREAS, contemporaneous with the execution of this Agreement, Catamaran Acquisition Corp. ("Catamaran") and Services have entered into a Stock Purchase Agreement (the "Purchase Agreement"), pursuant to which Catamaran will purchase the stock of IHI and IHNY; and

         WHEREAS, Catamaran intends to assign its right to purchase the stock of IHNY to IHI; and

         WHEREAS, IHNY, a wholly owned subsidiary of Services, has several licenses in New York to operate home care services agencies and operates at the locations described in Schedule A to this Agreement; and

              WHEREAS, pursuant to N.Y. Comp. Codes R. & Regs. Tit. 10, Section 765-1.13, IHI is in the process of submitting an application to the New York State Department of Health, Public Health Council, to acquire Services' interest in IHNY; and

         WHEREAS, IHI (which will be a wholly-owned subsidiary of Catamaran following the consummation of the transactions contemplated by the Purchase Agreement) is capable of providing management services in the home care services industry and agrees to provide management services to IHNY pending the Public Health Council's approval of IHI's application to operate IHNY; and

              WHEREAS, pursuant to N.Y. Comp. Codes R. & Regs. Tit. 10, Section 766-1, IHNY has submitted to the New York State Department of Health a copy of a management agreement (the "Management Agreement") in which IHI has agreed to provide management services to IHNY pending the Public Health Council's approval of IHI's application to operate IHNY; and

         WHEREAS, pending the approval of the Management Agreement by the New York State Department of Health, the parties wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and promises contained herein and in the Stock Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.   DUTIES AND LIMITATIONS.

              a. IHNY hereby appoints IHI as its exclusive consultant whereby IHI shall provide IHNY with consulting services which shall include the following:

                   (i) Consult and assist with sales and marketing activities;

                   (ii) Consult and assist with evaluating the costs associated with the treatment of patients requiring home care services;

                   (iii) Review data (e.g., incidence, prevalence, cost, and outcomes data) associated with the treatment of patients requiring home care services;

                   (iv) Advise and assist IHNY regarding third party payment issues;

                   (v) Furnish personnel to provide various administrative services, including secretarial support services and billing and collecting services;

                   (vi) Consult with IHNY on protocols for patients requiring home care services; and

                   (vii) Participate in training, continuing education, and other programs designed to disseminate new information regarding home care services.

              b. Notwithstanding Section 1(a) above or any other provisions of this Agreement, IHI's obligations as the exclusive consultant of IHNY shall be subject to the following limitations:

                   (i) The Board of Directors of IHNY shall retain ongoing responsibility for IHNY's compliance with all statutory and regulatory requirements;

                   (ii) The responsibilities of the Board of Directors of IHNY are in no way lessened by entering into this Agreement. The Board of Directors of IHNY retains full legal authority over the operation of IHNY. Any powers not delegated specifically to IHI through the provisions of this Agreement shall remain with the Board of Directors of IHNY;

                   (iii)   (A)    The Board of Directors of IHNY retains
              responsibility for the day-to-day operations of IHNY.

                           (B) IHI shall have no authority to hire or fire IHNY personnel.

                      (C) IHNY, and not IHI, shall maintain and control the books and records of IHNY.

                      (D) IHI shall have no authority to dispose of assets or to incur any liability on behalf of IHNY.

                      (E) IHI shall have no authority to adopt or enforce policies regarding the operation of IHNY. For purposes of this
         Section 1(b), "IHNY" shall be deemed to include IHNY and/or any of its licensed agencies.

         2. COMPENSATION. As compensation for IHI's services and all of its obligations under this Agreement, IHNY will accrue and pay to IHI a monthly service charge in accordance with the attached Schedule B, and IHNY shall pay such invoices within fifteen (15) days after receipt thereof. IHI shall submit invoices to IHNY for these expenses showing the costs incurred by IHI in reasonable detail on the last day of each calendar month. Such payments shall be due and payable without regard to IHNY's receipt of payment for home care services from patients and third party payers.

         3. SUBMISSION TO THE NEW YORK STATE DEPARTMENT OF HEALTH. The parties shall submit an application for change of control, a proposed Management Agreement and all necessary supporting documentation to the New York State Department of Health.

         4.   TERM AND TERMINATION.

              a. This Agreement shall become effective on the Effective Date and shall terminate upon the New York State Department of Health approving or disapproving the Management Agreement by and among the parties.

              b. The parties acknowledge that, notwithstanding Section 4(a) above, IHNY may terminate this Agreement "For Cause" (which is defined below) and discharge IHI and its employees at IHNY upon sixty (60) days prior written notice.

              c. For purposes of this Agreement, "For Cause" for the basis of early termination shall mean:

                      (i) In the event IHI becomes insolvent or a party to any bankruptcy or receivership proceeding or any similar action affecting the business affairs or property of IHI; or

                      (ii) In the event IHI materially fails to perform or comply with the terms and conditions of this Agreement and continues to not perform or comply after notice of such failure to perform and a sixty (60) day period to cure has expired.

         5.   INDEMNIFICATION.

              a. IHNY shall indemnify each of IHI and Services and each of IHI and Services' respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of IHNY") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of IHNY may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by IHNY, or any of its directors, officers, employees, agents and affiliates, other than Services, except (i) in the case of IHI, to the extent that the matter which is the basis of the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by IHI, or any of its directors, officers, employees, agents and affiliates (other than IHNY) and
    (ii) in the case of Services, to the extent that the matter which is the basis of the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by Services, or any of its directors, officers, employees, agents and affiliates (other than IHNY). IHNY will pay the expenses incurred by any such Indemnitee of IHNY in connection with any proceeding in advance of the final disposition, provided that IHNY receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of IHNY did not satisfy the standards set forth herein.

              b. IHI shall indemnify each of IHNY and Services and each of IHNY and Services' respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of IHI") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of IHI may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by IHI, or any of its directors, officers, employees, agents and affiliates, provided the action, or inaction, giving rise to the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by IHI, or any of its directors, officers, employees, agents and affiliates. IHI will pay the expenses incurred by any such Indemnitee of IHI in connection with any proceeding in advance of the final disposition, provided that IHI receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of IHI did not satisfy the standards set forth herein.

              c. Services shall indemnify each of IHI and IHNY and each of IHI and IHNY's respective directors, officers, employees, agents and affiliates (collectively "Indemnitees of Services") against any losses, liabilities, damages or expenses (including without limitation, reasonable attorney fees and expenses in connection therewith and amounts paid in settlement thereof) to which any of the Indemnitees of Services may become subject in connection with this Agreement or arising out of, incident to or in any manner occasioned by the performance or nonperformance of any duty or responsibility under this Agreement by Services, or any of its directors, officers, employees, agents and affiliates, other than IHNY, provided the action, or inaction, giving rise to the claim involves negligence, gross negligence, fraud, willful misconduct, willful violation of law or breach of the Agreement by Services, or any of its directors, officers, employees, agents and affiliates, excluding IHNY. Services will pay the expenses incurred by any such Indemnitee of Services in connection with any proceeding in advance of the final disposition, provided that Services receives an undertaking by such person to repay the full amount advanced if there is a final determination that indemnification is not due hereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a pleas of nolo contendere or its equivalent, shall not of itself, create a presumption that any of the Indemnitees of Services did not satisfy the standards set forth herein.

              d. Notwithstanding the foregoing, in the event that Services and/ or IHNY receives any liquidated damages pursuant to Section 2.3 (g) of the Purchase Agreement, any amounts payable by IHI pursuant to this Section 5 shall be reduced dollar-for-dollar to the extent that any such liquidated damages are attributable to the basis for which indemnification by IHI hereunder is due. This Section 5 is intended to provide indemnification among the parties hereto with respect to their respective obligations under this Agreement and not with respect to any relationships that exist between the parties as a result of the Purchase Agreement.

         6. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing (including TELEX and telegraphic communication) and shall be deemed to have been duly given when received if delivered personally, telecommunicated, sent by overnight or second-day courier service, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to the following addresses (or to such other addresses as any party may hereafter designate in writing to the other parties):

                             Interim Services Inc.
                             2050 Spectrum Boulevard
                             Fort Lauderdale, FL 33309-3008
                             Att:  John B. Smith, Esq.
                             Fax No.:  (954) 938-7780

                             Interim Healthcare of New York Inc.
                             2050 Spectrum Boulevard
                             Fort Lauderdale, FL 33309-3008
                             Att:  Raphael D. Umansky, Esq.
                             Fax No.:  (954) 938-7780

                             Interim Healthcare Inc.
                             2050 Spectrum Boulevard
                             Fort Lauderdale, FL 33309-3008
                             Att:  Raphael D. Umansky, Esq.
                             Fax No.:  (954) 938-7780

         7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         8. ASSIGNMENT. IHI may not assign its respective rights and obligations without the prior written consent of IHNY, except to an affiliated company, which shall have adequate personnel and experience to perform IHI's duties with the same level of competence as IHI. Notwithstanding the foregoing, IHI may assign its rights, but not its obligations, hereunder as collateral security to any person providing financing to IHI.

         9. SEVERABILITY. In the event that any provision or part of any provision of this Agreement shall be determined to be invalid or unenforceable, such determination shall not affect the remaining parts or provisions of this Agreement which shall continue in full force and effect.

         10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the laws which might otherwise be applicable under the principles of conflict of laws.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and among the parties related to the subject matter of this Agreement and no modification shall be effective unless made by a supplemental agreement in writing executed by the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers as of the date first above written.


                             INTERIM HEALTHCARE OF NEW YORK INC.

                             By:
                                  -----------------------------------
                                  Roy G. Krause
                                  Executive Vice President


                             INTERIM HEALTHCARE INC.

                             By:
                                  -----------------------------------
                                  James H. Booth
                                  President


                             INTERIM SERVICES INC.

                             By:
                                  -----------------------------------
                                  Roy G. Krause
                                  Executive Vice President

                                                                 EXHIBIT 14.7

       ASSIGNMENT AND ASSUMPTION OF HEALTHCARE NATIONAL ADVERTISING AGREEMENTS


    ASSIGNMENT AND ASSUMPTION OF HEALTHCARE NATIONAL ADVERTISING AGREEMENTS dated September 26, 1997 between INTERIM SERVICES INC., a Delaware corporation ("Interim") and INTERIM HEALTHCARE INC., a Florida corporation ("IHI"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Stock Purchase Agreement, as defined below.

                                       RECITALS

    1. Pursuant to the Stock Purchase Agreement among Interim, Catamaran Acquisition Corp. ("Buyer") and Cornerstone Equity Investors IV, L.P. dated June 29, 1997 (the "Stock Purchase Agreement"), Interim has agreed to sell the Healthcare Business to Buyer by means of a transfer of the stock of IHI and Interim Healthcare of New York (the "Transaction"); and,

    2. In connection with the Transaction, IHI wishes to assume the rights and obligations of Interim under the Healthcare National Advertising Contracts with respect to Interim's National Advertising Program (the "National Advertising Program") and Interim is willing to make such assignment and agree to such continued participation, subject to the terms and conditions set forth below.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Interim hereby assigns to IHI all of Interim's right, title and interest in, to and under the Healthcare National Advertising Contracts, including all of the obligations and the covenants, terms and conditions contained therein, and Interim is hereby released from all further obligations with respect to the Healthcare National Advertising Contracts, except as may be otherwise set forth herein.

    2. IHI hereby accepts such assignment of the Healthcare National
Advertising Contracts, assumes the obligations of Interim thereunder and agrees to observe and perform all of the terms, covenants and conditions to be observed or performed by Interim thereunder with the same force and effect as if IHI had executed the Healthcare National Advertising Contracts as the party originally named therein.

    3. In connection with IHI's administration of the National Advertising Program subsequent to the Effective Time and until the Program expires on December 31, 2004, the parties agree as follows:


         (a) In the event that the aggregate of 1/4 of 1% of all branch sales (IHI branches and Interim branches) does not equal or exceed the aggregate of 1/4 of 1% of all franchisee sales (Franchisees and Interim franchisees), then Interim shall remit to IHI an amount equal to any deficiency to enable IHI to comply with the matching obligations to the Franchisees, as set forth in the Healthcare National Advertising Contracts.

    (b)  The calculation of Interim's contribution required by (a) above
(if any) for any year of the National Advertising Program shall be made by using, in each case, sales during the preceding calendar year of all IHI and Interim branch offices located in the United States and sales by all Franchisees who have a Healthcare National Advertising Contract in effect as of the Effective Time. Any payments required of Interim pursuant to 3(a) above shall be prorated and paid monthly, on or before the fifteenth (15th) day of each month.

    (c) Interim and IHI agree that each of them shall spend substantially all funds collected for their respective National Advertising Programs not later than the end of the year following the year in which such funds are collected. In the event that IHI reduces the amount payable for national advertising by its branches and franchisees (whether by reduction to a percentage less than 1/4 of 1% or by substitution of a fixed amount that would be less than 1/4 of 1% of sales), then Interim shall only be obligated to spend an amount equal to such percentage or fixed amount, and, in the case of any such reduction by IHI, the amount payable by Interim pursuant to
Section 3(a) shall be correspondingly reduced. In the event that Interim reduces the amount payable for national advertising by its branches and franchisees (whether by reduction to a percentage of less than 1/4 of 1% or by substitution of a fixed amount that would be less than 1/4 of 1% of sales) then Interim's obligations under Section 3(a) shall not be reduced.

    (d) All advertising campaigns developed and designed by IHI which utilize any of Interim's tradenames or trademarks or other intellectual property shall be subject to the prior approval of Interim with regard to the proper usage of Interim's trademarks, trade names and other intellectual property, which approval shall not be unreasonably withheld.

Any future form of national advertising agreement entered into by IHI and its Franchisees shall not alter or increase the obligations of Interim under this Agreement.

    4. IHI shall defend, indemnify and hold Interim, its directors, officers, employees and agents harmless from and against any Damages (as defined in the Section 1.19 of the Stock Purchase Agreement for purposes of Section 10 thereof)
(i) arising out of, resulting from or related to the continued participation of IHI in the National Program, (ii) the performance by Interim of any of its obligations with respect to the Healthcare National Advertising Contracts and/or the National Program, other than with respect to the performance of Interim's obligations set forth in Section 3(a)

    5. This Agreement (a) contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto; (b) shall not be assignable by either party without the prior written consent of the other party, and any purported assignment by any party without the prior written consent of the other party shall be void; (c) may be amended or modified, or any term or condition hereof waived, only by a written instrument specifying the amendment, modification or waiver and signed by the parties; and (d) shall be governed by and construed in accordance with the laws of the State of Delaware, except for any principles of conflict of laws that would otherwise require the application of the law of another jurisdiction.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTERIM SERVICES INC.                       INTERIM HEALTHCARE INC.

By:                                         By:
   -------------------------                   --------------------------
   Roy G. Krause                               James H. Booth
   Executive Vice President                    President


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